                                                                    Exhibit 4.36

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                                CREDIT AGREEMENT

                                  BY AND AMONG

                               BAIRNCO CORPORATION

                                    AS PARENT

             CERTAIN OF ITS SUBSIDIARIES THAT ARE SIGNATORIES HERETO

                                  AS BORROWERS,

                     THE LENDERS THAT ARE SIGNATORIES HERETO

                                 AS THE LENDERS,

                                       AND

                           WELLS FARGO FOOTHILL, INC.

                    AS THE ARRANGER AND ADMINISTRATIVE AGENT

                            DATED AS OF JULY 17, 2007

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                                CREDIT AGREEMENT

            THIS CREDIT AGREEMENT (this "AGREEMENT"), is entered into as of July
17, 2007,  by and among the lenders  identified  on the  signature  pages hereof
(such lenders,  together with their respective successors and permitted assigns, are referred to hereinafter each  individually as a "Lender" and collectively as the "LENDERS"),  WELLS FARGO FOOTHILL,  INC., a California  corporation,  as the arranger and  administrative  agent for the Lenders (in such capacity,  together with its successors and assigns in such capacity, "AGENT"), BAIRNCO CORPORATION, a Delaware corporation ("PARENT"),  and each of Parent's Subsidiaries identified on the signature pages hereof as a Borrower (such  Subsidiaries  are referred to
hereinafter   each   individually  as  a  "BORROWER",   and   individually   and
collectively, jointly and severally, as the "BORROWERS").

            The parties agree as follows:

1.    DEFINITIONS AND CONSTRUCTION.

      1.1   DEFINITIONS. Capitalized terms used in this Agreement shall have the meanings specified therefor on SCHEDULE 1.1.

      1.2   ACCOUNTING  TERMS.  All accounting  terms not  specifically  defined herein shall be construed in accordance  with GAAP.  When used herein,  the term
"financial  statements" shall include the notes and schedules thereto.  Whenever the term  "Borrowers"  or the term  "Parent"  is used in respect of a  financial covenant or a related definition,  it shall be understood to mean Parent and its
Subsidiaries  on a  consolidated  basis,  unless the  context  clearly  requires otherwise.

      1.3   CODE.  Any terms used in this Agreement that are defined in the Code shall be construed and defined as set forth in the Code unless otherwise defined herein;  PROVIDED,  HOWEVER,  that to the extent that the Code is used to define any term herein and such term is defined  differently  in different  Articles of the Code,  the  definition of such term contained in Article 9 of the Code shall govern.

      1.4   CONSTRUCTION. Unless the context of this Agreement or any other Loan
Document  clearly  requires  otherwise,  references  to the plural  include  the singular,  references to the singular  include the plural,  the terms "includes"
and "including" are not limiting,  and the term "or" has, except where otherwise indicated,  the inclusive meaning  represented by the phrase "and/or." The words
"hereof," "herein,"  "hereby,"  "hereunder," and similar terms in this Agreement or any other Loan Document  refer to this Agreement or such other Loan Document, as the case  may be,  as a whole  and not to any  particular  provision  of this
Agreement or such other Loan Document, as the case may be. Section,  subsection, clause,  schedule,  and exhibit  references  herein are to this Agreement unless otherwise  specified.  Any  reference  in this  Agreement  or in any other  Loan
Document  to  any   agreement,   instrument,   or  document  shall  include  all
alterations,   amendments,   changes,   extensions,   modifications,   renewals,
replacements,  substitutions, joinders, and supplements, thereto and thereof, as applicable  (subject  to  any  restrictions  on  such  alterations,  amendments,
changes,  extensions,  modifications,  renewals,  replacements,   substitutions,
joinders,  and  supplements  set  forth  herein).   References  to  statutes  or
regulations  are to be construed  as  including  all  statutory  and  regulatory provisions consolidating,  amending,  supplementing,  interpreting, or replacing the  statute or  regulation  referred  to,  and,  to the  extent the  context so requires,  any  equivalent,  similar or comparable  statute or regulation in any applicable  jurisdiction.  Any reference herein or in any other Loan Document to the  satisfaction  or  repayment  in  full of the  Obligations  shall  mean  the repayment  in  full in cash  (or,  in the  case of  Letters  of  Credit  or Bank
Products, the cash collateralization or support by a standby letter of credit in accordance  with the terms  hereof) of all  Obligations  other  than  unasserted
contingent   indemnification   Obligations  and  other  than  any  Bank  Product
Obligations  that,  at such time,  are allowed by the  applicable  Bank  Product
Provider to remain  outstanding  and that are not required by the  provisions of this Agreement to be repaid or cash collateralized.  Any reference herein to any
Person shall be construed to include such Person's  successors and assigns.  Any requirement of a writing contained herein or in any other Loan Document shall be satisfied by the  transmission of a Record and any Record  transmitted  shall be treated and have the same effect as if such Record was furnished in writing.  An
Event of Default,  if one occurs,  shall "exist",  "continue" or "be continuing"
until such  Event of Default  has been  waived in  writing  in  accordance  with
SECTION 14.1.

      1.5   PROVINCE  OF  QUEBEC.  With  respect  to real or  tangible  personal property  located in the  Province  of Quebec,  (a) the terms  "real  property",
"personal property" and "real and personal property" and words of similar import shall be deemed to also refer to "immovable  property",  "movable  property" and
"immovable and movable  property".  The terms  "tangible" and  "intangible"  and words of  similar  import  shall be  deemed  to also  refer to  "corporeal"  and
"incorporeal".

      1.6   SCHEDULES AND EXHIBITS.  All of the schedules and exhibits  attached to this Agreement shall be deemed incorporated herein by reference.

2.    LOAN AND TERMS OF PAYMENT.

      2.1   REVOLVER ADVANCES.

            (a)   Subject to the terms and  conditions  of this  Agreement,  and during the term of this Agreement, each Lender with a Revolver Commitment agrees
(severally,  not jointly or jointly and severally) to make advances ("ADVANCES")
to  Borrowers  in an  amount  at any one time  outstanding  not to  exceed  such
Lender's  Pro Rata  Share of an amount  equal TO THE  LESSER OF (i) the  Maximum
Revolver  Amount  LESS the  Letter of Credit  Usage at such  time,  and (ii) the
Borrowing Base at such time LESS the Letter of Credit Usage at such time.

            (b)   Anything to the contrary in this SECTION 2.1  notwithstanding,
Agent shall have the right to establish  reserves  against the Borrowing Base in such  amounts,  and with  respect  to such  matters,  as Agent in its  Permitted
Discretion shall deem necessary or appropriate,  including reserves with respect to (i) sums that Borrowers or their  Subsidiaries  are required to pay under any
Section  of  this   Agreement  or  any  other  Loan  Document  (such  as  taxes, assessments,  insurance  premiums,  or, in the case of leased  assets,  rents or other  amounts  payable  under such leases) and have failed to pay when due, and
(ii)  amounts  owing by  Borrowers  or their  Subsidiaries  to any Person to the extent secured by a Lien on, or trust over, any of the Collateral  (other than a
Permitted  Lien),  which Lien or trust,  in the  Permitted  Discretion  of Agent likely  would have a priority  superior to the  Agent's  Liens (such as Liens or trusts in favor of landlords,  warehousemen,  carriers, mechanics,  materialmen, laborers,  or suppliers,  or Liens or trusts for AD VALOREM,  excise,  sales, or other taxes where given  priority under  applicable  law) in and to such item of the  Collateral.  The amount of the  reserve  established  by Agent shall bear a reasonable  relationship  to the  events  which are the basis for such  reserve.
Agent shall give Borrowers notice of any reserves  established  pursuant to this
Section 2.1(b), setting forth the basis and amount of such reserves.

            (c)   Amounts  borrowed  pursuant to this  SECTION 2.1 may be repaid and,  subject to the terms and conditions of this  Agreement,  reborrowed at any time during the term of this Agreement.  The outstanding principal amount of the
Advances,  together with interest accrued  thereon,  shall be due and payable on the Maturity Date or, if earlier, on the date on which they are declared due and payable pursuant to the terms of this Agreement.

      2.2   TERM LOAN. Subject to the terms and conditions of this Agreement, on the Closing Date each Lender with a Term Loan Commitment agrees (severally,  not jointly or jointly and  severally) to make term loans  (collectively,  the "TERM
LOAN") to Borrowers  in an amount  equal to such  Lender's Pro Rata Share of the
Term  Loan  Amount.  The  principal  of the Term  Loan  shall be  repaid  on the following dates and in the following amounts:

      ============================================================
                Date                   Installment Amount
      ============================================================
          September 1, 2007                 $233,333
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           October 1, 2007                  $233,333
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          November 1, 2007                  $233,333
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          December 1, 2007                  $233,333
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           January 1, 2008                  $233,333
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          February 1, 2008                  $233,333
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            March 1, 2008                   $233,333
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            April 1, 2008                   $233,333
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             May 1, 2008                    $233,333
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            June 1, 2008                    $233,333
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            July 1, 2008                    $233,333
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           August 1, 2008                   $233,333
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          September 1, 2008                 $233,333
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           October 1, 2008                  $233,333
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          November 1, 2008                  $233,333
      ------------------------------------------------------------
          December 1, 2008                  $233,333
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           January 1, 2009                  $233,333
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          February 1, 2009                  $233,333
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            March 1, 2009                   $233,333
      ------------------------------------------------------------
            April 1, 2009                   $233,333
      ------------------------------------------------------------
             May 1, 2009                    $233,333
      ------------------------------------------------------------
            June 1, 2009                    $233,333
      ------------------------------------------------------------
            July 1, 2009                    $233,333
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           August 1, 2009                   $233,333
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          September 1, 2009                 $233,333
      ------------------------------------------------------------
           October 1, 2009                  $233,333
      ------------------------------------------------------------
          November 1, 2009                  $233,333
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          December 1, 2009                  $233,333
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           January 1, 2010                  $233,333
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          February 1, 2010                  $233,333
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            March 1, 2010                   $233,333
      ------------------------------------------------------------
            April 1, 2010                   $233,333
      ------------------------------------------------------------
             May 1, 2010                    $233,333
      ------------------------------------------------------------
            June 1, 2010                    $233,333
      ------------------------------------------------------------
            July 1, 2010                    $233,333
      ------------------------------------------------------------
           August 1, 2010                   $233,333
      ------------------------------------------------------------
          September 1, 2010                 $233,333
      ------------------------------------------------------------
           October 1, 2010                  $233,333
      ------------------------------------------------------------
          November 1, 2010                  $233,333
      ------------------------------------------------------------
          December 1, 2010                  $233,333
      ------------------------------------------------------------
           January 1, 2011                  $233,333
      ------------------------------------------------------------
          February 1, 2011                  $233,333
      ------------------------------------------------------------
            March 1, 2011                   $233,333
      ------------------------------------------------------------
            April 1, 2011                   $233,333
      ------------------------------------------------------------
             May 1, 2011                    $233,333
      ------------------------------------------------------------
            June 1, 2011                    $233,333
      ------------------------------------------------------------
            July 1, 2011                    $233,333
      ------------------------------------------------------------

      ------------------------------------------------------------
           August 1, 2011                   $233,333
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          September 1, 2011                 $233,333
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           October 1, 2011                  $233,333
      ------------------------------------------------------------
          November 1, 2011                  $233,333
      ------------------------------------------------------------
          December 1, 2011                  $233,333
      ------------------------------------------------------------
           January 1, 2012                  $233,333
      ------------------------------------------------------------
          February 1, 2012                  $233,333
      ------------------------------------------------------------
            March 1, 2012                   $233,333
      ------------------------------------------------------------
            April 1, 2012                   $233,333
      ------------------------------------------------------------
             May 1, 2012                    $233,333
      ------------------------------------------------------------
            June 1, 2012                    $233,333
      ------------------------------------------------------------
            July 1, 2012                    $233,333
      ============================================================

The outstanding  unpaid principal balance and all accrued and unpaid interest on the Term Loan shall be due and payable on the earliest of (i) the Maturity Date,
(ii) the date of the  acceleration of the Term Loan in accordance with the terms hereof,  and (iii) the date of termination of this Agreement pursuant to SECTION
8.1(C).  All principal of,  interest on, and other amounts payable in respect of the Term Loan shall constitute Obligations.

      2.3   BORROWING PROCEDURES AND SETTLEMENTS.

            (a)   PROCEDURE FOR BORROWING.  Each  Borrowing  shall be made by an irrevocable  written request by an Authorized  Person delivered to Agent. To the extent a Swing Loan is being made pursuant to SECTION 2.3(B) below,  such notice must be  received  by Agent no later than 10:00  a.m.  (California  time) on the
Business Day that is the  requested  Funding Date  specifying  (i) the amount of such Borrowing,  and (ii) the requested  Funding Date, which shall be a Business
Day;  PROVIDED,  HOWEVER,  that if Swing Lender is not obligated to make a Swing
Loan as to a requested Borrowing, such notice must be received by Agent no later than 10:00 a.m.  (California time) on the Business Day prior to the date that is the  requested  Funding  Date. At Agent's  election,  in lieu of delivering  the above-described written request, any Authorized Person may give Agent telephonic notice of such request by the required  time. In such  circumstances,  Borrowers agree that any such  telephonic  notice will be confirmed  in writing  within 24 hours of the giving of such telephonic  notice,  but the failure to provide such written confirmation shall not affect the validity of the request.

            (b)   MAKING OF SWING LOANS. In the case of a request for an Advance and so long as either  (i) the  aggregate  amount of Swing  Loans made since the last  Settlement  Date,  minus the amount of Collections or payments  applied to
Swing Loans since the last  Settlement  Date,  plus the amount of the  requested
Advance  does  not  exceed  $3,500,000,  or  (ii)  Swing  Lender,  in  its  sole discretion,  shall  agree to make a Swing  Loan  notwithstanding  the  foregoing limitation,  Swing Lender shall make an Advance in the amount of such  Borrowing
(any such Advance made solely by Swing  Lender  pursuant to this SECTION  2.3(B)
being  referred  to as a  "SWING  LOAN"  and such  Advances  being  referred  to collectively  as "SWING  LOANS")  available  to  Borrowers  on the Funding  Date applicable  thereto by  transferring  immediately  available funds to Borrowers'
Designated  Account.  Each Swing Loan shall be deemed to be an Advance hereunder and  shall be  subject  to all the  terms  and  conditions  applicable  to other
Advances,  except that all  payments on any Swing Loan shall be payable to Swing
Lender  solely  for  its own  account.  Subject  to the  provisions  of  SECTION
2.3(D)(II),  Swing  Lender shall not make and shall not be obligated to make any
Swing  Loan if Swing  Lender has  actual  knowledge  that (i) one or more of the applicable  conditions precedent set forth in SECTION 3 will not be satisfied on the requested Funding Date for the applicable  Borrowing,  or (ii) the requested
Borrowing would exceed the Availability on such Funding Date. Swing Lender shall not  otherwise  be  required to  determine  whether  the  applicable  conditions precedent  set forth in  SECTION  3 have  been  satisfied  on the  Funding  Date applicable  thereto  prior to making any Swing  Loan.  The Swing  Loans shall be secured  by the  Agent's  Liens,  constitute  Obligations  hereunder,  and  bear interest at the rate applicable from time to time to Advances that are Base Rate
Loans.

            (c)   MAKING OF LOANS.

                  (i)   In the event that Swing Lender is not  obligated to make
a Swing Loan, then promptly after receipt of a request for a Borrowing  pursuant to SECTION  2.3(A),  Agent shall  notify the  Lenders,  not later than 1:00 p.m.
(California  time) on the Business Day  immediately  preceding  the Funding Date
applicable   thereto,  by  telecopy,   telephone,   or  other  similar  form  of
transmission,  of the requested Borrowing.  Each Lender shall make the amount of such  Lender's Pro Rata Share of the requested  Borrowing  available to Agent in immediately  available  funds,  to  Agent's  Account,  not later than 10:00 a.m.
(California time) on the Funding Date applicable thereto.  After Agent's receipt of the  proceeds  of such  Advances,  Agent  shall  make  the  proceeds  thereof
available  to  Administrative   Borrower  on  the  applicable  Funding  Date  by
transferring  immediately  available  funds equal to such  proceeds  received by
Agent to Administrative Borrower's Designated Account; PROVIDED,  HOWEVER, that, subject to the  provisions  of SECTION  2.3(D)(II),  Agent shall not request any
Lender to make,  and no Lender shall have the obligation to make, any Advance if
Agent  shall  have  actual  knowledge  that  (1) one or  more of the  applicable conditions  precedent  set  forth  in  SECTION  3 will not be  satisfied  on the requested  Funding Date for the applicable  Borrowing  unless such condition has been waived,  or (2) the requested  Borrowing  would exceed the  Availability on such Funding Date.

                  (ii)  Unless Agent receives notice from a Lender prior to 9:00
a.m.  (California  time) on the date of a  Borrowing,  that such Lender will not make  available  as and when  required  hereunder  to Agent for the  account  of
Borrowers the amount of that Lender's Pro Rata Share of the Borrowing, Agent may assume that each Lender has made or will make such amount  available to Agent in immediately  available funds on the Funding Date and Agent may (but shall not be so required),  in reliance upon such assumption,  make available to Borrowers on such date a corresponding amount. If and to the extent any Lender shall not have made its full amount available to Agent in immediately available funds and Agent in such  circumstances has made available to Borrowers such amount,  that Lender shall on the Business Day following such Funding Date make such amount available to Agent,  together  with  interest at the  Defaulting  Lender Rate for each day during such  period.  A notice  submitted by Agent to any Lender with respect to amounts owing under this subsection shall be conclusive,  absent manifest error.
If such amount is so made available, such payment to Agent shall constitute such
Lender's Advance on the date of Borrowing for all purposes of this Agreement. If such amount is not made  available to Agent on the Business  Day  following  the
Funding Date, Agent will notify Administrative  Borrower of such failure to fund and, upon demand by Agent,  Borrowers shall pay such amount to Agent for Agent's account,  together with interest  thereon for each day elapsed since the date of such Borrowing, at a rate per annum equal to the interest rate applicable at the time to the Advances composing such Borrowing. The failure of any Lender to make any  Advance on any  Funding  Date  shall not  relieve  any other  Lender of any obligation  hereunder  to make an Advance on such  Funding  Date,  but no Lender shall be responsible  for the failure of any other Lender to make the Advance to be made by such other Lender on any Funding Date.

                  (iii) Agent shall not be obligated to transfer to a Defaulting
Lender any  payments  made by  Borrowers  to Agent for the  Defaulting  Lender's benefit,  and, in the absence of such transfer to the Defaulting  Lender,  Agent shall transfer any such payments to each other  non-Defaulting  Lender member of the Lender Group ratably in accordance with their  Commitments  (but only to the extent that such Defaulting  Lender's Advance was funded by the other members of the Lender  Group)  or, if so  directed  by  Administrative  Borrower  and if no
Default or Event of Default had  occurred and is  continuing  (and to the extent such  Defaulting  Lender's  Advance was not funded by the Lender Group),  retain same to be  re-advanced  to  Borrowers  as if such  Defaulting  Lender  had made
Advances  to  Borrowers.  Subject to the  foregoing,  Agent may hold and, in its
Permitted  Discretion,  re-lend to Borrowers for the account of such  Defaulting
Lender the amount of all such  payments  received  and retained by Agent for the account  of such  Defaulting  Lender.  Solely  for the  purposes  of  voting  or consenting to matters with respect to the Loan Documents, such Defaulting Lender shall be deemed  not to be a  "Lender"  and such  Lender's  Commitment  shall be deemed to be zero.  This  Section  shall remain  effective  with respect to such

Lender until (x) the  Obligations  under this Agreement shall have been declared or  shall  have  become  immediately  due and  payable,  (y) the  non-Defaulting
Lenders,  Agent, and  Administrative  Borrower shall have waived such Defaulting
Lender's  default in writing,  or (z) the  Defaulting  Lender makes its Pro Rata
Share  of the  applicable  Advance  and  pays to  Agent  all  amounts  owing  by
Defaulting Lender in respect thereof. The operation of this Section shall not be construed  to increase or  otherwise  affect the  Commitment  of any Lender,  to relieve or excuse the performance by such Defaulting  Lender or any other Lender of its duties and obligations hereunder, or to relieve or excuse the performance by  Borrowers  of their  duties  and  obligations  hereunder  to Agent or to the
Lenders  other  than such  Defaulting  Lender.  Any such  failure to fund by any
Defaulting  Lender shall constitute a material breach by such Defaulting  Lender of this Agreement and shall entitle Administrative  Borrower at its option, upon written  notice to Agent,  to  arrange  for a  substitute  Lender to assume  the
Commitment of such Defaulting Lender, such substitute Lender to be acceptable to
Agent.  In connection  with the  arrangement  of such a substitute  Lender,  the
Defaulting  Lender shall have no right to refuse to be replaced  hereunder,  and agrees to execute and deliver a completed  form of Assignment  and Acceptance in favor of the  substitute  Lender  (and  agrees  that it shall be  deemed to have executed and delivered such document if it fails to do so) subject only to being repaid  its  share of the  outstanding  Obligations  (other  than  Bank  Product
Obligations,  but  including  an  assumption  of its Pro Rata  Share of the Risk
Participation  Liability) without any premium or penalty of any kind whatsoever;
provided however,  that any such assumption of the Commitment of such Defaulting
Lender shall not be deemed to  constitute a waiver of any of the Lender  Groups'
or Borrowers'  rights or remedies against any such Defaulting Lender arising out of or in relation to such failure to fund.

            (d)   PROTECTIVE ADVANCES AND OPTIONAL OVERADVANCES.

                  (i)   Agent hereby is authorized by Borrowers and the Lenders,
from time to time in  Agent's  sole  discretion,  (A) after the  occurrence  and during the  continuance of a Default or an Event of Default,  or (B) at any time that any of the other applicable conditions precedent set forth in SECTION 3 are not  satisfied,  to make  Advances to  Borrowers  on behalf of the Lenders  that
Agent, in its Permitted  Discretion deems necessary or desirable (1) to preserve or protect the Collateral, or any portion thereof, (2) to enhance the likelihood of repayment of the Obligations  (other than the Bank Product  Obligations),  or
(3) to pay any other amount  chargeable  to  Borrowers  pursuant to the terms of this  Agreement,  including  Lender  Group  Expenses  and the costs,  fees,  and expenses  described in SECTION 9 (any of the Advances  described in this SECTION
2.3(D)(I) shall be referred to as "PROTECTIVE ADVANCES").

                  (ii)  Any    contrary     provision    of    this    Agreement
notwithstanding,  the  Lenders  hereby  authorize  Agent  or  Swing  Lender,  as applicable,  and either Agent or Swing Lender,  as  applicable,  may, but is not obligated to, knowingly and intentionally,  continue to make Advances (including
Swing Loans) to Borrowers  notwithstanding that an Overadvance exists or thereby would be  created,  so long as (A) after  giving  effect to such  Advances,  the outstanding  Revolver  Usage  does not exceed  the  Borrowing  Base by more than
$5,000,000,  and (B) after  giving  effect  to such  Advances,  the  outstanding
Revolver Usage (except for and excluding amounts charged to the Loan Account for interest,  fees, or Lender Group Expenses) does not exceed the Maximum  Revolver
Amount.  In the event Agent obtains  actual  knowledge  that the Revolver  Usage
exceeds  the  amounts  permitted  by  the  immediately   foregoing   provisions,
regardless of the amount of, or reason for, such excess,  Agent shall notify the
Lenders as soon as  practicable  (and  prior to making  any (or any  additional)
intentional  Overadvances  (except for and excluding amounts charged to the Loan
Account for interest,  fees, or Lender Group Expenses)  unless Agent  determines that prior notice would result in imminent harm to the Collateral or its value), and the Lenders with Revolver Commitments  thereupon shall, together with Agent, jointly  determine  the terms of  arrangements  that shall be  implemented  with
Borrowers  intended  to  reduce,  within  a  reasonable  time,  the  outstanding principal  amount of the  Advances to  Borrowers  to an amount  permitted by the preceding  sentence.  In  such  circumstances,  if any  Lender  with a  Revolver
Commitment  objects to the  proposed  terms of  reduction  or  repayment  of any
Overadvance,  the terms of reduction or repayment  thereof shall be  implemented according  to the  determination  of the  Required  Lenders.  Each Lender with a
Revolver  Commitment  shall be  obligated  to settle  with Agent as  provided in
SECTION  2.3(E)  for  the  amount  of  such  Lender's  Pro  Rata  Share  of  any unintentional  Overadvances  by Agent reported to such Lender,  any  intentional
Overadvances  made  as  permitted  under  this  SECTION   2.3(D)(II),   and  any
Overadvances resulting from the charging to the Loan Account of interest,  fees, or Lender Group Expenses.

                  (iii) Each Protective  Advance and each  Overadvance  shall be deemed  to be an  Advance  hereunder,  except  that  no  Protective  Advance  or
Overadvance  shall be eligible to be a LIBOR Rate Loan and,  prior to Settlement therefor,  all  payments on the  Protective  Advances  shall be payable to Agent solely for its own account.  The Protective  Advances and Overadvances  shall be repayable  on  demand,  secured by the  Agent's  Liens,  constitute  Obligations hereunder,  and  bear  interest  at the  rate  applicable  from  time to time to
Advances that are Base Rate Loans. The provisions of this SECTION 2.3(D) are for the  exclusive  benefit of Agent,  Swing  Lender,  and the  Lenders  and are not
intended to benefit any Borrower in any way.

            (e)   SETTLEMENT.  It is agreed that each Lender's funded portion of the Advances is intended by the Lenders to equal,  at all times,  such  Lender's
Pro Rata Share of the  outstanding  Advances.  Such  agreement  notwithstanding,
Agent,  Swing Lender,  and the other Lenders agree (which agreement shall not be for the benefit of any Borrower) that in order to facilitate the  administration of this Agreement and the other Loan Documents,  settlement among the Lenders as to the Advances,  the Swing Loans, and the Protective  Advances shall take place on a periodic basis in accordance with the following provisions:

                  (i)   Agent shall request settlement  ("SETTLEMENT")  with the
Lenders on a weekly basis, or on a more frequent basis if so determined by Agent
(1) on behalf of Swing Lender,  with respect to the outstanding Swing Loans, (2)
for itself, with respect to the outstanding  Protective  Advances,  and (3) with respect to Borrowers' or their  Subsidiaries'  Collections or payments received, as to each by notifying  the Lenders by telecopy,  telephone,  or other  similar form of  transmission,  of such  requested  Settlement,  no later than 2:00 p.m.
(California  time) on the  Business  Day  immediately  prior to the date of such
requested   Settlement  (the  date  of  such  requested   Settlement  being  the
"SETTLEMENT  DATE").  Such notice of a Settlement  Date shall  include a summary statement of the amount of  outstanding  Advances,  Swing Loans,  and Protective
Advances for the period since the prior  Settlement  Date.  Subject to the terms and  conditions  contained  herein  (including  SECTION  2.3(C)(III)):  (y) if a
Lender's balance of the Advances (including Swing Loans and Protective Advances)
exceeds such Lender's Pro Rata Share of the Advances  (including Swing Loans and
Protective Advances) as of a Settlement Date, then Agent shall, by no later than
12:00 p.m.  (California  time) on the Settlement  Date,  transfer in immediately available  funds  to a  Deposit  Account  of such  Lender  (as such  Lender  may designate),  an amount such that each such Lender  shall,  upon  receipt of such amount,  have as of the  Settlement  Date,  its Pro Rata  Share of the  Advances
(including Swing Loans and Protective  Advances),  and (z) if a Lender's balance of the Advances  (including  Swing Loans and  Protective  Advances) is less than such  Lender's  Pro Rata  Share  of the  Advances  (including  Swing  Loans  and
Protective  Advances) as of a Settlement  Date,  such Lender shall no later than
12:00 p.m.  (California  time) on the  Settlement  Date transfer in  immediately available  funds to the  Agent's  Account,  an amount such that each such Lender shall,  upon transfer of such amount,  have as of the  Settlement  Date, its Pro
Rata Share of the Advances (including Swing Loans and Protective Advances). Such amounts made  available to Agent under clause (z) of the  immediately  preceding sentence shall be applied  against the amounts of the applicable  Swing Loans or
Protective  Advances  and,  together  with the  portion of such  Swing  Loans or
Protective  Advances  representing Swing Lender's Pro Rata Share thereof,  shall constitute Advances of such Lenders. If any such amount is not made available to
Agent by any  Lender on the  Settlement  Date  applicable  thereto to the extent required by the terms hereof, Agent shall be entitled to recover for its account such amount on demand from such Lender  together  with  interest  thereon at the
Defaulting Lender Rate.

                  (ii)  In  determining   whether  a  Lender's  balance  of  the
Advances,  Swing  Loans,  and  Protective  Advances  is less than,  equal to, or greater than such  Lender's  Pro Rata Share of the  Advances,  Swing Loans,  and
Protective  Advances  as of a  Settlement  Date,  Agent  shall,  as  part of the relevant  Settlement,  apply to such  balance the  portion of payments  actually received  in good  funds by Agent  with  respect to  principal,  interest,  fees payable by Borrowers  and  allocable to the Lenders  hereunder,  and proceeds of
Collateral.  To the extent  that a net amount is owed to any such  Lender  after such  application,  such net amount shall be distributed by Agent to that Lender as part of such next Settlement.

                  (iii) Between   Settlement   Dates,   Agent,   to  the  extent
Protective  Advances  or Swing Loans are  outstanding,  may pay over to Agent or
Swing Lender, as applicable, any Collections or payments received by Agent, that in accordance with the terms of this Agreement would be applied to the reduction of the Advances,  for  application  to the  Protective  Advances or Swing Loans.
Between Settlement Dates,  Agent, to the extent no Protective  Advances or Swing
Loans are  outstanding,  may pay over to Swing Lender any  payments  received by
Agent,  that in accordance  with the terms of this Agreement would be applied to the reduction of the Advances,  for application to Swing Lender's Pro Rata Share of the  Advances.  If, as of any  Settlement  Date,  Collections  or payments of
Borrowers or their  Subsidiaries  received since the then immediately  preceding
Settlement  Date have  been  applied  to Swing  Lender's  Pro Rata  Share of the
Advances  other than to Swing Loans,  as provided for in the previous  sentence,
Swing Lender shall pay to Agent for the accounts of the Lenders, and Agent shall pay to the Lenders,  to be applied to the outstanding  Advances of such Lenders, an amount such that each Lender shall, upon receipt of such amount,  have, as of such  Settlement  Date,  its Pro Rata Share of the  Advances.  During the period between  Settlement Dates,  Swing Lender with respect to Swing Loans, Agent with respect  to  Protective  Advances,  and each  Lender  (subject  to the effect of agreements  between Agent and  individual  Lenders) with respect to the Advances other than Swing Loans and Protective Advances, shall be entitled to interest at the applicable rate or rates payable under this Agreement on the daily amount of funds employed by Swing Lender, Agent, or the Lenders, as applicable.

            (f)   NOTATION. Agent shall record on its books the principal amount of the  Advances  (or  portion of the Term Loan,  as  applicable)  owing to each
Lender, including the Swing Loans owing to Swing Lender, and Protective Advances owing to Agent, and the interests therein of each Lender,  from time to time and such  records  shall,  absent  manifest  error,  conclusively  be presumed to be correct and accurate.

            (g)   LENDERS'  FAILURE TO PERFORM.  All Advances  (other than Swing
Loans and Protective  Advances)  shall be made by the Lenders  contemporaneously and in  accordance  with their Pro Rata  Shares.  It is  understood  that (i) no
Lender shall be  responsible  for any failure by any other Lender to perform its obligation  to make any Advance (or other  extension of credit)  hereunder,  nor shall any  Commitment of any Lender be increased or decreased as a result of any failure by any other Lender to perform its  obligations  hereunder,  and (ii) no failure by any Lender to perform  its  obligations  hereunder  shall  excuse any other Lender from its obligations hereunder.

      2.4   PAYMENTS.

            (a)   PAYMENTS BY BORROWERS.

                  (i)   Except  as  otherwise  expressly  provided  herein,  all
payments by (or on behalf of) Borrowers shall be made to Agent's Account for the account of the Lender Group and shall be made in immediately available funds, no later  than 11:00  a.m.  (California  time) on the date  specified  herein.  Any payment  received by Agent  later than 11:00 a.m.  (California  time),  shall be deemed to have been  received on the following  Business Day and any  applicable interest or fee shall continue to accrue until such following Business Day.

                  (ii)  Unless  Agent   receives   notice  from   Administrative
Borrower  prior to the date on which  any  payment  is due to the  Lenders  that
Borrowers  will not make such  payment in full as and when  required,  Agent may assume that  Borrowers have made (or will make) such payment in full to Agent on such date in  immediately  available  funds  and Agent may (but  shall not be so required),  in reliance upon such assumption,  distribute to each Lender on such due date an  amount  equal to the  amount  then due such  Lender.  If and to the extent Borrowers do not make such payment in full to Agent on the date when due, each Lender severally shall repay to Agent on demand such amount  distributed to such Lender,  together with interest  thereon at the Defaulting  Lender Rate for each day from the date such amount is  distributed to such Lender until the date repaid.

            (b)   APPORTIONMENT AND APPLICATION.

                  (i)   So long as no  Application  Event  has  occurred  and is
continuing and except as otherwise provided with respect to Defaulting  Lenders, all  principal  and interest  payments  shall be  apportioned  ratably among the
Lenders  (according to the unpaid principal  balance of the Obligations to which such payments  relate held by each Lender) and all payments of fees and expenses
(other than fees or expenses  that are for Agent's  separate  account)  shall be apportioned  ratably  among the  Lenders  having a Pro Rata Share of the type of
Commitment  or  Obligation  to which a particular  fee or expense  relates.  All payments to be made  hereunder by  Borrowers  shall be remitted to Agent and all
(subject  to Section  2.4(b)(iv)  hereof)  such  payments,  and all  proceeds of
Collateral  received by Agent, shall be applied, so long as no Application Event has  occurred  and  is  continuing,  to  reduce  the  balance  of  the  Advances outstanding  and,  thereafter,  to  Borrowers  (to be  wired  to the  Designated
Account) or such other Person entitled thereto under applicable law.

                  (ii)  At any time that an  Application  Event has occurred and is  continuing  and except as  otherwise  provided  with  respect to  Defaulting
Lenders,  all payments remitted to Agent and all proceeds of Collateral received by Agent shall be applied as follows:

                        (A)   FIRST, to pay any Lender Group Expenses (including
cost or expense  reimbursements) or indemnities then due to Agent under the Loan
Documents, until paid in full,

                        (B)   SECOND,  to pay any fees or  premiums  then due to
Agent under the Loan Documents until paid in full,

                        (C)   THIRD,  to  pay  interest  due in  respect  of all
Protective Advances until paid in full,

                        (D)   FOURTH,  to pay the  principal  of all  Protective
Advances until paid in full,

                        (E)   FIFTH,  ratably to pay any Lender  Group  Expenses
(including cost or expense reimbursements) or indemnities then due to any of the
Lenders under the Loan Documents, until paid in full,

                        (F)   SIXTH,  ratably to pay any fees or  premiums  then
due to any of the Lenders under the Loan Documents until paid in full,

                        (G)   SEVENTH, ratably to pay interest due in respect of
the Advances (other than  Protective  Advances),  the Swing Loans,  and the Term
Loan until paid in full,

                        (H)   EIGHTH,  ratably (i) to pay the  principal  of all
Swing Loans until paid in full,  (ii) to pay the principal of all Advances until paid in full,  (iii) to Agent,  to be held by Agent,  for the ratable benefit of
Issuing  Lender  and  those  Lenders  having  a  Revolver  Commitment,  as  cash collateral in an amount up to 105% of the Letter of Credit Usage, (iv) to Agent,
to be held by Agent,  for the  benefit of the Bank  Product  Providers,  as cash collateral in an amount up to the amount of the Bank Product Reserve established prior to the occurrence of, and not in contemplation of, the subject Application
Event, and (v) to pay the outstanding principal balance of the Term Loan (in the inverse order of the maturity of the installments due thereunder) until the Term
Loan is paid in full,

                        (I)   NINTH, to pay any other Obligations (including the
provision of amounts to Agent, to be held by Agent,  for the benefit of the Bank
Product  Providers,  as cash collateral in an amount up to the amount determined by  Agent  in  its  Permitted  Discretion  as the  amount  necessary  to  secure
Borrowers' and their Subsidiaries' obligations in respect of Bank Products), and

                        (J)   TENTH, to Borrowers (to be wired to the Designated
Account) or such other Person entitled thereto under applicable law.

                  (iii) Agent promptly shall distribute to each Lender, pursuant to the applicable wire instructions  received from each Lender in writing,  such funds  as it may be  entitled  to  receive,  subject  to a  Settlement  delay as provided in SECTION 2.3(E).

                  (iv)  In each instance,  so long as no  Application  Event has occurred and is  continuing,  SECTION  2.4(B)(I)  shall not apply to any payment made by Borrowers  to Agent and  specified by Borrowers to be for the payment of specific Obligations then due and payable (or prepayable) under any provision of this Agreement.

                  (v)   For purposes of SECTION 2.4(B)(II), "paid in full" means
payment of all amounts  owing under the Loan  Documents  according  to the terms thereof,  including loan fees, service fees,  professional  fees,  interest (and specifically including interest accrued after the commencement of any Insolvency
Proceeding), default interest, interest on interest, and expense reimbursements, whether or not any of the  foregoing  would be or is allowed  or  disallowed  in whole or in part in any Insolvency Proceeding.

                  (vi)  In the event of a direct  conflict  between the priority provisions  of this SECTION 2.4 and any other  provision  contained in any other
Loan Document, it is the intention of the parties hereto that such provisions be read together and construed,  to the fullest extent  possible,  to be in concert with each other. In the event of any actual, irreconcilable conflict that cannot be resolved as  aforesaid,  the terms and  provisions  of this SECTION 2.4 shall control and govern.

            (c)   OPTIONAL   PREPAYMENTS.   Borrowers  may  voluntarily  prepay,
without  penalty  or  premium,  the Term Loan in full or in part at any time and from time to time upon at least three (3) Business Days prior written  notice to
Agent so long as any such  payment  is in an  amount  equal to or  greater  than
$1,000,000  and an integral  multiple of $500,000.  Any  prepayments of the Term
Loan made pursuant to this SECTION  2.3(C) shall be  accompanied  by all accrued interest and  applicable  fees (as set forth herein or in the Fee Letter) on the principal  amount being prepaid to the date of prepayment  and be applied to the remaining  installments  due with  respect to the Term Loan in inverse  order of maturity; PROVIDED, HOWEVER, if an Event of Default then exists, such prepayment shall be applied to the Obligations pursuant to SECTION 2.4(B)(II).

            (d)   MANDATORY PREPAYMENTS.

                  (i)   Immediately  upon the  receipt  by  Parent or any of its
Subsidiaries of the proceeds of any Permitted Kasco Sale Transaction,  Borrowers shall prepay the outstanding  principal  amount of the  Obligations,  the Second
Lien  Indebtedness  and the  Subordinated  Indebtedness,  as the case may be, in accordance  with SECTION  2.4(E)(I) in an aggregate  amount equal to 100% of the
Net Cash Proceeds received by Parent or its Subsidiaries in connection with such sale.  Nothing contained in this SECTION 2.4(D)(I) shall permit Parent or any of its  Subsidiaries  to sell or otherwise  dispose of any property or assets other than in accordance the  requirements  of the definition of Permitted  Kasco Sale
Transaction or as otherwise permitted hereunder.

                  (ii)  Immediately  upon the  receipt  by  Parent or any of its
Subsidiaries of the proceeds of any voluntary or involuntary sale or disposition by Parent or any of its Subsidiaries of property or assets  (including  casualty losses or  condemnations  but excluding sales or  dispositions  which qualify as
Permitted  Dispositions under clauses (a), (b), (c), or (d) of the definition of
Permitted Dispositions or any Permitted Kasco Sale Transaction), Borrowers shall prepay the  outstanding  principal  amount of the Obligations in accordance with
SECTION  2.4(E)(II)  in an  amount  equal  to  100%  of the  Net  Cash  Proceeds
(including  condemnation awards and payments in lieu thereof) received by Parent or its  Subsidiaries  in connection  with such sales or  dispositions;  PROVIDED that,  so long as (A) no Default or Event of Default  shall have occurred and is continuing,  (B)  Administrative  Borrower  shall have given Agent prior written notice of Borrowers'  intention to apply such monies to the costs of replacement of the  properties  or assets that are the subject of such sale or  disposition,

                                       10

casualty loss or condemnation,  or the cost of purchase or construction of other assets useful in the business of Borrowers or their Subsidiaries, (C) the monies are  held  in  a  cash  collateral  account  in  which  Agent  has  a  perfected first-priority  security interest,  and (D) Borrowers or their Subsidiaries,  as applicable, complete such replacement, purchase, or construction within 180 days after the initial receipt of such monies, Borrowers and their Subsidiaries shall have the option to apply such monies to the costs of replacement of the property or  assets  that are the  subject  of such sale or  disposition  or the costs of purchase or construction of other assets useful in the business of Borrowers and their  Subsidiaries  unless and to the extent that such applicable  period shall have expired without such  replacement,  purchase or construction  being made or completed,  in which case, any amounts remaining in the cash collateral  account shall be paid to Agent  and  applied  in  accordance  with  SECTION  2.4(E)(II).
Nothing  contained in this SECTION  2.4(D)(II) shall permit Parent or any of its
Subsidiaries  to sell or otherwise  dispose of any property or assets other than in accordance with SECTION 6.4.

                  (iii) Immediately  upon the  receipt  by  Parent or any of its
Subsidiaries  of  any  Extraordinary   Receipts,   Borrowers  shall  prepay  the
outstanding  principal  amount of the  Obligations  in  accordance  with SECTION
2.4(E)(II) in an amount equal to 100% of such Extraordinary Receipts, net of any reasonable expenses incurred in collecting such Extraordinary Receipts.

                  (iv)  Immediately upon the issuance or incurrence by Parent or any of its Subsidiaries of any Indebtedness  (other than Indebtedness  permitted under SECTION 6.1(A), (B), (C), (D), or (E)) or the issuance by Parent or any of its  Subsidiaries  of any shares of Parent's or its  Subsidiaries'  Stock (other than (A) the issuance of Stock under an employee  stock option or incentive plan of any Loan Party to the  extent  permitted  hereunder  or (B) in the event that
Parent or any  Subsidiary of Parent forms a Subsidiary  in  accordance  with the terms  hereof,  the  issuance  by such  Subsidiary  of Stock to  Parent  or such
Subsidiary,  as applicable),  Borrowers  shall prepay the outstanding  principal amount of the  Obligations  in accordance  with SECTION  2.4(E)(II) in an amount equal to 100% of the Net Cash Proceeds received by Parent or its Subsidiaries in connection  with such  issuance or  incurrence.  The  provisions of this SECTION
2.4(D)(IV)  shall not be deemed to be implied  consent to any such  issuance  or incurrence otherwise prohibited by the terms and conditions of this Agreement.

                  (v)   Within 10 days of  delivery  to Agent and the Lenders of
audited annual financial statements pursuant to SECTION 5.3, commencing with the delivery  to Agent and the  Lenders of the  financial  statements  for  Parent's fiscal year ended  December 31, 2008 or, if such  financial  statements  are not delivered to Agent and the Lenders on the date such  statements  are required to be delivered pursuant to SECTION 5.3, 10 days after the date such statements are required  to be  delivered  to Agent and the Lenders  pursuant  to SECTION  5.3,
Borrowers  shall prepay the outstanding  principal  amount of the Obligations in accordance with SECTION  2.4(E)(II) in an amount equal to 50% of the Excess Cash
Flow of Parent and its Subsidiaries for such fiscal year.

            (e)   APPLICATION OF PAYMENTS.

                  (i)   Each  prepayment  pursuant  to SECTION  2.4(D)(I)  above
shall (A) so long as no Application Event shall have occurred and be continuing, be applied,  FIRST, to the outstanding  principal amount of the Advances,  or to cash  collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage,  in an amount equal to the book value of Eligible
Accounts,  Eligible  Inventory,  Eligible Canadian  Inventory,  Eligible Foreign
Inventory  and  Eligible  Kasco   Inventory  sold  in  a  Permitted  Kasco  Sale
Transaction  multiplied  by the  advance  rate for such  item of  Collateral  as contained  in the  definition  of Borrowing  Base;  SECOND,  to the  outstanding principal  amount  of the Term Loan in an  amount  up to  $15,000,000,  less any principal payments made with respect to the Term Loan prior to such date; THIRD, to prepay any  Advances,  or to cash  collateralize  the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage,  such that after giving effect to such prepayment the  Availability is not less than  $5,000,000;
FOURTH,  to prepay the  Second  Lien  Indebtedness  such  that,  following  such prepayment,  the pro forma Senior  Leverage Ratio (but excluding any outstanding letters of credit) is less than 4.4 to 1.00 for the four  fiscal  quarters  then

                                       11

ended (measured as if the Permitted  Kasco Sale  Transaction and such prepayment had occurred on the first day of such four fiscal  quarter  period);  FIFTH,  to prepay the Subordinated  Indebtedness in an amount up to $4,000,000;  and SIXTH, the  balance of such Net Cash  Proceeds  shall  used to prepay  the Second  Lien
Indebtedness   and  the   Subordinated   Indebtedness   in  the  ratio  of  1:2,
respectively,  and  (B) if an  Application  Event  shall  have  occurred  and be continuing, be applied in the manner set forth in SECTION 2.4(B)(II).  Each such prepayment  of the Term Loan shall be applied  pro rata  against  all  remaining installments of principal of the Term Loan.

                  (ii)  Each   prepayment   pursuant   to  SECTION   2.4(D)(II),
2.4(D)(III),  2.4(D)(IV), or 2.4(D)(V) above shall (A) so long as no Application
Event  shall  have  occurred  and  be  continuing,  be  applied,  FIRST,  to the outstanding principal amount of the Term Loan until paid in full, SECOND, to the outstanding  principal  amount of the Advances (with a  corresponding  permanent reduction in the Maximum  Revolver  Amount),  until paid in full, and THIRD,  to cash  collateralize the Letters of Credit in an amount equal to 105% of the then extant Letter of Credit Usage (with a corresponding  permanent  reduction in the
Maximum Revolver  Amount),  and (B) if an Application  Event shall have occurred and be  continuing,  be applied  in the manner set forth in SECTION  2.4(B)(II).
Each such  prepayment  of the Term Loan shall be applied  against the  remaining installments  of  principal  of the Term Loan in the inverse  order of maturity.
Notwithstanding  the foregoing or anything to the contrary herein,  any required prepayment resulting from tax refunds related to the tax year ended December 31,
2006 and the stub  period  ended  April 13,  2007  received by the Parent or any
Subsidiary up to $2,000,000 shall be applied first to repay any Advances.

      2.5   OVERADVANCES.  If,  at any time or for any  reason,  the  amount  of
Obligations  owed by Borrowers  to the Lender  Group  pursuant to SECTION 2.1 or
SECTION 2.12 is greater than any of the  limitations set forth in SECTION 2.1 or
SECTION 2.12, as applicable (an "OVERADVANCE"), Borrowers immediately (or in the case of an Overadvance resulting from Agent's establishment of reserves pursuant to Section 2.3,  within 3 Business Days) shall pay to Agent, in cash, the amount of such excess, which amount shall be used by Agent to reduce the Obligations in accordance with the priorities set forth in SECTION 2.4(B). Borrowers promise to pay the Obligations (including principal,  interest,  fees, costs, and expenses)
in Dollars in full on the Maturity Date or, if earlier, on the date on which the
Obligations  are  declared  due  and  payable  pursuant  to the  terms  of  this
Agreement.

      2.6   INTEREST  RATES AND LETTER OF CREDIT FEE:  RATES,  PAYMENTS,  AND
CALCULATIONS.

            (a)   INTEREST  RATES.  Except as  provided in SECTION  2.6(C),  all
Obligations  (except for undrawn  Letters of Credit and except for Bank  Product
Obligations)  that have been charged to the Loan  Account  pursuant to the terms hereof shall bear interest on the Daily Balance thereof as follows:

                  (i)   if the relevant  Obligation  is a LIBOR Rate Loan,  at a
per annum rate equal to the LIBOR Rate plus the LIBOR Rate Margin,

                  (ii)  with respect any portion of the Term Loan that is a Base
Rate Loan, at a per annum rate equal to the Base Rate plus the Base Rate Margin,
and

                  (iii) otherwise,  at a per annum  rate  equal to the Base Rate minus the Base Rate Margin.

            (b)   LETTER  OF CREDIT  FEE.  Borrowers  shall  pay Agent  (for the ratable  benefit  of the  Lenders  with a  Revolver  Commitment,  subject to any agreements  between Agent and  individual  Lenders),  a Letter of Credit fee (in addition  to the  charges,  commissions,  fees,  and costs set forth in  SECTION
2.12(E))  which shall accrue at a rate equal to 1.375% per annum times the Daily
Balance of the undrawn amount of all outstanding Letters of Credit.

                                       12

            (c)   DEFAULT RATE. Upon the occurrence and during the  continuation of an Event of Default (and at the election of Agent or the Required Lenders),

                  (i)   all  Obligations  (except for undrawn  Letters of Credit
and  except for Bank  Product  Obligations)  that have been  charged to the Loan
Account  pursuant to the terms hereof shall bear  interest on the Daily  Balance thereof  at a per annum rate equal to 2  percentage  points  above the per annum rate otherwise applicable hereunder, and

                  (ii)  the Letter of Credit fee provided for in SECTION  2.6(B)
shall be  increased to 2  percentage  points above the per annum rate  otherwise applicable hereunder.

            (d)   PAYMENT. Except as provided to the contrary in SECTION 2.11 or
SECTION  2.13(A),  interest,  Letter of Credit fees,  and all other fees payable hereunder shall be due and payable,  in arrears,  on the first day of each month at any time that  Obligations or Commitments are  outstanding.  Borrowers hereby authorize Agent, from time to time, without prior notice to Borrowers, to charge all interest and fees (when due and payable),  all Lender Group Expenses (as and when due and payable to Agent or any member of the Lender  Group),  all charges, commissions,  fees, and costs  provided for in SECTION  2.12(E) (as and when due and  payable  to Agent or any member of the  Lender  Group),  all fees and costs provided for in SECTION 2.11 (as and when due and payable to Agent or any member of the Lender  Group),  and all other payments as and when due and payable under any Loan  Document  (including  the amounts due and payable  with respect to the
Term  Loan and  including  any  amounts  due and  payable  to the  Bank  Product
Providers  in respect  of Bank  Products  up to the  amount of the Bank  Product
Reserve) to Borrowers' Loan Account,  which amounts  thereafter shall constitute
Advances  hereunder  and shall accrue  interest at the rate then  applicable  to
Advances  that are Base  Rate  Loans.  Any  interest  not paid when due shall be compounded by being charged to the Loan Account and shall thereafter  constitute
Advances  hereunder  and shall accrue  interest at the rate then  applicable  to
Advances that are Base Rate Loans.

            (e)   COMPUTATION.  All interest and fees chargeable  under the Loan
Documents shall be computed on the basis of a 360 day year for the actual number of days  elapsed.  In the  event  the Base  Rate is  changed  from  time to time
hereafter,   the  rates  of  interest   hereunder   based  upon  the  Base  Rate
automatically and immediately shall be increased or decreased by an amount equal to such change in the Base Rate.

            (f)   INTENT TO LIMIT  CHARGES TO MAXIMUM  LAWFUL RATE.  In no event shall the interest rate or rates payable  under this  Agreement,  plus any other amounts paid in connection  herewith,  exceed the highest rate permissible under any law that a court of competent  jurisdiction shall, in a final determination, deem  applicable.  Borrowers and the Lender Group,  in executing and  delivering this  Agreement,  intend legally to agree upon the rate or rates of interest and manner of payment stated within it; PROVIDED,  HOWEVER, that, anything contained herein to the  contrary  notwithstanding,  if said rate or rates of  interest or manner of payment exceeds the maximum allowable under applicable law, then, IPSO
FACTO, as of the date of this Agreement,  Borrowers are and shall be liable only for the payment of such  maximum as allowed by law,  and payment  received  from
Borrowers in excess of such legal maximum,  whenever received,  shall be applied to reduce the principal balance of the Obligations to the extent of such excess.

      2.7   CASH MANAGEMENT.

            (a)   Parent  and  Borrowers  shall  and shall  cause  each of their
Subsidiaries  to (i) establish and maintain cash  management  services of a type and on terms  satisfactory  to Agent at one or more of the  banks  set  forth on
SCHEDULE 2.7(A) (each a "CASH  MANAGEMENT  BANK"),  and shall request in writing and otherwise take such  reasonable  steps to ensure that all of their and their
Subsidiaries'  Account  Debtors  forward  payment  of the  amounts  owed by them directly to such Cash Management Bank, and (ii) deposit or cause to be deposited promptly,  and in any  event no later  than the  first  Business  Day (or,  with respect to  Collections  not to exceed  $100,000  in the  aggregate,  the second
Business  Day)  after  the date of  receipt  thereof,  all of their  Collections
(including those sent directly by their Account Debtors to Parent,  Borrowers or their  respective  Subsidiaries)  into a bank  account in Agent's  name (a "CASH
MANAGEMENT ACCOUNT") at one of the Cash Management Banks.

                                       13

            (b)   Each Cash  Management  Bank shall  establish and maintain Cash
Management  Agreements with Agent, Second Lien Agent and Loan Parties. Each such
Cash Management  Agreement shall provide,  among other things, that (i) the Cash
Management Bank will comply with any instructions  originated by Agent or Second
Lien  Agent  directing  the  disposition  of the funds in such  Cash  Management
Account  without  further  consent  by Loan  Parties or their  Subsidiaries,  as applicable,  (ii) the Cash Management Bank has no rights of setoff or recoupment or any other claim against the applicable  Cash Management  Account,  other than for  payment  of its  service  fees and other  charges  directly  related to the administration of such Cash Management  Account and for returned checks or other items of  payment,  and (iii)  upon the  instruction  of Agent  (an  "ACTIVATION
INSTRUCTION"), it will forward by daily sweep all amounts in the applicable Cash
Management  Account  to the  Agent's  Account.  Agent  agrees  not to  issue  an
Activation  Instruction  with respect to the Cash  Management  Accounts unless a
Triggering  Event has occurred  and is  continuing  at the time such  Activation
Instruction is issued.  Agent agrees to use commercially  reasonable  efforts to rescind an Activation  Instruction  (the  "RESCISSION")  if: (x) the  Triggering
Event upon  which  such  Activation  Instruction  was issued has been  waived in writing  in  accordance  with the  terms of this  Agreement,  (y) no  additional
Triggering  Event  has  occurred  and is  continuing  prior  to the  date of the
Rescission or is reasonably  expected to occur on or immediately  after the date of the Rescission.

            (c)   So long as no Default or Event of Default has  occurred and is continuing,  Administrative Borrower may amend SCHEDULE 2.7(A) to add or replace a Cash Management Bank or Cash Management Account;  PROVIDED,  HOWEVER, that (i)
such prospective Cash Management Bank shall be reasonably satisfactory to Agent, and (ii) prior to the time of the  opening of such Cash  Management  Account,  a
Loan  Party  (or its  Subsidiary,  as  applicable)  and  such  prospective  Cash
Management  Bank shall have  executed and  delivered to Agent a Cash  Management
Agreement.  Loan Parties (or their Subsidiaries,  as applicable) shall close any of their Cash  Management  Accounts (and establish  replacement  cash management accounts in accordance  with the foregoing  sentence)  promptly and in any event within  30 days of  notice  from  Agent  that the  creditworthiness  of any Cash
Management Bank is no longer acceptable in Agent's  reasonable  judgment,  or as promptly  as  practicable  and in any event  within 60 days of notice from Agent that the operating  performance,  funds transfer, or availability  procedures or performance of the Cash Management Bank with respect to Cash Management Accounts or  Agent's  liability  under  any Cash  Management  Agreement  with  such  Cash
Management Bank is no longer acceptable in Agent's reasonable judgment.

            (d)   Each  Cash  Management  Account  shall  be a  cash  collateral account subject to a Control Agreement.

      2.8   CREDITING  PAYMENTS  . The  receipt  of any  payment  item by  Agent
(whether from  transfers to Agent by the Cash  Management  Banks pursuant to the
Cash  Management  Agreements or otherwise)  shall not be considered a payment on account  unless such payment item is a wire  transfer of  immediately  available federal funds made to the Agent's  Account or unless and until such payment item is honored when  presented  for payment.  Should any payment item not be honored when presented for payment, then Borrowers shall be deemed not to have made such payment and interest shall be calculated  accordingly.  Anything to the contrary contained herein  notwithstanding,  any payment item shall be deemed received by
Agent only if it is received  into the Agent's  Account on a Business  Day on or before 11:00 a.m.  (California  time).  If any payment item is received into the
Agent's Account on a non-Business Day or after 11:00 a.m. (California time) on a
Business  Day,  it shall be  deemed  to have  been  received  by Agent as of the opening of business on the immediately following Business Day.

      2.9   DESIGNATED ACCOUNT. Agent is authorized to make the Advances and the
Term Loan,  and  Issuing  Lender is  authorized  to issue the Letters of Credit, under this Agreement based upon telephonic or other  instructions  received from anyone  purporting  to be an  Authorized  Person or,  without  instructions,  if pursuant to SECTION  2.6(D).  Administrative  Borrower  agrees to establish  and maintain the Designated Account with the Designated Account Bank for the purpose

                                       14

of receiving  the proceeds of the  Advances  requested by Borrowers  and made by
Agent  or  the  Lenders   hereunder.   Unless  otherwise  agreed  by  Agent  and
Administrative  Borrower,  any  Advance,   Protective  Advance,  or  Swing  Loan
requested by Borrowers and made by Agent or the Lenders  hereunder shall be made to the Designated Account.

      2.10  MAINTENANCE OF LOAN ACCOUNT; STATEMENTS OF OBLIGATIONS.  Agent shall maintain an account on its books in the name of Borrowers  (the "LOAN  ACCOUNT")
on which  Borrowers will be charged with the Term Loan, all Advances  (including
Protective Advances and Swing Loans) made by Agent, Swing Lender, or the Lenders to Borrowers or for Borrowers' account,  the Letters of Credit issued by Issuing
Lender for Borrowers' account, and with all other payment Obligations  hereunder or under  the  other  Loan  Documents  (except  for Bank  Product  Obligations), including,  accrued interest,  fees and expenses,  and Lender Group Expenses. In accordance with SECTION 2.8, the Loan Account will be credited with all payments received  by Agent from  Borrowers  or for  Borrowers'  account,  including  all amounts  received in the Agent's  Account from any Cash Management  Bank.  Agent shall render statements  regarding the Loan Account to Administrative  Borrower, including principal, interest, fees, and including an itemization of all charges and expenses  constituting  Lender Group Expenses  owing,  and such  statements, absent manifest error, shall be conclusively presumed to be correct and accurate and constitute an account stated between  Borrowers and the Lender Group unless, within 30 days after receipt thereof by Administrative Borrower,  Administrative
Borrower shall deliver to Agent written objection  thereto  describing the error or errors contained in any such statements.

      2.11  FEES.  Borrowers  shall  pay to Agent,  as and when due and  payable under the terms of the Fee Letter, the fees set forth in the Fee Letter.

      2.12  LETTERS OF CREDIT.

            (a)   Subject to the terms and  conditions  of this  Agreement,  the
Issuing  Lender  agrees to issue  letters of credit for the account of Borrowers
(each,  an  "L/C") or to  purchase  participations  or  execute  indemnities  or reimbursement  obligations (each such undertaking,  an "L/C  UNDERTAKING")  with respect to letters of credit issued by an  Underlying  Issuer (as of the Closing
Date, the prospective Underlying Issuer is to be Wells Fargo) for the account of
Borrowers. Each request for the issuance of a Letter of Credit or the amendment, renewal,  or extension  of any  outstanding  Letter of Credit,  shall be made in writing by an Authorized  Person and  delivered to the Issuing  Lender and Agent via hand delivery,  telefacsimile,  or other  electronic  method of transmission reasonably in advance of the requested date of issuance,  amendment, renewal, or extension.  Each such request shall be in form and substance satisfactory to the
Issuing  Lender in its Permitted  Discretion and shall specify (i) the amount of such  Letter  of  Credit,  (ii) the date of  issuance,  amendment,  renewal,  or extension of such Letter of Credit,  (iii) the expiration date of such Letter of
Credit, (iv) the name and address of the beneficiary thereof (or the beneficiary of the  Underlying  Letter  of  Credit,  as  applicable),  and  (v)  such  other information  (including,  in the case of an  amendment,  renewal,  or extension, identification of the outstanding Letter of Credit to be so amended, renewed, or extended) as shall be necessary to prepare,  amend, renew, or extend such Letter of Credit.  If  requested  by the  Issuing  Lender,  Borrowers  also shall be an applicant under the application with respect to any Underlying  Letter of Credit that is to be the subject of an L/C  Undertaking.  The Issuing Lender shall have no obligation  to issue a Letter of Credit if any of the following  would result after giving effect to the issuance of such requested Letter of Credit:

                  (i)   the Letter of Credit  Usage would  exceed the  Borrowing
Base LESS the outstanding amount of Advances, or

                  (ii)  the Letter of Credit Usage would exceed $11,000,000, or

                  (iii) the Letter of Credit  Usage  would  exceed  the  Maximum
Revolver  Amount LESS the  outstanding  amount of Advances LESS the Bank Product
Reserve, and LESS the aggregate amount of reserves, if any, established by Agent under SECTION 2.1(B).

                                       15

            Borrowers  and the Lender Group  acknowledge  and agree that certain
Underlying  Letters of Credit may be issued to  support  letters of credit  that already  are  outstanding  as of the  Closing  Date.  Each Letter of Credit (and
corresponding  Underlying  Letter  of  Credit)  shall be in form  and  substance acceptable to the Issuing Lender (in the exercise of its Permitted  Discretion), including the requirement that the amounts payable thereunder must be payable in
Dollars.  If Issuing  Lender is  obligated  to advance  funds  under a Letter of
Credit,  Borrowers  immediately shall reimburse such L/C Disbursement to Issuing
Lender by paying to Agent an  amount  equal to such L/C  Disbursement  not later than 11:00 a.m.,  California  time,  on the date that such L/C  Disbursement  is made,  if  Administrative  Borrower  shall have  received  written or telephonic notice of such L/C  Disbursement  prior to 10:00 a.m.,  California time, on such date, or, if such notice has not been received by Administrative  Borrower prior to such time on such date, then not later than 11:00 a.m.,  California  time, on the Business Day that  Administrative  Borrower  receives  such notice,  if such notice is received prior to 10:00 a.m., California time, on the date of receipt, and, in the absence of such reimbursement,  the L/C Disbursement immediately and automatically shall be deemed to be an Advance hereunder and,  initially,  shall bear interest at the rate then  applicable to Advances that are Base Rate Loans.
To  the  extent  an L/C  Disbursement  is  deemed  to be an  Advance  hereunder,
Borrowers' obligation to reimburse such L/C Disbursement shall be discharged and replaced by the resulting  Advance.  Promptly  following receipt by Agent of any payment from Borrowers  pursuant to this paragraph,  Agent shall distribute such payment to the Issuing  Lender or, to the extent that Lenders have made payments pursuant  to SECTION  2.12(B) to  reimburse  the  Issuing  Lender,  then to such
Lenders and the Issuing Lender as their interests may appear.

            (b)   Promptly   following   receipt   of  a  notice   of  L/C
Disbursement pursuant to SECTION 2.12(A), each Lender with a Revolver Commitment agrees to fund its Pro Rata Share of any  Advance  deemed  made  pursuant to the foregoing  subsection  on the same  terms and  conditions  as if  Borrowers  had requested  such  Advance  and Agent  shall  promptly  pay to Issuing  Lender the amounts so  received  by it from the  Lenders.  By the  issuance  of a Letter of
Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the Issuing Lender or the Lenders with
Revolver Commitments, the Issuing Lender shall be deemed to have granted to each
Lender with a Revolver  Commitment,  and each Lender with a Revolver  Commitment shall be deemed to have purchased,  a participation in each Letter of Credit, in an amount  equal to its Pro Rata Share of the Risk  Participation  Liability  of
such  Letter of Credit,  and each such  Lender  agrees to pay to Agent,  for the account of the Issuing Lender, such Lender's Pro Rata Share of any payments made by the Issuing  Lender  under such  Letter of Credit.  In  consideration  and in furtherance  of the  foregoing,  each Lender with a Revolver  Commitment  hereby absolutely and  unconditionally  agrees to pay to Agent,  for the account of the
Issuing Lender,  such Lender's Pro Rata Share of each L/C  Disbursement  made by the Issuing  Lender and not  reimbursed by Borrowers on the date due as provided in SECTION 2.12(A),  or of any reimbursement  payment required to be refunded to
Borrowers for any reason.  Each Lender with a Revolver  Commitment  acknowledges and agrees  that its  obligation  to deliver  to Agent,  for the  account of the
Issuing  Lender,  an amount equal to its  respective  Pro Rata Share of each L/C
Disbursement  made by the Issuing Lender  pursuant to this SECTION 2.12(B) shall be absolute and unconditional and such remittance shall be made  notwithstanding the occurrence or  continuation of an Event of Default or Default or the failure to satisfy any  condition  set forth in SECTION 3. If any such  Lender  fails to make  available to Agent the amount of such  Lender's Pro Rata Share of each L/C
Disbursement  made by the Issuing  Lender in respect of such Letter of Credit as provided in this Section,  such Lender shall be deemed to be a Defaulting Lender and Agent (for the account of the Issuing  Lender)  shall be entitled to recover such amount on demand from such Lender  together  with  interest  thereon at the
Defaulting Lender Rate until paid in full.

            (c)   Each Borrower hereby agrees to indemnify,  save, defend,
and hold the Lender Group harmless from any loss, cost,  expense,  or liability, and reasonable  attorneys fees incurred by the Lender Group arising out of or in connection with any Letter of Credit; PROVIDED,  HOWEVER, that no Borrower shall be obligated hereunder to indemnify for any loss, cost, expense, or liability to the extent that it is caused by the gross  negligence  or willful  misconduct of the  Issuing  Lender or any other  member of the Lender  Group,  or for  Issuing
Lender's  breach of its material  obligations  under the Letter of Credit.  Each
Borrower  agrees  to  be  bound  by  the  Underlying  Issuer's  regulations  and interpretations  of any  Underlying  Letter  of Credit  or by  Issuing  Lender's
interpretations  of any L/C issued by Issuing  Lender to or for such  Borrower's account,  even though this  interpretation may be different from such Borrower's

                                       16

own, and each Borrower understands and agrees that the Lender Group shall not be liable for any error, negligence, or mistake, whether of omission or commission, in following Borrowers'  instructions or those contained in the Letter of Credit
or  any  modifications,   amendments,  or  supplements  thereto.  Each  Borrower
understands  that the L/C  Undertakings  may require Issuing Lender to indemnify the Underlying Issuer for certain costs or liabilities  arising out of claims by
Borrowers  against  such  Underlying  Issuer.  Each  Borrower  hereby  agrees to indemnify,  save, defend, and hold the Lender Group harmless with respect to any loss, cost, expense (including reasonable attorneys fees), or liability incurred by the Lender Group under any L/C  Undertaking as a result of the Lender Group's indemnification of any Underlying Issuer;  PROVIDED,  HOWEVER,  that no Borrower shall be obligated  hereunder  to  indemnify  for any loss,  cost,  expense,  or liability  to the extent  that it is caused by the gross  negligence  or willful misconduct of the Issuing Lender or any other member of the Lender Group, or for
Issuing Lender's breach of its material  obligations under the Letter of Credit.
Each Borrower hereby  acknowledges  and agrees that neither the Lender Group nor the Issuing  Lender  shall be  responsible  for  delays,  errors,  or  omissions resulting  from the  malfunction  of equipment in connection  with any Letter of
Credit.

            (d)   Each Borrower  hereby  authorizes  and directs any  Underlying
Issuer to deliver to the Issuing Lender all  instruments,  documents,  and other writings  and  property  received  by such  Underlying  Issuer  pursuant to such
Underlying  Letter of Credit  and to accept and rely upon the  Issuing  Lender's instructions  with  respect  to all  matters  arising  in  connection  with such
Underlying Letter of Credit and the related application.

            (e)   Any and all issuance  charges,  commissions,  fees,  and costs incurred by the Issuing Lender relating to Underlying Letters of Credit shall be
Lender Group  Expenses for purposes of this Agreement and  immediately  shall be reimbursable  by  Borrowers to Agent for the account of the Issuing  Lender;  it being acknowledged and agreed by each Borrower that, as of the Closing Date, the issuance charge imposed by the prospective  Underlying Issuer is .825% per annum times the undrawn amount of each Underlying Letter of Credit, that such issuance charge may be changed  from time to time,  and that the  Underlying  Issuer also imposes  a  schedule  of  charges  for  amendments,  extensions,  drawings,  and renewals.

            (f)   If by reason of (i) any change  after the Closing  Date in any applicable law, treaty,  rule, or regulation or any change in the interpretation or application thereof by any Governmental  Authority, or (ii) compliance by the
Underlying  Issuer  or  the  Lender  Group  with  any  direction,   request,  or
requirement   (irrespective   of  whether  having  the  force  of  law)  of  any
Governmental  Authority  or monetary  authority  including,  Regulation D of the
Federal  Reserve  Board  as  from  time to time in  effect  (and  any  successor thereto):

                  (i)   any reserve, deposit, or similar requirement is or shall
be imposed or modified in respect of any Letter of Credit issued hereunder, or

                  (ii)  there shall be imposed on the  Underlying  Issuer or the
Lender Group any other  condition  regarding any Underlying  Letter of Credit or any Letter of Credit issued pursuant hereto;

and the result of the foregoing is to increase, directly or indirectly, the cost to the Lender Group of issuing, making, guaranteeing,  or maintaining any Letter of Credit or to reduce the amount  receivable  in respect  thereof by the Lender
Group,  then,  and in any such case,  Agent may, at any time within a reasonable period after the additional  cost is incurred or the amount received is reduced, notify Administrative  Borrower,  and Borrowers shall pay on demand such amounts as Agent may specify to be  necessary  to  compensate  the Lender Group for such additional cost or reduced  receipt,  together with interest on such amount from the  date of  such  demand  until  payment  in full  thereof  at the  rate  then applicable  to Base Rate  Loans  hereunder.  The  determination  by Agent of any amount due pursuant to this Section, as set forth in a certificate setting forth the calculation thereof in reasonable detail,  shall, in the absence of manifest or demonstrable error, be final and conclusive and binding on all of the parties hereto.

                                       17

      2.13  LIBOR OPTION.

                  (a)   INTEREST AND INTEREST  PAYMENT DATES.  In lieu of having
interest charged at the rate based upon the Base Rate,  Borrowers shall have the option (the "LIBOR OPTION") to have interest on all or a portion of the Advances or the Term Loan be charged  (whether  at the time when made  (unless  otherwise provided herein), upon conversion from a Base Rate Loan to a LIBOR Rate Loan, or upon  continuation  of a LIBOR  Rate  Loan as a LIBOR  Rate  Loan)  at a rate of interest  based upon the LIBOR  Rate.  Interest  on LIBOR  Rate  Loans  shall be payable on the  earliest of (i) the last day of the Interest  Period  applicable thereto,  (ii) the date on  which  all or any  portion  of the  Obligations  are accelerated  pursuant  to the  terms  hereof,  or (iii)  the date on which  this
Agreement is terminated  pursuant to the terms  hereof.  On the last day of each
applicable  Interest  Period,  unless   Administrative   Borrower  properly  has
exercised the LIBOR Option with respect thereto, the interest rate applicable to such LIBOR Rate Loan  automatically  shall  convert to the rate of interest then applicable  to Base Rate Loans of the same type  hereunder.  At any time that an
Event of Default has occurred and is continuing,  Borrowers no longer shall have the option to request  that  Advances  or the Term Loan bear  interest at a rate based  upon the  LIBOR  Rate and  Agent  shall  have the right at the end of the applicable Interest Period for each LIBOR Rate Loan to convert the interest rate on such  LIBOR  Rate  Loan to the  rate  then  applicable  to  Base  Rate  Loans hereunder.

            (b)   LIBOR ELECTION.

                  (i)   Administrative  Borrower  may, at any time and from time
to time, so long as no Event of Default has occurred and is continuing, elect to exercise  the LIBOR Option by  notifying  Agent prior to 11:00 a.m.  (California time)  at  least 3  Business  Days  prior to the  commencement  of the  proposed
Interest  Period (the "LIBOR  DEADLINE").  Notice of  Administrative  Borrower's
election of the LIBOR Option for a permitted portion of the Advances or the Term
Loan and an Interest  Period  pursuant to this Section shall be made by delivery to Agent of a LIBOR Notice  received by Agent before the LIBOR  Deadline,  or by telephonic  notice  received by Agent before the LIBOR Deadline (to be confirmed by  delivery  to Agent of a LIBOR  Notice  received  by Agent prior to 5:00 p.m.
(California time) on the same day). Promptly upon its receipt of each such LIBOR
Notice, Agent shall provide a copy thereof to each of the affected Lenders.

                  (ii)  Each LIBOR  Notice shall be  irrevocable  and binding on
Borrowers.  In  connection  with each  LIBOR  Rate  Loan,  each  Borrower  shall indemnify,  defend,  and hold Agent and the Lenders  harmless  against any loss, cost, or expense  incurred by Agent or any Lender as a result of (A) the payment of any  principal  of any  LIBOR  Rate  Loan  other  than on the  last day of an
Interest  Period  applicable  thereto  (including  as a  result  of an  Event of
Default),  (B) the  conversion of any LIBOR Rate Loan other than on the last day of the  Interest  Period  applicable  thereto,  or (C) the  failure  to  borrow, convert,  continue  or prepay any LIBOR Rate Loan on the date  specified  in any
LIBOR  Notice  delivered  pursuant  hereto  (such  losses,  costs,  or expenses,
"FUNDING LOSSES"). Funding Losses shall, with respect to Agent or any Lender, be deemed to equal the amount  determined by Agent or such Lender to be the excess, if any, of (1) the amount of interest  that would have accrued on the  principal amount of such LIBOR Rate Loan had such  event not  occurred,  at the LIBOR Rate that would have been  applicable  thereto,  for the period from the date of such event to the last day of the then current  Interest  Period therefor (or, in the case of a failure to borrow,  convert,  or  continue,  for the period that would have been the Interest Period  therefor),  MINUS (2) the amount of interest that would accrue on such principal amount for such period at the interest rate which
Agent or such Lender would be offered were it to be offered, at the commencement of such period,  Dollar deposits of a comparable amount and period in the London interbank market. A certificate of Agent or a Lender delivered to Administrative
Borrower  setting  forth any  amount or  amounts  that  Agent or such  Lender is entitled to receive  pursuant to this  SECTION 2.13 shall be  conclusive  absent manifest error.

                  (iii) Borrowers shall have not more than 7 LIBOR Rate Loans in effect at any given time. Borrowers only may exercise the LIBOR Option for LIBOR
Rate Loans of at least $1,000,000.

                                       18

            (c)   CONVERSION.  Borrowers  may  convert  LIBOR Rate Loans to Base
Rate  Loans at any time;  PROVIDED,  HOWEVER,  that in the event that LIBOR Rate
Loans  are  converted  or  prepaid  on any date  that is not the last day of the
Interest  Period  applicable  thereto,  including  as a result of any  automatic prepayment  through  the  required  application  by  Agent of  proceeds  of Loan
Parties' and their  Subsidiaries'  Collections in accordance with SECTION 2.4(b)
or for  any  other  reason,  including  early  termination  of the  term of this
Agreement or acceleration  of all or any portion of the Obligations  pursuant to the terms hereof, each Borrower shall indemnify,  defend, and hold Agent and the
Lenders and their  Participants  harmless  against any and all Funding Losses in accordance with SECTION 2.13 (B)(II) above.

            (d)   SPECIAL PROVISIONS APPLICABLE TO LIBOR RATE.

                  (i)   The LIBOR Rate may be adjusted by Agent with  respect to
any  Lender  on a  prospective  basis to take into  account  any  additional  or increased  costs to such  Lender of  maintaining  or  obtaining  any  eurodollar deposits or increased  costs,  in each case,  due to changes in  applicable  law occurring subsequent to the commencement of the then applicable Interest Period, including  changes  in tax laws  (except  changes of  general  applicability  in corporate  income tax laws) and changes in the reserve  requirements  imposed by the  Board of  Governors  of the  Federal  Reserve  System  (or any  successor), excluding the Reserve  Percentage,  which  additional  or increased  costs would increase the cost of funding or maintaining  loans bearing interest at the LIBOR
Rate. In any such event, the affected Lender shall give Administrative  Borrower and Agent notice of such a determination and adjustment and Agent promptly shall transmit  the notice to each other  Lender  and,  upon its receipt of the notice from the  affected  Lender,  Administrative  Borrower  may,  by  notice  to such affected Lender (y) require such Lender to furnish to Administrative  Borrower a statement  setting forth the basis for adjusting  such LIBOR Rate and the method for determining the amount of such adjustment, or (z) repay the LIBOR Rate Loans with respect to which such  adjustment  is made  (together  with any amounts due under SECTION 2.13(B)(II)).

                  (ii)  In the event that any change in market conditions or any law,  regulation,  treaty,  or  directive,  or  any  change  therein  or in  the interpretation of application thereof,  shall at any time after the date hereof, in the reasonable  opinion of any Lender,  make it unlawful or  impractical  for such Lender to fund or maintain  LIBOR Rate Loans or to continue such funding or maintaining,  or to determine or charge  interest rates at the LIBOR Rate,  such
Lender   shall  give  notice  of  such  changed   circumstances   to  Agent  and
Administrative  Borrower and Agent  promptly  shall  transmit the notice to each other Lender and (y) in the case of any LIBOR Rate Loans of such Lender that are outstanding,  the date  specified in such Lender's  notice shall be deemed to be the last day of the Interest Period of such LIBOR Rate Loans,  and interest upon the LIBOR Rate Loans of such Lender thereafter shall accrue interest at the rate then  applicable to Base Rate Loans,  and (z) Borrowers shall not be entitled to elect the LIBOR Option until such Lender  determines  that it would no longer be unlawful or impractical to do so.

            (e)   NO  REQUIREMENT OF MATCHED  FUNDING.  Anything to the contrary contained  herein  notwithstanding,  neither Agent,  nor any Lender,  nor any of their Participants,  is required actually to acquire eurodollar deposits to fund or otherwise match fund any Obligation as to which interest accrues at the LIBOR
Rate.  The  provisions  of this  Section  shall  apply as if each  Lender or its
Participants had match funded any Obligation as to which interest is accruing at the LIBOR Rate by acquiring  eurodollar deposits for each Interest Period in the amount of the LIBOR Rate Loans.

      2.14  CAPITAL  REQUIREMENTS.   If,  after  the  date  hereof,  any  Lender
determines  that (i) the adoption of or change in any law,  rule,  regulation or guideline regarding capital requirements for banks or bank holding companies, or any change in the  interpretation  or  application  thereof by any  Governmental
Authority charged with the  administration  thereof,  or (ii) compliance by such
Lender or its  parent  bank  holding  company  with any  guideline,  request  or directive of any such entity regarding  capital adequacy  (whether or not having the force of law),  has the effect of  reducing  the return on such  Lender's or such holding  company's  capital as a consequence  of such Lender's  Commitments hereunder to a level below that which such Lender or such holding  company could have  achieved  but for  such  adoption,  change,  or  compliance  (taking  into

                                       19

consideration  such Lender's or such holding  company's  then existing  policies with  respect to capital  adequacy and  assuming  the full  utilization  of such entity's capital) by any amount deemed by such Lender to be material,  then such
Lender may notify Administrative  Borrower and Agent thereof.  Following receipt of such notice,  Borrowers agree to pay such Lender on demand the amount of such reduction of return of capital as and when such reduction is determined, payable within 90 days after  presentation  by such Lender of a statement  in the amount and setting forth in reasonable detail such Lender's calculation thereof and the assumptions  upon which such  calculation  was based (which  statement  shall be deemed true and correct absent manifest error). In determining such amount, such
Lender may use any reasonable averaging and attribution methods.

      2.15  JOINT AND SEVERAL LIABILITY OF BORROWERS.

            (a)   Each  Borrower  is  accepting  joint  and  several   liability
hereunder and under the other Loan Documents in  consideration  of the financial accommodations to be provided by the Lender Group under this Agreement,  for the mutual benefit,  directly and indirectly,  of each Borrower and in consideration of the undertakings of the other Borrowers to accept joint and several liability
for  the   Obligations.   Each   Borrower   hereby   further   irrevocably   and
unconditionally  guaranties as and for its own debt, until final payment in full thereof has been made, (a) the payment of the Obligations,  when and as the same shall  become due and  payable,  whether at  maturity,  pursuant  to a mandatory prepayment  requirement,  by acceleration,  or otherwise; it being the intent of each  Borrower that the guaranty set forth herein shall be a guaranty of payment and not a guaranty of collection; and (b) the punctual and faithful performance, keeping,  observance, and fulfillment by each Borrower of all of the agreements, conditions,  covenants,  and  obligations  of such  Borrower  contained  in this
Agreement and under each of the other Loan Documents.

            (b)   Each Borrower,  jointly and severally,  hereby irrevocably and unconditionally  accepts, not merely as a surety but also as a co-debtor,  joint and several liability with the other Borrowers,  with respect to the payment and performance of all of the Obligations  (including any Obligations  arising under this SECTION  2.15),  it being the intention of the parties  hereto that all the
Obligations shall be the joint and several  obligations of each Borrower without preferences or distinction among them.

            (c)   If and to the extent that any Borrower  shall fail to make any payment with respect to any of the Obligations as and when due or to perform any of the Obligations in accordance with the terms thereof, then in each such event the other  Borrowers  will make such payment  with respect to, or perform,  such
Obligation.

            (d)   The  Obligations of each Borrower under the provisions of this
SECTION  2.15   constitute  the  absolute  and   unconditional,   full  recourse
Obligations  of each  Borrower  enforceable  against  each  Borrower to the full extent of its properties and assets, irrespective of the validity, regularity or enforceability of this Agreement or any other circumstances whatsoever.

            (e)   Except as otherwise expressly provided in this Agreement, each
Borrower hereby waives notice of acceptance of its joint and several  liability, notice of any  Advances  or Letters of Credit  issued  under or pursuant to this
Agreement,  notice of the occurrence of any Default, Event of Default, or of any demand for any payment  under this  Agreement,  notice of any action at any time taken  or  omitted  by  Agent  or  Lenders  under  or in  respect  of any of the
Obligations, any requirement of diligence or to mitigate damages and, generally, to the extent  permitted  by  applicable  law,  all  demands,  notices and other formalities of every kind in connection with this Agreement (except as otherwise provided in this Agreement).  Each Borrower hereby assents to, and waives notice of, any  extension  or  postponement  of the time for the  payment of any of the
Obligations,  the  acceptance  of any  payment  of any of the  Obligations,  the acceptance of any partial payment thereon,  any waiver,  consent or other action or  acquiescence  by Agent or  Lenders  at any time or times in  respect  of any default  by any  Borrower  in  the  performance  or  satisfaction  of any  term,
covenant,   condition  or  provision  of  this  Agreement,  any  and  all  other indulgences whatsoever by Agent or Lenders in respect of any of the Obligations, and the taking,  addition,  substitution or release, in whole or in part, at any time or times,  of any  security  for any of the  Obligations  or the  addition, substitution or release, in whole or in part, of any Borrower.  Without limiting

                                       20

the  generality of the foregoing,  each Borrower  assents to any other action or delay in  acting  or  failure  to act on the part of any  Agent or  Lender  with respect to the  failure by any  Borrower  to comply  with any of its  respective
Obligations,  including,  without limitation, any failure strictly or diligently to assert any right or to pursue any remedy or to comply  fully with  applicable laws or  regulations  thereunder,  which might,  but for the  provisions of this
SECTION  2.15 afford  grounds for  terminating,  discharging  or  relieving  any
Borrower,  in whole or in part, from any of its  Obligations  under this SECTION
2.15,  it being  the  intention  of each  Borrower  that,  so long as any of the
Obligations hereunder remain unsatisfied, the Obligations of each Borrower under this SECTION 2.15 shall not be discharged except by performance and then only to the extent of such  performance.  The  Obligations  of each Borrower  under this
SECTION  2.15  shall  not  be  diminished  or  rendered   unenforceable  by  any
unenforceability  of this  Agreement or any other Loan  Document  against one or more of the other  Borrowers  or any  winding up,  reorganization,  arrangement, liquidation,  reconstruction or similar  proceeding with respect to any Borrower or any Agent or Lender.

            (f)   Each  Borrower  represents  and  warrants to Agent and Lenders that such Borrower is currently informed of the financial condition of Borrowers and of all other  circumstances  which a diligent inquiry would reveal and which bear upon the risk of  nonpayment  of the  Obligations.  Each  Borrower  further represents  and  warrants to Agent and Lenders  that such  Borrower has read and understands the terms and conditions of the Loan Documents. Each Borrower hereby covenants  that such  Borrower  will  continue to keep  informed  of  Borrowers'
financial condition, the financial condition of other guarantors, if any, and of all other circumstances which bear upon the risk of nonpayment or nonperformance of the Obligations.

            (g)   Each Borrower waives all rights and defenses arising out of an election  of remedies  by Agent or any  Lender,  even  though  that  election of remedies,  such as a  nonjudicial  foreclosure  with  respect to security  for a guaranteed  obligation,  has  destroyed  Agent's  or  such  Lender's  rights  of subrogation and reimbursement  against such Borrower by the operation of Section
580(d) of the California Code of Civil Procedure or otherwise:

            (h)   Each  Borrower  waives  all  rights  and  defenses  that  such
Borrower may have because the  Obligations  are secured by Real  Property.  This means, among other things:

                  (i)   Agent and Lenders may collect from such Borrower without
first  foreclosing  on any  Real or  Personal  Property  Collateral  pledged  by
Borrowers.

                  (ii)  If Agent or any Lender  forecloses  on any Real Property
Collateral pledged by Borrowers:

                        (A)   The amount of the  Obligations may be reduced only
by the price for which that collateral is sold at the foreclosure  sale, even if the collateral is worth more than the sale price.

                        (B)   Agent and Lenders may collect  from such  Borrower
even if Agent or Lenders,  by foreclosing on the Real Property  Collateral,  has destroyed any right such Borrower may have to collect from the other Borrowers.

This is an unconditional and irrevocable  waiver of any rights and defenses such
Borrower may have because the  Obligations  are secured by Real Property.  These rights and  defenses  include,  but are not  limited  to, any rights or defenses based upon  Section  580a,  580b,  580d or 726 of the  California  Code of Civil
Procedure.

            (i)   The  provisions  of this SECTION 2.15 are made for the benefit of Agent,  Lenders  and their  respective  successors  and  assigns,  and may be enforced by it or them from time to time  against any or all  Borrowers as often as occasion  therefor  may arise and without  requirement  on the part of Agent,
Lender,  successor  or assign  first to marshal any of its or their claims or to exercise  any of its or their  rights  against  any  Borrower  or to exhaust any remedies  available to it or them against any Borrower or to resort to any other source or means of obtaining  payment of any of the Obligations  hereunder or to elect any other  remedy.  The  provisions  of this  SECTION 2.15 shall remain in

                                       21

effect  until all of the  Obligations  shall have been paid in full or otherwise fully  satisfied.  If at any time,  any payment,  or any part  thereof,  made in respect of any of the Obligations, is rescinded or must otherwise be restored or
returned  by  Agent  or  any  Lender   upon  the   insolvency,   bankruptcy   or
reorganization  of any Borrower,  or otherwise,  the  provisions of this SECTION
2.15 will forthwith be reinstated in effect, as though such payment had not been made.

            (j)   Until the  Obligations  have been paid in full and each of the
Commitments terminated, each Borrower hereby agrees that it will not enforce any of its rights of  contribution  or  subrogation  against any other Borrower with respect to any liability incurred by it hereunder or under any of the other Loan
Documents,  any  payments  made by it to Agent or Lenders with respect to any of the  Obligations  or any  collateral  security  therefor.  Any  claim  which any
Borrower may have against any other Borrower with respect to any payments to any
Agent or Lender hereunder or under any other Loan Documents are hereby expressly made  subordinate and junior in right of payment to the prior payment in full in cash  of the  Obligations  and,  in the  event  of any  insolvency,  bankruptcy, receivership,  liquidation, reorganization or other similar proceeding under the laws of any  jurisdiction  relating  to any  Borrower,  its debts or its assets, whether voluntary or involuntary,  all such Obligations shall be paid in full in cash  before any  payment or  distribution  of any  character,  whether in cash, securities or other property, shall be made to any other Borrower therefor.

            (k)   Each Borrower  hereby agrees that,  after the  occurrence  and during the  continuance  of any Default or Event of Default,  the payment of any amounts due with respect to the indebtedness  owing by any Borrower to any other
Borrower  is hereby  subordinated  to the prior  payment  in full in cash of the
Obligations.  Each Borrower  hereby agrees that after the  occurrence and during the  continuance  of any Default or Event of  Default,  such  Borrower  will not demand,  sue for or otherwise  attempt to collect any  indebtedness of any other
Borrower  owing to such Borrower until the  Obligations  shall have been paid in full in cash. If,  notwithstanding the foregoing  sentence,  such Borrower shall collect,  enforce or receive any amounts in respect of such  indebtedness,  such amounts  shall be  collected,  enforced and received by such Borrower as trustee for  Agent,  and such  Borrower  shall  deliver  any such  amounts  to Agent for application to the Obligations in accordance with SECTION 2.4(B).

3.    CONDITIONS; TERM OF AGREEMENT.

      3.1   CONDITIONS  PRECEDENT  TO  THE  INITIAL  EXTENSION  OF  CREDIT.  The
obligation of each Lender to make its initial  extension of credit  provided for hereunder, is subject to the fulfillment,  to the satisfaction of Agent and each
Lender of each of the conditions precedent set forth on SCHEDULE 3.1 (the making of such initial extension of credit by a Lender being conclusively  deemed to be its satisfaction or waiver of the conditions precedent).

      3.2   CONDITIONS  PRECEDENT TO ALL EXTENSIONS OF CREDIT. The obligation of the Lender Group (or any member  thereof) to make any Advances  hereunder (or to extend any other credit hereunder) at any time shall be subject to the following conditions precedent:

            (a)   the  representations  and  warranties  of the Loan Parties and their  Subsidiaries  contained in this  Agreement or in the other Loan Documents shall be true and correct in all material respects (except that such materiality qualifier  shall not be applicable to any  representations  and warranties  that already are qualified or modified by  materiality in the text thereof) on and as of the date of such  extension of credit,  as though made on and as of such date
(except to the extent that such  representations and warranties relate solely to an earlier date);

            (b)   no  Default or Event of Default  shall  have  occurred  and be continuing on the date of such extension of credit, nor shall either result from the making thereof;

                                       22

            (c)   no injunction, writ, restraining order, or other order, or any law, rule or regulation of any nature  restricting or  prohibiting,  directly or indirectly,  the  extending  of such credit shall have been issued and remain in force by any  Governmental  Authority  against  any Loan  Party,  Agent,  or any
Lender; and

            (d)   no Material  Adverse Change shall have occurred since December
31, 2006, provided that the transactions  contemplated by this Agreement and the transactions made in connection with the Permitted Merger shall not constitute a
Material Adverse Change.

      3.3   TERM.  This Agreement  shall continue in full force and effect for a
term   ending  on  July  17,  2012  (the   "MATURITY   DATE").   The   foregoing
notwithstanding,  the Lender Group,  upon the election of the Required  Lenders, shall  have  the  right  to  terminate  its  obligations  under  this  Agreement immediately  and without notice upon the occurrence and during the  continuation of an Event of Default.

      3.4   EFFECT OF TERMINATION. On the date of termination of this Agreement, all Obligations  (including  contingent  reimbursement  obligations of Borrowers with respect to  outstanding  Letters of Credit and  including  all Bank Product
Obligations)  immediately  shall become due and payable without notice or demand
(including  the  requirement   that  Borrower   provide  (a)  Letter  of  Credit
Collateralization,  and (b) Bank Product  Collateralization).  No termination of this  Agreement,  however,  shall  relieve or  discharge  Loan  Parties or their
Subsidiaries of their duties,  Obligations,  or covenants hereunder or under any other Loan  Document  and the Agent's  Liens in the  Collateral  shall remain in effect  until all  Obligations  have been  paid in full and the  Lender  Group's obligations to provide  additional  credit hereunder have been terminated.  When this Agreement has been terminated and all of the Obligations  have been paid in full and the Lender Group's  obligations to provide  additional credit under the
Loan Documents have been terminated irrevocably,  Agent will, at Borrowers' sole expense, execute and deliver any termination statements, lien releases, mortgage releases,  re-assignments of trademarks,  discharges of security interests,  and other similar discharge or release documents (and, if applicable,  in recordable form) as are reasonably  necessary to release,  as of record,  the Agent's Liens and all notices of security  interests and liens  previously filed by Agent with respect to the Obligations.

      3.5   EARLY  TERMINATION BY BORROWERS.  Borrowers have the option,  at any time upon 30 days prior written notice to Agent, to terminate this Agreement and terminate the Commitments  hereunder,  without penalty or premium,  by paying to
Agent,  in cash,  the  Obligations  (including  (a)  providing  Letter of Credit
Collateralization  with respect to the then existing Letter of Credit Usage, and
(b) providing Bank Product  Collateralization  with respect to the then existing
Bank Products), in full. If Borrowers have sent a notice of termination pursuant to the  provisions of this Section,  then the  Commitments  shall  terminate and
Borrowers shall be obligated to repay the  Obligations  (including (a) providing
Letter of Credit  Collateralization  with respect to the then existing Letter of
Credit Usage, and (b) providing Bank Product  Collateralization  with respect to the then existing Bank Products),  in full, on the date set forth as the date of termination of this Agreement in such notice.

4.    REPRESENTATIONS AND WARRANTIES.

            In order to induce  the Lender  Group to enter into this  Agreement,
Parent and each Borrower make the following  representations  and  warranties to the Lender Group which shall be true,  correct,  and  complete,  in all material respects,  as of the date hereof, and shall be true, correct,  and complete,  in all material respects,  as of the Closing Date, and at and as of the date of the making of each Advance (or other extension of credit) made thereafter, as though made on and as of the  date of such  Advance  (or  other  extension  of  credit)
(except to the extent that such  representations and warranties relate solely to an  earlier  date or any  Schedule  or  Projection  referred  to herein has been updated  or  amended  in  accordance  herewith)  and  such  representations  and warranties shall survive the execution and delivery of this Agreement:

                                       23

      4.1   NO  ENCUMBRANCES.  Each Loan Party and its Subsidiaries has good and indefeasible title to, or a valid leasehold interest in, their personal property assets and good and marketable title to, or a valid leasehold interest in, their
Real Property, in each case, free and clear of Liens except for Permitted Liens.

      4.2   ELIGIBLE  ACCOUNTS.  As  to  each  Account  that  is  identified  by
Administrative  Borrower  as an  Eligible  Account in a  borrowing  base  report submitted to Agent, such Account is (a) a bona fide existing payment  obligation of the  applicable  Account Debtor created by the sale and delivery of Inventory or the  rendition of services to such Account  Debtor in the ordinary  course of
Borrowers' business, (b) owed to Borrowers without any known defenses, disputes, offsets,  counterclaims,  or  rights  of  return  or  cancellation,  and (c) not excluded as ineligible  by virtue of one or more of the  excluding  criteria set forth in the definition of Eligible Accounts.

      4.3   ELIGIBLE INVENTORY.  As to each item of Inventory that is identified by  Administrative  Borrower as Eligible  Inventory  in a borrowing  base report submitted to Agent, such Inventory is (a) of good and merchantable quality, free from known defects,  and (b) not excluded as ineligible by virtue of one or more of the excluding criteria set forth in the definition of Eligible Inventory.

      4.4   EQUIPMENT. Each material item of Equipment of Loan Parties and their
Subsidiaries  is used or held for use in their  business  and is in good working order, ordinary wear and tear and damage by casualty excepted.

      4.5   LOCATION OF INVENTORY  AND  EQUIPMENT.  The  Collateral  (other than vehicles, Inventory maintained on vehicles and Equipment out for repair) of Loan
Parties and their  Subsidiaries  is not stored with a bailee,  warehouseman,  or similar  party  (except with  respect to  Inventory  in the  ordinary  course of business),  and is  located  only  at,  or  in-transit  between,  the  locations identified on SCHEDULE 4.5 (as such Schedule may be updated  pursuant to SECTION
5.9).

      4.6   INVENTORY  RECORDS.  Each Loan  Party  keeps  correct  and  accurate records in all material respects itemizing and describing the type, quality, and quantity of its and its Subsidiaries' Inventory and the book value thereof.

      4.7   JURISDICTION OF  ORGANIZATION;  LOCATION OF CHIEF EXECUTIVE  OFFICE;
ORGANIZATIONAL IDENTIFICATION NUMBER; COMMERCIAL TORT CLAIMS.

            (a)   The name of (within the meaning of Section  9-503 of the Code)
and jurisdiction of organization of each Loan Party and each of its Subsidiaries is set forth on SCHEDULE  4.7(A) (as such  Schedule  may be updated from time to time to reflect changes permitted to be made under SECTION 6.5).

            (b)   The chief  executive  office of each Loan  Party is located at the address  indicated on SCHEDULE  4.7(B) (as such Schedule may be updated from time to time to reflect changes permitted to be made under SECTION 5.9).

            (c)   Each   Loan   Party's   tax    identification    numbers   and
organizational identification numbers, if any, are identified on SCHEDULE 4.7(C)
(as such Schedule may be updated from time to time to reflect changes  permitted to be made under SECTION 6.5).

            (d)   As  of  the  Closing   Date,   the  Loan   Parties  and  their
Subsidiaries  do not hold any  commercial  tort  claims,  except as set forth on
SCHEDULE 4.7(D).

      4.8   DUE ORGANIZATION AND QUALIFICATION; SUBSIDIARIES.

            (a)   Each Loan Party (i) is duly organized and existing and in good standing (or the non-U.S. equivalent thereof) under the laws of the jurisdiction of its organization and qualified to do business in each jurisdiction  where the

                                       24

failure to be so qualified  reasonably could be expected to result in a Material
Adverse  Change,  and (ii) has all requisite  power and authority to conduct its business as now conducted and as currently contemplated,  to make the borrowings hereunder  (in the case of  Borrowers),  and to execute  and  deliver  each Loan
Document to which it is a party, and to consummate the transactions contemplated thereby.

            (b)   Set forth on SCHEDULE  4.8(B) (as such Schedule may be updated from time to time to reflect  changes  permitted to be made under SECTION 5.16), is a complete and accurate  description of the authorized  capital Stock of each
Loan Party,  by class,  and, as of the Closing Date, a description of the number of shares of each such  class that are  issued  and  outstanding.  Other than as described on SCHEDULE 4.8(B), there are no subscriptions,  options, warrants, or calls  relating to any shares (or other  equity  interest)  of each Loan Party's capital  Stock,  including  any  right  of  conversion  or  exchange  under  any outstanding  security  or other  instrument.  No Loan  Party is  subject  to any obligation  (contingent  or otherwise)  to  repurchase  or otherwise  acquire or retire any  shares of its  capital  Stock or any  security  convertible  into or exchangeable for any of its capital Stock.

            (c)   Set forth on SCHEDULE  4.8(C) (as such Schedule may be updated from time to time to reflect  changes  permitted to be made under SECTION 5.16), is a  complete  and  accurate  list of each Loan  Party's  direct  and  indirect
Subsidiaries,  showing:  (i) the  jurisdiction of their  organization,  (ii) the number of shares of each class of common and preferred Stock authorized for each of such Subsidiaries, and (iii) the number and the percentage of the outstanding shares of each such class owned  directly or indirectly by the  applicable  Loan
Party.  All of the  outstanding  capital Stock of each such  Subsidiary has been validly issued and is fully paid and non-assessable.

            (d)   Except  as  set  forth  on  SCHEDULE  4.8(C),   there  are  no
subscriptions,  options,  warrants,  or calls relating to any shares of any Loan
Party's  Subsidiaries'  capital  Stock,  including  any right of  conversion  or exchange under any outstanding  security or other  instrument.  No Loan Party or any of its respective  Subsidiaries is subject to any obligation  (contingent or otherwise) to  repurchase or otherwise  acquire or retire any shares of any Loan
Party's  Subsidiaries'  capital  Stock  or  any  security  convertible  into  or exchangeable for any such capital Stock.

      4.9   DUE AUTHORIZATION; NO CONFLICT.

            (a)   As to each Borrower, the execution,  delivery, and performance by such Borrower of this Agreement and the Loan Documents to which it is a party have been duly authorized by all necessary action on the part of such Borrower.

            (b)   As to each Borrower, the execution,  delivery, and performance by such Borrower of this Agreement and the other Loan Documents to which it is a party do not and will not (i) violate any provision of federal,  state, or local law or regulation  applicable to such Borrower,  the Governing Documents of such
Borrower,  or any order,  judgment, or decree of any court or other Governmental
Authority  binding on such Borrower,  (ii) conflict with, result in a breach of, or  constitute  (with due  notice or lapse of time or both) a default  under any
Material  Contract of such Borrower,  (iii) result in or require the creation or imposition of any Lien of any nature whatsoever upon any properties or assets of such Borrower,  other than Permitted  Liens,  (iv) do not and will not result in any default, noncompliance,  suspension,  revocation,  impairment, forfeiture or nonrenewal of any permit,  license,  authorization or approval applicable to its operations  or any of its  properties,  or (v)  require  any  approval  of  such
Borrower's  interestholders  or any  approval or consent of any Person under any
Material  Contract of such Borrower,  other than consents or approvals that have been obtained and that are still in force and effect.

            (c)   Other than the filing of financing statements, the recordation of the  Mortgages,  and other  filings or  actions  necessary  to perfect  Liens granted to Agent in the Collateral, the execution,  delivery, and performance by each  Borrower  of this  Agreement  and the other Loan  Documents  to which such
Borrower is a party do not and will not require any registration with,  consent, or  approval  of, or notice to, or other  action  with or by,  any  Governmental
Authority, other than consents or approvals that have been obtained and that are still in force and effect.

                                       25

            (d)   As to  each  Borrower,  this  Agreement  and  the  other  Loan
Documents  to  which  such  Borrower  is  a  party,   and  all  other  documents
contemplated  hereby and thereby,  when  executed and delivered by such Borrower will be the legally valid and binding obligations of such Borrower,  enforceable against such  Borrower in  accordance  with their  respective  terms,  except as enforcement may be limited by equitable principles or by bankruptcy, insolvency, reorganization,  moratorium,  or similar laws relating to or limiting creditors'
rights generally.

            (e)   The Agent's Liens are validly  created,  perfected (other than
(i) in respect of motor  vehicles and (ii) any Deposit  Accounts and  Securities
Accounts not subject to a Control  Agreement as permitted by SECTION  6.12,  and subject only to the filing of financing  statements  and the  recordation of the
Mortgages,  and  (ii) to the  extent  such  Liens  are not  validly  created  or perfected  solely as a result  of the  gross  negligence  of  Agent),  and first priority Liens (subject only to Permitted Priority Liens).

            (f)   The execution,  delivery, and performance by each Guarantor of the Loan  Documents  to which it is a party  have  been duly  authorized  by all necessary action on the part of such Guarantor.

            (g)   The execution,  delivery, and performance by each Guarantor of the Loan  Documents  to which it is a party do not and will not (i)  violate any provision  of federal,  state,  or local law or  regulation  applicable  to such
Guarantor, the Governing Documents of such Guarantor, or any order, judgment, or decree of any court or other  Governmental  Authority binding on such Guarantor,
(ii) conflict  with,  result in a breach of, or  constitute  (with due notice or lapse of time or both) a default under any Material  Contract of such Guarantor,
(iii) result in or require the creation or  imposition of any Lien of any nature whatsoever upon any properties or assets of such Guarantor, other than Permitted
Liens,  (iv)  do  not  and  will  not  result  in  any  default,  noncompliance, suspension,  revocation,  impairment,  forfeiture  or  nonrenewal of any permit, license,  authorization  or approval  applicable to its operations or any of its properties,  or (v) require any approval of such Guarantor's  interestholders or any  approval  or consent  of any Person  under any  Material  Contract  of such
Guarantor, other than consents or approvals that have been obtained and that are still in force and effect.

            (h)   Other  than  the  filing  of  financing   statements  and  the
recordation of the Mortgages,  and other filings or actions necessary to perfect
Liens  granted  to  Agent  in  the  Collateral,  the  execution,  delivery,  and performance by each Guarantor of the Loan Documents to which such Guarantor is a party do not and will not require any registration  with,  consent,  or approval of, or notice to, or other action with or by, any Governmental Authority,  other than  consents or approvals  that have been obtained and that are still in force and effect.

            (i)   The Loan Documents to which each Guarantor is a party, and all other documents  contemplated hereby and thereby, when executed and delivered by such  Guarantor  will be the  legally  valid  and  binding  obligations  of such
Guarantor,   enforceable   against  such  Guarantor  in  accordance  with  their
respective terms,  except as enforcement may be limited by equitable  principles or by  bankruptcy,  insolvency,  reorganization,  moratorium,  or  similar  laws relating to or limiting creditors' rights generally.

      4.10  LITIGATION.  Other than those matters disclosed on SCHEDULE 4.10 and other than matters arising after the Closing Date that  reasonably  could not be expected to result in a Material Adverse Change, there are no actions, suits, or proceedings pending or, to the knowledge of Parent and each Borrower, threatened against any Loan Party or any of its Subsidiaries.  As of the Closing Date, none of the Loan Parties holds any commercial tort claims in respect of which a claim has been  filed in a court of law or a written  notice by an  attorney  has been given to a potential defendant.

      4.11  NO MATERIAL  ADVERSE CHANGE.  All financial  statements  relating to
Parent and its  Subsidiaries  that have been  delivered by any Loan Party to the
Lender Group have been prepared in accordance with GAAP (except,  in the case of

                                       26

unaudited financial  statements,  for the lack of footnotes and being subject to year-end  audit  adjustments)  and  present  fairly  in all  material  respects,
Parent's and its  Subsidiaries'  financial  condition as of the date thereof and results of operations  for the period then ended.  There has not been a Material
Adverse  Change with respect to Parent and its  Subsidiaries  since December 31,
2006.  Notwithstanding  anything to the  contrary  herein,  for purposes of this
Agreement,  no Material  Adverse  Change shall be deemed to have occurred on the
Closing Date as a direct result (i) of the making of the initial  Advances,  the
Term Loan or issuance of Letters of Credit or (ii) from  transactions  completed prior to the Closing Date directly  related to the consummation of the Permitted
Merger.

      4.12  FRAUDULENT TRANSFER.

            (a)   Each  Loan  Party  and  each  Subsidiary  of a Loan  Party  is
Solvent.

            (b)   No transfer of property is being made by any Loan Party or any
Subsidiary of a Loan Party and no obligation is being incurred by any Loan Party or  any  Subsidiary  of  a  Loan  Party  in  connection  with  the  transactions contemplated  by this  Agreement or the other Loan  Documents with the intent to hinder, delay, or defraud either present or future creditors of the Loan Parties or their Subsidiaries.

      4.13  EMPLOYEE  BENEFITS.  (a) Except as set forth on Schedule  4.13,  (i)
each Employee Plan is in substantial  compliance with ERISA and the IRC, (ii) no
Termination Event has occurred nor is reasonably  expected to occur with respect to any Employee  Plan,  (iii) the most recent  annual  report (Form 5500 Series)
with respect to each Employee Plan, including any required Schedule B (Actuarial
Information) thereto,  copies of which have been filed with the Internal Revenue
Service and  delivered to Agent,  is to the  knowledge of Borrower  complete and correct,  and since the date of such report  there has been no Material  Adverse
Change in such funding status,  (iv) copies of each agreement  entered into with the PBGC,  the U.S.  Department  of Labor or the Internal  Revenue  Service with respect to any Employee Plan have been delivered to Agent,  (v) no Employee Plan had an  accumulated  or waived  funding  deficiency or permitted  decrease which would create a deficiency in its funding  standard account or has applied for an extension of any  amortization  period  within the meaning of Section 412 of the
IRC at any time during the previous 60 months,  and (vi) no Lien  imposed  under the IRC or ERISA  exists or is likely to arise on account of any  Employee  Plan within the  meaning of Section  412 of the IRC.  Except as set forth on Schedule
4.13, no Loan Party or any of its ERISA  Affiliates  has incurred any withdrawal liability under ERISA with respect to any Multiemployer Plan, or is aware of any facts  indicating  that  it or any of its  ERISA  Affiliates  may in the  future reasonably  be expected to incur any such  withdrawal  liability.  Except as set forth on Schedule  4.13,  no Loan Party or any of its ERISA  Affiliates  nor any
fiduciary  of any  Employee  Plan  has (A)  engaged  in a  nonexempt  prohibited transaction  described  in  Sections  406 of ERISA or 4975 of the IRC that could reasonably be expected to result in a Material Adverse Change, (B) failed to pay any required  installment or other payment required under Section 412 of the IRC on or before  the due date for such  required  installment  or  payment  if such failure is not cured within 3 Business Days, (C) engaged in a transaction within the meaning of Section 4069 of ERISA or (D)  incurred any  liability to the PBGC which remains  outstanding other than the payment of premiums,  and there are no premium  payments  which have become due which are unpaid.  There are no pending or, to the knowledge of any Loan Party, threatened claims, actions,  proceedings or lawsuits  (other than claims for benefits in the normal  course)  asserted or instituted  against (1) any Employee Plan or its assets,  (2) any fiduciary with respect  to any  Employee  Plan,  or (3)  any  Loan  Party  or any of its  ERISA
Affiliates  with  respect to any  Employee  Plan.  Except as required by Section
4980B of the IRC,  no Loan  Party or any of its ERISA  Affiliates  maintains  an employee  welfare  benefit  plan (as  defined  in Section  3(1) of ERISA)  which provides  health or welfare  benefits  (through  the  purchase of  insurance  or otherwise)  for any  retired or former  employee of any Loan Party or any of its
ERISA Affiliates or coverage after a participant's termination of employment.

            (b)   Except as set forth on SCHEDULE  4.13,  there is (a) no unfair labor practice complaint pending or, to Parent's and each Borrower's  knowledge, threatened  against  any Loan Party  before any  Governmental  Authority  and no grievance or arbitration proceeding pending or threatened against any Loan Party which arises out of or under any collective bargaining agreement, (b) no strike, labor dispute, slowdown,  stoppage or similar action or grievance pending or, to

                                       27

the best  knowledge  of Parent and each  Borrower,  threatened  against any Loan
Party and (c) no union  representation  question  existing  with  respect to the employees of any Loan Party and no union  organizing  activity taking place with respect to any of the  employees  of any of them.  No Loan Party,  nor any ERISA
Affiliate of any Loan Party has incurred any liability or  obligation  under the
Worker  Adjustment and Retraining  Notification  Act or similar state law, which remains unpaid or  unsatisfied.  The hours worked and payments made to employees of Loan Parties have not been in  violation of the Fair Labor  Standards  Act or any other applicable legal requirements. All material payments due from any Loan
Party on account of workers compensation,  wages and employee health and welfare insurance  and other  benefits  have been paid or accrued as a liability  on the books of such Loan Party.

      4.14  ENVIRONMENTAL  CONDITION.  Except as set forth on SCHEDULE 4.14, (a)
to Parent's and each  Borrower's  knowledge,  none of the Loan Parties' or their
Subsidiaries'  properties  or assets  has ever been used by the Loan  Parties or their Subsidiaries,  or, to their knowledge,  by previous owners or operators in the disposal of, or to produce, store, handle, treat, release, or transport, any
Hazardous Materials, where such use, production,  storage, handling,  treatment, release  or  transport  was  in  violation,  in  any  material  respect,  of any applicable  material  Environmental  Law,  (b) to Parent's  and each  Borrower's knowledge,  none of the Loan  Parties'  nor their  Subsidiaries'  properties  or assets has ever been  designated  or  identified  in any manner  pursuant to any environmental  protection  statute as a Hazardous  Materials  disposal site, (c)
none of the Loan Parties nor any of their  Subsidiaries  have  received  written notice  that a Lien  arising  under any  Environmental  Law has  attached to any revenues or to any Real Property  owned or operated by the Loan Parties or their
Subsidiaries,  and (d) none of the Loan  Parties  nor any of their  Subsidiaries have received a summons,  citation, written notice, or directive from the United
States   Environmental   Protection   Agency  or  any  other  federal  or  state
governmental agency concerning any material action or omission by any Loan Party or any  Subsidiary  of a Loan Party  resulting in the  releasing or disposing of
Hazardous Materials into the environment.

      4.15  INTELLECTUAL PROPERTY. Each Loan Party and each Subsidiary of a Loan
Party owns,  or holds  licenses in, all  trademarks,  trade  names,  copyrights, patents,  patent  rights,  and licenses that are necessary to the conduct of its business as  currently  conducted,  and  attached  hereto as  SCHEDULE  4.15 (as updated  from time to time) is a true,  correct,  and  complete  listing  of all material  patents,  patent  applications,  trademarks,  trademark  applications, copyrights,  and copyright  registrations  as to which each Loan Party or one of its Subsidiaries is the owner or is an exclusive  licensee;  PROVIDED,  HOWEVER, that Administrative  Borrower may amend SCHEDULE 4.15 to add additional property so long as such  amendment  occurs by  written  notice to Agent not less than 10 days  before  the date on which a Loan Party or any  Subsidiary  of a Loan Party acquires any such property after the Closing Date.

      4.16  LEASES.  (a) Loan Parties and their  Subsidiaries enjoy peaceful and undisturbed  possession in all material  respects,  under all leases material to their  business and to which they are parties or under which they are  operating and all of such material leases are valid and subsisting and no material default by Loan Parties or their Subsidiaries exists under any of them.

            (b)   SCHEDULE  4.16 sets forth a complete and accurate  list, as of the Closing Date, of the location, by street address, of all real property owned or leased by each Loan Party.  No consent or  approval of any  landlord or other third party in connection with any such lease is necessary for any Loan Party to enter into and execute the Loan Documents to which it is a party,  except as set forth on SCHEDULE 4.16. To the best knowledge of any Loan Party,  no other party to any such lease is in default of its obligations thereunder, and no Loan Party
(or any other party to any such lease) has at any time delivered or received any notice of default  which  remains  uncured  under any such lease and,  as of the
Closing  Date,  no event has  occurred  which,  with the giving of notice or the passage of time or both,  would  constitute  a material  default  under any such lease.

      4.17  DEPOSIT ACCOUNTS AND SECURITIES ACCOUNTS. Set forth on SCHEDULE 4.17 is a  listing  of all of the  Loan  Parties'  and  their  Subsidiaries'  Deposit
Accounts  and  Securities  Accounts,  including,  with  respect  to each bank or securities  intermediary  (a) the name and address of such  Person,  and (b) the account numbers of the Deposit Accounts or Securities  Accounts  maintained with such Person.

                                       28

      4.18  COMPLETE  DISCLOSURE.  All  factual  information  (taken as a whole)
furnished by or on behalf of the Loan Parties or their  Subsidiaries  in writing to Agent or any Lender  (including  all  information  contained in the Schedules hereto or in the other Loan  Documents)  for purposes of or in  connection  with this Agreement, the other Loan Documents, or any transaction contemplated herein or therein is, and will be, true and  accurate in all  material  respects on the date as of which such  information  is dated or certified and not  incomplete by omitting to state any fact necessary to make such information (taken as a whole)
not  misleading  in  any  material   respect  at  such  time  in  light  of  the
circumstances  under which such  information was provided.  On the Closing Date, the Closing Date  Projections  represent,  and as of the date on which any other
Projections  are  delivered  to Agent,  such  additional  Projections  represent
Parent's  and  each   Borrower's   good  faith   estimate  of  their  and  their
Subsidiaries'  future  performance  for the periods  covered  thereby based upon assumptions believed by Parent and each of the Borrowers to be reasonable at the time of the delivery thereof to Agent (it being understood that such projections and forecasts are subject to uncertainties and contingencies,  many of which are beyond the control of the Loan Parties and their  Subsidiaries and no assurances can be given that such projections or forecasts will be realized).

      4.19  INDEBTEDNESS. Set forth on SCHEDULE 4.19 is a true and complete list of all  Indebtedness  of each Loan  Party and each  Subsidiary  of a Loan  Party outstanding  immediately prior to the Closing Date that is to remain outstanding after the Closing Date and such  Schedule  accurately  sets forth the  aggregate principal amount of such Indebtedness and the principal terms thereof.

      4.20  MATERIAL  CONTRACTS.  Set forth on SCHEDULE 4.20 is a description of all Material  Contracts of Parent and its Subsidiaries,  showing the parties and principal  subject  matter thereof and  amendments  and  modifications  thereto;
PROVIDED,  HOWEVER, that Administrative  Borrower may amend SCHEDULE 4.20 to add additional Material Contracts so long as such amendment occurs by written notice to Agent not less than 5 days after the date on which  Parent or its  Subsidiary enters into such Material  Contract  after the Closing Date.  Except for matters which, either individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Change, each Material Contract (other than those that have  expired  at the end of their  normal  terms) (a) is in full force and effect and is binding upon and enforceable against Parent or its Subsidiary and, to the best of Parent's and each Borrower's knowledge, each other Person that is a party thereto in accordance with its terms, (b) has not been otherwise amended or  modified  (other  than  amendments  or  modifications  permitted  by SECTION
6.7(C)),  and (c) is not in default  due to the action or  inaction of Parent or any of its Subsidiaries.

      4.21  PERMITS,   LICENSES,   ETC.  Parent  and  its  Subsidiaries  are  in
compliance   in  all  respects   with  all   governmental   permits,   licenses,
authorizations, approvals, entitlements and accreditations required and material for such Person lawfully to own, lease, manage or operate,  or to acquire,  each business currently owned, leased,  managed or operated,  or previously acquired, by such Person. No condition exists or event has occurred which could reasonably be expected to result in the suspension,  revocation,  impairment, forfeiture or non-renewal of any such permit, license, authorization, approval, entitlement or accreditation,  and there is no outstanding claim by any Governmental  Authority
that  any  such  permit,  license,   authorization,   approval,  entitlement  or
accreditation is not in full force and effect.

      4.22  SUPPLIERS.  There  exists no actual  or,  to the best  knowledge  of
Parent and each Borrower, threatened termination, cancellation or limitation of, or  modification to or change in, the business  relationship  between Parent and any Subsidiary of Parent, on the one hand, and any material supplier thereof, on the other  hand  which  could  reasonably  be  expected  to result in a Material
Adverse  Change;  and, to the best knowledge of Parent and each Borrower,  there exists no  present  state of facts or  circumstances  that could give rise to or result  in any  such  termination,  cancellation,  limitation,  modification  or change.

      4.23  MARGIN  STOCK.  None  of Loan  Parties  or any of  their  respective
Subsidiaries is nor will be engaged in the business of extending  credit for the
purpose  of  purchasing  or  carrying   margin  stock  (within  the  meaning  of
Regulations T, U or X of the Board of Governors of the Federal Reserve  System),
and no  proceeds  of the  Advances  or the Term Loan will be used to purchase or carry  any  margin  stock or to  extend  credit to  others  for the  purpose  of purchasing or carrying any margin stock.

                                       29

      4.24  INSURANCE.  Parent and each of its  Subsidiaries  keeps its property adequately  insured and  maintains (a) insurance to such extent and against such risks,  including  fire, as is customary  with  companies in the same or similar businesses,  (b)  workers'  compensation  insurance  in the amount  required  by applicable  law, (c) public  liability  insurance in the amount  customary  with companies in the same or similar  business against claims for personal injury or death on  properties  owned,  occupied or  controlled  by it, and (d) such other insurance  as may be required by law or as may be  reasonably  required by Agent
(including,  without limitation, against larceny, embezzlement or other criminal misappropriation).  SCHEDULE 4.24 sets forth a list of all insurance  maintained by Parent and its Subsidiaries on the Closing Date.

      4.25  INVESTMENT  COMPANY  ACT,  ETC. No Loan Party is (a) an  "investment company" or an "affiliated person" or "promoter" of, or "principal  underwriter"
of or for, an "investment  company", as such terms are defined in the Investment
Company Act of 1940, as amended, or (b) subject to regulation under any federal, state, provincial, territorial, local or foreign statute or regulation which may limit its ability to incur Indebtedness or which may otherwise render all or any portion of the Obligations unenforceable.

      4.26  TAXES,   ETC.   All   federal,   state,   provincial,   territorial,
supranational,  local and  foreign tax  returns  and other  reports  required by applicable law to be filed by any Loan Party have been filed, or extensions have been obtained, and all taxes, assessments and other governmental charges imposed upon any Loan Party or any  property of any Loan Party and which have become due and payable on or prior to the date hereof have been paid,  except as  otherwise permitted under SECTION 5.7.

      4.27  NATURE OF BUSINESS.  No Loan Party is engaged in any business  other
than  (a)  designing,   manufacturing,  and  selling  engineered  materials  and
components  for  the  electronic,   industrial  and  commercial   markets,   (b)
manufacturing and distributing  meat-room products and maintenance  services for the meat and deli departments of supermarkets;  restaurants;  meat,  poultry and fish processing plants; and (c) distributing electrical saws and food processing equipment.

      4.28  RELATED TRANSACTION  DOCUMENTS.  The Parent has delivered to Agent a complete and correct copy of each Related  Transaction  Document,  including all schedules and exhibits thereto. The Related Transaction  Documents set forth the entire  agreement  and  understanding  of the  parties  thereto  relating to the subject  matter  thereof,  and there are no other  agreements,  arrangements  or understandings,  written or oral,  relating to the matters covered thereby.  The execution,  delivery and performance of the Related  Transaction  Documents have been duly authorized by all necessary action (including, without limitation, the obtaining  of any  consent of  stockholders  or other  holders of Capital  Stock required  by  law  or  by  any  applicable  corporate  or  other  organizational documents)  on the part of each such  Person.  No  authorization  or approval or other action by, and no notice to filing with or license from, any  Governmental
Authority is required for such sale other than such as have been  obtained on or prior to the Closing  Date.  The Related  Transaction  Documents  are the legal, valid and binding  obligation of the parties thereto,  enforceable  against such parties in accordance with their terms.

      4.29  NO IMMUNITY.  No Loan Party nor any  Subsidiary of any Loan Party or
any of their respective property has any immunity from jurisdiction of any court or from any legal process (whether  through service or notice,  attachment prior to judgment,  attachment in aid of execution,  execution or otherwise) under the laws of the United States or its jurisdiction of organization.

      4.30  NO TAXES. Except for any withholding tax imposed on interest payable by any  Loan  Party  hereunder,  there  is no  tax,  levy,  impost,  duty,  fee, assessment  or other  governmental  charge,  or any  deduction  or  withholding, imposed  by  any  Governmental  Authority  either  (i)  on or by  virtue  of the execution or delivery of the Loan Documents or (ii) on any payment to be made by any Loan Party pursuant to the Loan Documents.

                                       30

5. AFFIRMATIVE COVENANTS.

            Parent  and  each  Borrower   covenants   and  agrees  that,   until
termination of all of the  Commitments  and payment in full of the  Obligations,
Parent and each of the Borrowers shall and shall cause each of their  respective
Subsidiaries to do all of the following:

      5.1   ACCOUNTING SYSTEM. Maintain a system of accounting that enables Loan
Parties to produce  financial  statements in  accordance  with GAAP and maintain records  pertaining to the Collateral  that contain  information as from time to time  reasonably  may be  requested  by Agent.  Loan  Parties  also shall keep a
reporting  system  that  shows  all  additions,   sales,  claims,  returns,  and
allowances  with respect to their and their  Subsidiaries'  sales.  Loan Parties shall also maintain their billing  systems/practices  as approved by Agent prior to the Closing  Date and shall only make  material  modifications  thereto  with notice to, and consent of, Agent.

      5.2   COLLATERAL  REPORTING.  Provide Agent (and if so requested by Agent, with copies for each  Lender) with each of the reports set forth on SCHEDULE 5.2 at the times specified therein.  In addition,  each Borrower agrees to cooperate fully with Agent to facilitate  and implement a system of electronic  collateral reporting  in order to  provide  electronic  reporting  of each of the items set forth above.

      5.3   FINANCIAL STATEMENTS, REPORTS, CERTIFICATES.  Deliver to Agent, with copies to each Lender, each of the financial statements, reports, or other items set forth on SCHEDULE 5.3 at the times specified  therein.  In addition,  Parent agrees that no Subsidiary of Parent will have a fiscal year  different from that of Parent.

      5.4   GUARANTOR  REPORTS.  Cause  each  Guarantor  to  deliver  its annual financial  statements  at the time when Parent  provides  its audited  financial statements  to  Agent,  but  only  to  the  extent  such  Guarantor's  financial statements are not consolidated with Parent's financial statements.

      5.5   INSPECTION.  Permit  Agent,  each  Lender,  and each of  their  duly authorized  representatives or agents to visit any of its properties and inspect any of its assets or books and records,  to examine and make copies of its books and records, and to discuss its affairs,  finances, and accounts with, and to be advised as to the same by, its officers and employees at such  reasonable  times and  intervals  as Agent or any such  Lender may  designate  and,  so long as no
Default  or  Event  of  Default  exists,   with   reasonable   prior  notice  to
Administrative Borrower. In furtherance of the foregoing, during the continuance of an  Event  of  Default,  Parent  and  each  Borrower  hereby  authorizes  its independent  accountants,  and  the  independent  accountants  of  each  of  its
Subsidiaries,  to discuss  the  affairs,  finances  and  accounts of such Person
(independently or together with  representatives of such Person) with the agents and representatives of Agent in accordance with this SECTION 5.5.

      5.6   MAINTENANCE  OF  PROPERTIES.  Maintain  and  preserve  all of  their properties which are necessary or useful in the proper conduct of their business in good working order and condition,  ordinary wear, tear, and casualty excepted
(and  except  where the  failure to do so could not be  expected  to result in a
Material  Adverse  Change),  and comply at all times with the  provisions of all material leases to which it is a party as lessee,  so as to prevent any material loss or forfeiture thereof or thereunder.

      5.7   TAXES. Cause all assessments and taxes, whether real,  personal,  or otherwise,  due or payable by, or imposed,  levied,  or  assessed  against  Loan
Parties,  their  Subsidiaries,  or any of their respective  assets to be paid in full,  before  delinquency  or before the  expiration of any  extension  period, except to the extent that the  validity of such  assessment  or tax shall be the subject  of a  Permitted  Protest  and  except  for  assessments  and  taxes not exceeding  $100,000 in the  aggregate.  Loan  Parties  will and will cause their
Subsidiaries  to  make  timely  payment  or  deposit  of all  tax  payments  and withholding  taxes  required of them by applicable  laws,  including  those laws concerning F.I.C.A.,  F.U.T.A., state disability,  and local, state, and federal income taxes, and will, upon request,  furnish Agent with proof  satisfactory to
Agent  indicating  that the applicable  Loan Party or Subsidiary of a Loan Party has made such payments or deposits.

                                       31

      5.8   INSURANCE.

            (a)   At Parent's or Borrowers'  expense,  maintain  insurance (with responsible  and  reputable  insurance  companies)  respecting  their  and their
Subsidiaries'  assets wherever located,  covering loss or damage by fire, theft, explosion,  and all other hazards and risks as ordinarily are insured against by other  Persons  engaged in the same or similar  businesses.  Parent or Borrowers also  shall  maintain  business  interruption,  public  liability,  and  product liability  insurance,  as well as insurance against larceny,  embezzlement,  and criminal  misappropriation.  All such  policies  of  insurance  shall be in such amounts and with such  insurance  companies as are  reasonably  satisfactory  to
Agent.  Administrative  Borrower  shall  deliver  copies of all such policies to
Agent with an  endorsement  naming Agent as the loss payee (under a satisfactory lender's loss payable  endorsement) or additional insured, as appropriate.  Each policy of insurance or endorsement  shall contain a clause requiring the insurer to give not less  than 30 days  prior  written  notice  to Agent in the event of cancellation of the policy for any reason whatsoever.

            (b)   Administrative  Borrower shall give Agent prompt notice of any loss  exceeding  $250,000  covered  by such  insurance.  So long as no  Event of
Default has occurred and is continuing, Borrowers shall have the exclusive right to adjust any losses  payable under any such  insurance  policies which are less than $500,000.  Following the occurrence and during the continuation of an Event of Default,  or in the case of any losses payable under such insurance exceeding
$500,000,  Agent  shall have the  exclusive  right to adjust any losses  payable under any such  insurance  policies,  without any  liability  to Loan Parties or their Subsidiaries whatsoever in respect of such adjustments; provided, however, that if no Event of Default exists,  Borrowers and Agent shall use  commercially reasonable efforts to adjust any losses by agreement of the parties.

      5.9   LOCATION OF COLLATERAL. Keep each Loan Party's and its Subsidiaries'
Inventory and Equipment (other than vehicles,  Inventory  maintained on vehicles and Equipment  out for repair) only at the locations  identified on SCHEDULE 4.5 and their chief executive  offices only at the locations  identified on SCHEDULE
4.7(B);  PROVIDED,  HOWEVER, that Administrative Borrower may amend SCHEDULE 4.5 or SCHEDULE 4.7 so long as such amendment  occurs by written notice to Agent not less than 30 days after the date on which such  Inventory  or Equipment is moved to such new location or such chief  executive  office is  relocated,  so long as such new location is within the continental United States or Canada, and so long as, at the time of such written  notification,  the Loan Party  provides Agent a
Collateral Access Agreement with respect thereto.

      5.10  COMPLIANCE WITH LAWS. Comply with the requirements of all applicable laws, rules, regulations,  and orders of any Governmental Authority,  other than laws, rules, regulations, and orders the non-compliance with which, individually or in the  aggregate,  could not  reasonably be expected to result in a Material
Adverse  Change,  such  compliance to include,  without  limitation,  (a) paying before the same  become  delinquent  all  taxes,  assessments  and  governmental charges or levies  imposed  upon it or upon its income or profits or upon any of its properties, (b) paying all lawful claims which if unpaid might become a Lien or charge upon any of its  properties,  except to the extent  contested  in good faith by proper  proceedings  which stay the imposition of any penalty,  fine or
Lien resulting from the  non-payment  thereof and with respect to which adequate reserves have been set aside for the payment  thereof in  accordance  with GAAP,
(c) withholding from each payment made to any of its past or present  employees, officers  or  directors,  and to any non  resident of the country in which it is resident,  the amount of all Taxes and other deductions  required to be withheld therefrom  and paying the same to the  proper  tax or other  receiving  officers within the time required  under any  applicable  laws,  and (d) collect from all
Persons the amount of all Taxes required to be collected from them and remit the same to the  proper tax or other  receiving  officers  within the time  required under any applicable laws.

      5.11  LEASES.  Pay when due all rents and other amounts  payable under any material  leases to which any Loan Party or any  Subsidiary of a Loan Party is a party or by which any Loan Party's or any of its  Subsidiaries'  properties  and assets are bound, unless such payments are the subject of a Permitted Protest.

                                       32

      5.12  EXISTENCE.  At all times  preserve and keep in full force and effect each Loan Party's and each of its Subsidiaries',  valid existence, good standing in its  jurisdiction  of  organization  and  qualifications  to do business as a foreign entity in each  jurisdiction  in which it is required to be so qualified and, except as could not reasonably be expected to result in a Material  Adverse
Change,   any   rights,   franchises,    permits,   licenses,    accreditations,
authorizations, or other approvals material to their businesses.

      5.13  ENVIRONMENTAL.

            (a)   Keep any  property  either owned or operated by any Loan Party or any Subsidiary of a Loan Party free of any Environmental  Liens or post bonds or other financial assurances sufficient to satisfy the obligations or liability evidenced by such  Environmental  Liens, (b) comply,  in all material  respects, with  Environmental  Laws and provide to Agent  documentation of such compliance which Agent reasonably  requests,  (c) promptly notify Agent of any release of a
Hazardous  Material in any  reportable  quantity from or onto property  owned or operated  by any  Loan  Party or any  Subsidiary  of a Loan  Party  and take any
Remedial  Actions  required  to abate  said  release or  otherwise  to come into compliance with applicable Environmental Law, and (d) promptly, but in any event within 5 days of its receipt  thereof,  provide Agent with written notice of any of the following:  (i) actual  knowledge or written notice that an Environmental
Lien has been filed  against  any of the real or  personal  property of any Loan
Party or any Subsidiary of a Loan Party, (ii) actual knowledge or written notice of the  commencement  of any  Environmental  Action or  written  notice  that an
Environmental Action will be filed against any Loan Party or any Subsidiary of a
Loan  Party,  and  (iii)  written  notice  of a  violation,  citation,  or other administrative  order which reasonably could be expected to result in a Material
Adverse Change.

      5.14  DISCLOSURE  UPDATES.  Promptly and in no event later than 5 Business
Days after obtaining knowledge thereof, notify Agent if any written information, exhibit,  or report furnished to the Lender Group contained,  at the time it was furnished,  any  untrue  statement  of a  material  fact or omitted to state any material fact necessary to make the statements  contained therein not misleading in light of the  circumstances  in which made.  The  foregoing  to the  contrary notwithstanding,  any notification  pursuant to the foregoing provision will not cure or remedy the effect of the prior untrue  statement  of a material  fact or omission of any material fact nor shall any such notification have the effect of amending or modifying this Agreement or any of the Schedules hereto.

      5.15  CONTROL AGREEMENTS.  Take all reasonable steps in order for Agent to obtain control in accordance with Sections 8-106, 9-104, 9-105, 9-106, and 9-107 of the Code with respect to (subject to the proviso  contained in SECTION  6.12)
all of its Securities  Accounts,  Deposit  Accounts,  electronic  chattel paper, investment property, and letter-of-credit rights.

      5.16  FORMATION OF SUBSIDIARIES. At the time that any Loan Party forms any direct or  indirect  Subsidiary  or acquires  any direct or indirect  Subsidiary after the Closing Date,  such Loan Party shall (a) cause such new  Subsidiary to provide to Agent a joinder to the Guaranty and the Security Agreement,  together with such other security documents (including Mortgages with respect to any Real
Property of such new Subsidiary),  as well as appropriate  financing  statements
(and with respect to all property subject to a Mortgage,  fixture filings),  all in form and substance satisfactory to Agent (including being sufficient to grant
Agent a first priority Lien (subject to Permitted  Priority Liens) in and to the assets of such newly  formed or  acquired  Subsidiary),  (b)  provide to Agent a
pledge   agreement  and  appropriate   certificates   and  powers  or  financing
statements,  hypothecating all of the direct or beneficial ownership interest in such new  Subsidiary,  in form and  substance  satisfactory  to  Agent,  and (c)
provide to Agent all other  documentation,  including  one or more  opinions  of counsel  satisfactory to Agent, which in its opinion is appropriate with respect to the execution and delivery of the applicable  documentation referred to above
(including  policies of title insurance or other  documentation  with respect to all property  subject to a Mortgage).  Any  document,  agreement,  or instrument executed or issued pursuant to this SECTION 5.16 shall be a Loan Document.

                                       33

      5.17  FURTHER ASSURANCES.  At any time upon the request of Agent, the Loan
Parties shall execute or deliver to Agent, and shall cause their Subsidiaries to execute or deliver to Agent, any and all financing statements,  fixture filings, security  agreements,  pledges,  assignments,  endorsements  of  certificates of title,  mortgages,  deeds of trust, opinions of counsel, and all other documents
(collectively,  the "ADDITIONAL  DOCUMENTS")  that Agent may request in form and substance  reasonably  satisfactory to Agent, to create,  perfect,  and continue perfected or to better  perfect the Agent's Liens in all of the  properties  and assets  of the  Loan  Parties  and  their  Subsidiaries  (whether  now  owned or hereafter  arising or acquired,  tangible or intangible,  real or personal),  to create and perfect Liens in favor of Agent in any Real Property  acquired by the
Loan Parties or their Subsidiaries after the Closing Date, and in order to fully consummate all of the transactions  contemplated hereby and under the other Loan
Documents.  To the maximum extent  permitted by applicable  law, Parent and each
Borrower  authorize Agent to execute any such  Additional  Documents in the Loan
Party's or their  Subsidiaries'  names, as applicable,  and authorizes  Agent to file such executed Additional Documents in any appropriate filing office.

      5.18  MATERIAL  CONTRACTS.  Contemporaneously  with the  delivery  of each
Compliance  Certificate  pursuant hereto,  provide Agent with copies of (a) each
Material  Contract  entered into since the  delivery of the previous  Compliance
Certificate,  and (b) each amendment or  modification  of any Material  Contract entered into since the delivery of the previous Compliance Certificate.

      5.19  SUBORDINATION.  Cause all Indebtedness and other  obligations now or hereafter owed by it to any of its  Affiliates,  to be  subordinated in right of payment and security to the  Indebtedness and other  Obligations  owing to Agent and the  Lenders  in  accordance  with a  subordination  agreement  in form  and substance satisfactory to Agent.

      5.20  AFTER ACQUIRED REAL PROPERTY.  Upon the  acquisition by it or any of its  Subsidiaries  after  the  date  hereof  of  any  interest  (whether  fee or leasehold) in any Real Property  (wherever located) (each such interest being an
"AFTER ACQUIRED PROPERTY") (x) with a Current Value (as defined below) in excess of  $150,000  in the case of a fee  interest,  or (y)  requiring  the payment of annual  rent  exceeding  in the  aggregate  $250,000  in the  case of  leasehold interest,  immediately  so  notify  Agent,  setting  forth  with  specificity  a description of the interest  acquired,  the location of the real  property,  any structures or improvements  thereon and either an appraisal or such Loan Party's good-faith  estimate of the current value of such real property (for purposes of this  Section,  the  "CURRENT  VALUE").  Agent  shall  notify such Loan Party in writing  whether  it  intends  to  require a  Mortgage  and the other  documents referred  to  below or in the  case of  leasehold,  a  leasehold  Mortgage  or a
Collateral Access Agreement.  Upon receipt of such notice requesting a Mortgage, the Person which has acquired  such After  Acquired  Property  shall  furnish to
Agent  within a  reasonable  time  thereafter  the  following,  each in form and substance reasonably satisfactory to Agent: (a) in the case of a fee interest, a
Mortgage  with respect to such real property and related  assets  located at the
After  Acquired  Property,  each duly  executed by such Person and in recordable form;  (b) in the  case of a fee  interest,  evidence  of the  recording  of the
Mortgage  referred  to in clause  (a) above in such  office or offices as may be necessary  or, in the  reasonable  opinion  of Agent,  desirable  to create  and perfect a valid and enforceable first priority lien on the property purported to be covered  thereby or to otherwise  protect the rights of Agent and the Lenders thereunder,  (c) in  the  case  of a fee  interest,  a  title  insurance  policy satisfactory to Agent, (d) in the case of a fee interest,  a survey of such real property,  certified  to Agent and to the issuer of the title  insurance  policy referred to in clause (c) above by a licensed  professional  surveyor reasonably satisfactory to Agent, (v) in the case of a fee interest,  Phase I environmental site  assessments  with respect to such real  property,  certified to Agent by a company reasonably  satisfactory to Agent, or such other evidence or description of the environmental status of the property reasonably  acceptable to Agent, (e)
in the case of a leasehold  interest,  a certified copy of the lease between the landlord and such Person with respect to such Real Property in which such Person has a leasehold interest, and the certificate of occupancy, if any, with respect thereto,  and (f) such other  documents or  instruments  (including  opinions of counsel) as Agent may reasonably  require.  In the case of a leasehold interest, the Person which has acquired such After Acquired  property shall request of the landlord an attornment and  nondisturbance  agreement  between the landlord (and any fee mortgagee) with respect to such real property and Agent. Borrowers shall

                                       34

pay all reasonable fees and expenses,  including reasonable  attorneys' fees and expenses,  and all title insurance charges and premiums, in connection with each
Loan Party's obligations under this SECTION 5.20.

6.    NEGATIVE COVENANTS.

            Parent  and  each  Borrower   covenants   and  agrees  that,   until
termination of all of the  Commitments  and payment in full of the  Obligations,
Parent  and each of the  Borrowers  will not and  will not  permit  any of their respective Subsidiaries to do any of the following:

      6.1   INDEBTEDNESS.  Create, incur, assume, suffer to exist, guarantee, or otherwise become or remain,  directly or indirectly,  liable with respect to any
Indebtedness, except:

            (a)   Indebtedness  evidenced by this  Agreement  and the other Loan
Documents, together with Indebtedness owed to Underlying Issuers with respect to
Underlying Letters of Credit,

            (b)   Indebtedness  set forth on SCHEDULE  4.19 and any  Refinancing
Indebtedness in respect of such Indebtedness,

            (c)   Permitted  Purchase  Money  Indebtedness  and any  Refinancing
Indebtedness in respect of such Indebtedness,

            (d)   endorsement of instruments or other payment items for deposit,

            (e)   Indebtedness composing Permitted Investments,

            (f)   the Second Lien Indebtedness and, subject to the execution and delivery  of a  joinder  to  the  terms  of  the  Intercreditor  Agreement,  any
Refinancing Indebtedness of such Indebtedness,

            (g)   the Subordinated  Indebtedness  and the obligations  under the
WHX Guaranty  Documents and,  subject to the execution and delivery of a joinder to the terms of the  Subordination  Agreement,  any Refinancing  Indebtedness of
such Indebtedness,

            (h)   Indebtedness  incurred  by  Parent's  Subsidiaries   organized
outside of the United  States and Canada (other than  Indebtedness  described on
SCHEDULE  4.19),  provided  that  (i) the  aggregate  principal  amount  of such
Indebtedness  shall not exceed $3,000,000  outstanding at any time and (ii) such
Indebtedness  is  supported  by one or more  issued and  outstanding  Letters of
Credit  (for  the  avoidance  of  doubt,  Indebtedness  shall  not  include  any contingent  obligations  arising  under  undrawn  letters of credit that provide credit support for Indebtedness permitted under this clause (h)); and

            (i)   Other Subordinated Indebtedness.

      6.2   LIENS.  Create,  incur,  assume,  or suffer to  exist,  directly  or indirectly,  any Lien on or with  respect  to any of its  assets,  of any  kind, whether now owned or  hereafter  acquired,  or any income or profits  therefrom, except for Permitted Liens.

      6.3   RESTRICTIONS ON FUNDAMENTAL CHANGES.

            (a)   Enter   into   any   merger,   consolidation,    amalgamation,
reorganization, or recapitalization, or reclassify its Stock except that so long as no  Default  or Event of  Default  exists or would  result  therefrom,  (i) a
Borrower or any Domestic Subsidiary thereof may merge with a Borrower,  provided such Borrower is the continuing or surviving  Person,  (ii) the Loan Parties may consummate a merger or similar  transaction in connection with a Permitted Kasco
Sale  Transaction and (iii) Loan Parties may effectuate a restructuring  for tax purposes with the prior written consent of Agent,  such consent to be granted or

                                       35

withheld by Agent in its sole and absolute discretion  (provided that so long as such tax  restructuring  is not adverse to the interests of the Lender Group, as determined  by  Agent in its  sole  discretion,  Agent's  consent  shall  not be unreasonably withheld).

            (b)   Liquidate,   wind  up,  or  dissolve  itself  (or  suffer  any
liquidation or dissolution),

            (c)   Suspend  or go out of a  substantial  portion  of its or their business.

      6.4   DISPOSAL OF ASSETS. Other than Permitted Dispositions or a Permitted
Kasco Sale Transaction,  convey,  sell, lease,  license,  assign,  transfer,  or otherwise  dispose  of (or enter  into an  agreement  to  convey,  sell,  lease, license,  assign,  transfer,  or otherwise  dispose of) any of the assets of any
Loan Party or any Subsidiary of a Loan Party.

      6.5   CHANGE  NAME.  Change any Loan  Party's or any of its  Subsidiaries'
name,   organizational   identification   number,   state  of   organization  or
organizational identity; PROVIDED, HOWEVER, that a Loan Party or a Subsidiary of a Loan Party may change its name upon at least 30 days prior  written  notice by
Administrative  Borrower  to Agent of such change and so long as, at the time of such  written  notification,  such Loan Party or such  Subsidiary  provides  any financing  statements  necessary to perfect and continue  perfected  the Agent's
Liens.

      6.6   NATURE OF BUSINESS.  Make any change in the nature of their business as described in SCHEDULE  6.6 or acquire any  properties  or assets that are not reasonably related to the conduct of such business activities.

      6.7   PREPAYMENTS  AND AMENDMENTS.  Except in connection with  Refinancing
Indebtedness permitted by SECTION 6.1,

            (a)   optionally prepay,  redeem,  defease,  purchase,  or otherwise acquire any  Indebtedness  of any Loan Party or any  Subsidiary of a Loan Party,
other than the Obligations in accordance with this Agreement,

            (b)   make any  payment  on account  of  Indebtedness  that has been contractually  subordinated in right of payment if such payment is not permitted at such time under the subordination terms and conditions, or

            (c)   directly or indirectly,  amend, modify,  alter,  increase,  or change  any of the terms or  conditions  of (i) the Second  Lien Loan  Documents
(except as  specifically  permitted by the  Intercreditor  Agreement),  (ii) any other agreement, instrument, document, indenture, or other writing evidencing or concerning  Indebtedness permitted under SECTION 6.1, (iii) except to the extent that such amendment,  modification,  alteration,  increase, or change could not, individually or in the aggregate, reasonably be expected to result in a Material
Adverse  Change,  any  other  Material  Contract,  or (iv)  its  certificate  of incorporation or bylaws (or other similar organizational documents),  including, without  limitation,  by  the  filing  or  modification  of any  certificate  of designation, or any agreement or arrangement entered into by it, with respect to any of its Stock (including any shareholders'  agreement), or enter into any new agreement with respect to any of its Stock, without the prior written consent of
Agent,  except as to such  amendments,  modifications or changes or any such new agreements or arrangements  pursuant to this clause (iv) that are not adverse to the interests of any member of the Lender Group, or

            (d)   amend,  modify or otherwise  change its name,  jurisdiction of organization,  organizational  identification  number or FEIN,  without at least twenty (20) days prior written notice to Agent.

      6.8   CHANGE OF CONTROL. Cause, permit, or suffer, directly or indirectly, any Change of Control.

                                       36

      6.9   CONSIGNMENTS.  Consign any of their  Inventory  or sell any of their
Inventory  on  bill  and  hold,  sale or  return,  sale on  approval,  or  other conditional  terms of  sale,  in an  aggregate  amount  at any time  outstanding exceeding $1,000,000.

      6.10  DISTRIBUTIONS. Make any distribution or declare or pay any dividends
(in cash or other  property,  other  than  common  Stock of the  Parent)  on, or purchase,  acquire,  redeem,  or retire  any of  Parent's  Stock,  of any class, whether now or hereafter outstanding.

      6.11  ACCOUNTING  METHODS.  Modify or change their fiscal year,  method of accounting  (other than as may be required to conform to GAAP) or  auditors,  or enter into,  modify, or terminate any agreement  currently  existing,  or at any time hereafter  entered into,  with any third party  accounting  firm or service bureau for the  preparation  or storage of Loan Parties' or their  Subsidiaries'
accounting  records  without said  accounting firm or service bureau agreeing to provide  Agent  information  regarding  Loan  Parties'  and their  Subsidiaries'
financial condition.

      6.12  INVESTMENTS.   Except  for   Permitted   Investments,   directly  or
indirectly,  make or acquire any Investment or incur any liabilities  (including contingent  obligations)  for or in connection  with any  Investment;  PROVIDED,
HOWEVER,  that the Loan Parties shall not have Permitted Investments (other than in the Cash Management  Accounts) in Deposit Accounts or Securities  Accounts in
an aggregate  amount in excess of $100,000 at any one time unless the applicable
Loan Party and the applicable securities  intermediary or bank have entered into
Control Agreements governing such Permitted Investments in order to perfect (and further  establish) the Agent's Liens in such Permitted  Investments;  PROVIDED,
HOWEVER,  the  applicable  Loan Party shall  transfer any such  Investment  with account balance in excess of $25,000 to a Deposit Account or Securities  Account
that is  subject to a Control  Agreement  within  one (1)  Business  Day of such account  balance  exceeding  $25,000.  Subject to the  foregoing  proviso,  Loan
Parties shall not and shall not permit their Domestic  Subsidiaries to establish or maintain any Deposit  Account or Securities  Account  unless Agent shall have received a Control  Agreement in respect of such Deposit  Account or  Securities
Account.

      6.13  TRANSACTIONS  WITH AFFILIATES.  Directly or indirectly enter into or permit to exist any transaction  with any Affiliate  (which is not a Loan Party)
of any Loan Party or any Subsidiary  (which is not a Loan Party) of a Loan Party except for:

            (a)   transactions  (other the  payment of  management,  consulting, monitoring, or advisory fees) between the Loan Parties or their Subsidiaries, on the one hand,  and any Affiliate of the Loan Parties or their  Subsidiaries,  on the other hand, so long as such  transactions  (i) are in the ordinary course of business and desirable for the prudent operation of its business,  upon fair and reasonable  terms, (ii) are fully disclosed to Agent if they involve one or more payments  by any Loan  Party or any of  Subsidiary  of a Loan Party in excess of
$250,000 for any single transaction or series of transactions,  and (iii) are no less favorable to Loan Parties or their Subsidiaries,  as applicable, than would be obtained in an arm's length transaction with a non-Affiliate; and

            (b)   the  payment of  reasonable  fees,  compensation,  or employee benefit  arrangements to, and any indemnity provided for the benefit of, outside directors  of Parent in the  ordinary  course of business  and  consistent  with industry practice.

      6.14  USE OF  PROCEEDS.  Use the  proceeds of the Advances for any purpose other than (a) on the  Closing  Date,  (i) to repay,  in full,  the  outstanding principal,  accrued  interest,  and accrued fees and expenses  owing to Existing
Lender,  (ii) to partially  repay the outstanding  obligations  under the Bridge
Facility in an amount equal to  $56,659,776.38,  and (iii) to pay  transactional fees, costs, and expenses incurred in connection with this Agreement,  the other
Loan Documents,  and the transactions  contemplated hereby and thereby,  and (b)
thereafter,  consistent with the terms and conditions hereof, for its lawful and permitted purposes.

                                       37

      6.15  INVENTORY AND EQUIPMENT WITH BAILEES.  Except in the ordinary course of  business,  store  any  Inventory  or  Equipment  of Loan  Parties  or  their
Subsidiaries  at any time  now or  hereafter  with a  bailee,  warehouseman,  or similar party.

      6.16  FINANCIAL COVENANTS.

            (a)   MINIMUM  TTM  EBITDA.  Permit  TTM  EBITDA to be less than the required amount set forth in the following  table for the applicable  period set forth opposite thereto:

 -------------------------------------------------------------------------------
           Applicable Amount                       Applicable Period
 -------------------------------------------------------------------------------
              $17,250,000                      For the 12- month period
                                               ending September 30, 2007
 -------------------------------------------------------------------------------
              $17,250,000                      For the 12- month period
                                               ending December 31, 2007
--------------------------------------------------------------------------------
              $18,500,000                      For the 12- month period
                                                 ending March 31, 2008
 -------------------------------------------------------------------------------
              $19,500,000                      For the 12- month period
                                                 ending June 30, 2008
 -------------------------------------------------------------------------------
              $20,250,000                      For the 12- month period
                                               ending September 30, 2008
 -------------------------------------------------------------------------------
              $20,750,000                   For the 12- month period ending
                                           December 31, 2008 and ending each
                                               fiscal quarter thereafter
 -------------------------------------------------------------------------------

            (b)   FIXED CHARGE  COVERAGE  RATIO.  Have a Fixed  Charge  Coverage
Ratio, measured on a quarterly basis, less than the required amount set forth in the following table for the applicable period set forth opposite thereto:

--------------------------------------------------------------------------------
            Applicable Ratio                        Applicable Period
--------------------------------------------------------------------------------
                0.81:1.0                        For the 12- month period
                                                ending September 30, 2007
--------------------------------------------------------------------------------
                0.83:1.0                        For the 12- month period
                                                ending December 31, 2007
--------------------------------------------------------------------------------
                0.90:1.0                        For the 12- month period
                                                  ending March 31, 2008
--------------------------------------------------------------------------------
                1.02:1.0                        For the 12- month period
                                                  ending June 30, 2008
--------------------------------------------------------------------------------
                1.10:1.0                        For the 12- month period
                                                ending September 30, 2008
--------------------------------------------------------------------------------

                                       38

--------------------------------------------------------------------------------
                1.15:1.0                     For the 12- month period ending
                                            December 31, 2008 and ending each
                                                fiscal quarter thereafter
--------------------------------------------------------------------------------

            (c)   LEVERAGE RATIO. Have a Leverage Ratio, measured on a quarterly basis,  more than the applicable  ratio set forth in the following table for the applicable date set forth opposite thereto:

--------------------------------------------------------------------------------
            Applicable Ratio                         Applicable Date
--------------------------------------------------------------------------------
                5.22:1.0                           September 30, 2007
--------------------------------------------------------------------------------
                5.00:1.0                            December 31, 2007
--------------------------------------------------------------------------------
                4.90:1.0                             March 31, 2008
--------------------------------------------------------------------------------
                4.54:1.0                              June 30, 2008
--------------------------------------------------------------------------------
                4.12:1.0                           September 30, 2008
--------------------------------------------------------------------------------
                4.00:1.0                  December 31, 2008 and the last day of
                                             each fiscal quarter thereafter
--------------------------------------------------------------------------------

            (d)   CAPITAL EXPENDITURES.  Make Capital Expenditures in any fiscal year in excess of the amount set forth in the following table for the applicable period:

--------------------------------------------------------------------------------

 Fiscal Year   Fiscal Year  Fiscal Year  Fiscal Year  Fiscal Year   Fiscal Year
     2007          2008         2009         2010         2011         2011
--------------------------------------------------------------------------------
  $9,000,000    $9,000,000   $9,000,000   $9,000,000   $9,000,000   $9,000,000
--------------------------------------------------------------------------------

;  PROVIDED,  HOWEVER,  that if during  any  fiscal  year the  amount of Capital
Expenditures  permitted  for  that  fiscal  year  is not  utilized,  50% of such unutilized  amount  (exclusive of any amounts carried over from the prior fiscal year) may be utilized in the immediately succeeding fiscal year.

      6.17  PARENT AS HOLDING  COMPANY.  Permit Parent to incur any  liabilities
(other than liabilities  arising under the Loan Documents,  the Second Lien Loan
Documents,  the Subordinated Debt Loan Documents or the WHX Guaranty Documents),
own or acquire any assets (other than the Stock of its  Subsidiaries)  or engage itself in any operations or business except as set forth on SCHEDULE 6.17.

      6.18  EMPLOYEE  BENEFITS.  (i) Engage,  or permit any ERISA  Affiliate  to engage,  in any transaction  described in Section 4069 of ERISA; (ii) engage, or permit any ERISA Affiliate to engage, in any prohibited transaction described in
Section 406 of ERISA or 4975 of the IRC for which a statutory or class exemption is not available or a private  exemption has not  previously  been obtained from the U.S. Department of Labor; (iii) adopt or permit any ERISA Affiliate to adopt any  employee  welfare  benefit plan within the meaning of Section 3(1) of ERISA which provides  benefits to employees after termination of employment other than as  required by Section 601 of ERISA or  applicable  law;  (iv) fail to make any contribution  or  payment  to any  Multiemployer  Plan  which  it or  any  ERISA
Affiliate  may be  required  to  make  under  any  agreement  relating  to  such
Multiemployer Plan, or any law pertaining thereto; (v) fail, or permit any ERISA
Affiliate to fail, to pay any required installment or any other payment required under Section 412 of the IRC on or before the due date for such  installment  or

                                       39

other payment;  or (vi) merge or otherwise  consolidate any Employee Plan of any
Loan Party with any other  Employee  Plan without the prior  written  consent of
Agent,  such consent to be granted or withheld by Agent in its sole and absolute discretion (provided that so long as such merger or consolidation is not adverse to the  interests  of the  Lender  Group,  as  determined  by  Agent in its sole discretion, Agent's consent shall not be unreasonably withheld).

      6.19  LIMITATIONS  ON DIVIDENDS AND OTHER PAYMENT  RESTRICTIONS  AFFECTING
SUBSIDIARIES.  Create or otherwise  cause,  incur,  assume,  suffer or permit to exist or become effective any consensual  encumbrance or restriction of any kind on the ability of any  Subsidiary  of any Loan Party (i) to pay  dividends or to make any other  distribution on any shares of Stock of such Subsidiary  owned by any  Loan  Party  or any of  its  Subsidiaries,  (ii)  to  pay or  prepay  or to subordinate any Indebtedness  owed to any Loan Party or any of its Subsidiaries,
(iii) to make loans or advances to any Loan Party or any of its  Subsidiaries or
(iv) to transfer  any of its  property or assets to any Loan Party or any of its
Subsidiaries,  or permit  any of its  Subsidiaries  to do any of the  foregoing;
PROVIDED,  HOWEVER,  that  nothing in any of clauses  (i)  through  (iv) of this
SECTION 6.19 shall prohibit or restrict compliance with:

            (a) this Agreement,  the other Loan  Documents,  and the Second Lien
            Loan Documents;

            (b) any  applicable  law, rule or regulation  (including  applicable currency  control  laws  and  applicable  state  corporate  statutes restricting the payment of dividends in certain circumstances);

            (c)  in the  case  of  clause  (iv),  any  agreement  setting  forth customary restrictions on the subletting,  assignment or transfer of any property or asset that is leased or licensed; or

            (d) in the case of clause (iv), any  agreement,  instrument or other document  evidencing a Permitted Lien that  restricts,  on customary terms, the transfer of any property or assets subject thereto.

      6.20  LEASE OBLIGATIONS.  Create,  incur or suffer to exist, or permit any of its  Subsidiaries  to create,  incur or suffer to exist,  any  obligations as lessee  (i) for  the  payment  of rent  for any  real or  personal  property  in connection with any sale and leaseback  transaction,  or (ii) for the payment of rent for any real or personal property under leases or agreements to lease other than (A) Capital Lease Obligations which would not cause the aggregate amount of all  obligations  under Capital Leases entered into after the Closing Date owing by all Loan  Parties  and their  Subsidiaries  in any fiscal  year to exceed the amounts SECTION  6.16(D),  and (B) Operating Lease  Obligations  which would not cause the aggregate amount of all Operating Lease  Obligations owing by all Loan
Parties and their Subsidiaries in any fiscal year to exceed $5,000,000.

      6.21  FEDERAL RESERVE  REGULATIONS.  Permit the Advances or the Term Loan,
or the  proceeds  thereof,  to be used for any  purpose  that  would  cause  the
Advances or the Term Loan to be a margin loan under the provisions of Regulation
T, U or X of the Board of Governors of the Federal Reserve System.

      6.22  INVESTMENT  COMPANY ACT OF 1940. Engage in any business,  enter into any  transaction,  use any  securities or take any other action or permit any of its  Subsidiaries to do any of the foregoing,  that would cause it or any of its
Subsidiaries  to  become  subject  to  the  registration   requirements  of  the
Investment  Company Act of 1940, as amended,  by virtue of being an  "investment company" or a company "controlled" by an "investment company" not entitled to an exemption within the meaning of such Act.

7.    EVENTS OF DEFAULT.

            Any one or more of the following events shall constitute an event of default (each, an "EVENT OF DEFAULT") under this Agreement:

                                       40

      7.1   If any Loan Party fail to pay when due and payable, or when declared due and  payable,  (a)  all or any  portion  of the  Obligations  consisting  of interest,  fees, or charges due the Lender Group,  reimbursement of Lender Group
Expenses,  or  other  amounts  (other  than  any  portion  thereof  constituting principal) constituting  Obligations (including any portion thereof that accrues after the  commencement  of an  Insolvency  Proceeding,  regardless  of  whether allowed  or  allowable  in whole  or in part as a claim  in any such  Insolvency
Proceeding),  and such failure continues for a period of 3 Business Days, or (b)
all or any portion of the principal of the Obligations;

      7.2   If any Loan Party or any Subsidiary of any Loan Party:

            (a)   fails to perform or observe any  covenant  or other  agreement contained in any of SECTIONS 2.7, 5.2, 5.3,  5.4, 5.5, 5.8,  5.12,  5.14,  5.16,
5.17  and 6.1  through  6.22 of this  Agreement  or  Section  6 of the  Security
Agreement;  provided,  that no more than two (2) times during any fiscal year of
Parent,  any Loan  Party  may fail to  deliver  in a  timely  manner a  delivery required  under  SECTIONS 5.2, 5.3 or 5.4, if such delivery shall occur no later than two (2) Business Days following notice by Agent;

            (b)   fails to perform or observe any  covenant  or other  agreement contained  in any of  SECTIONS  5.6,  5.7,  5.9,  5.10,  5.11  and  5.15 of this
Agreement  and such failure  continues for a period of 10 days after the earlier of (i) the date on which such failure shall first become known to any officer of any Loan  Party,  or (ii)  written  notice  thereof  is given to  Administrative
Borrower by Agent;

            (c)   fails to perform or observe any  covenant  or other  agreement contained  in this  Agreement,  or in any of the other Loan  Documents,  in each case,  other than any such covenant or agreement  that is the subject of another provision of this SECTION 7 (in which event such other provision of this SECTION
7 shall  govern),  and such failure  continues for a period of 20 days after the earlier of (i) the date on which such  failure  shall first  become known to any officer  of any  Loan  Party,  or  (ii)  written  notice  thereof  is  given  to
Administrative Borrower by Agent;

      7.3   If  any  material  portion  of  any  Loan  Party's  or  any  of  its
Subsidiaries'  assets  is  attached,  seized,  subjected  to a writ or  distress warrant, or is levied upon, or comes into the possession of any third Person and the same is not discharged before the earlier of 30 days after the date it first arises or 5 days prior to the date on which such property or asset is subject to forfeiture by such Loan Party or the applicable Subsidiary;

      7.4   If an  Insolvency  Proceeding  is commenced by any Loan Party or any
Subsidiary of a Loan Party;

      7.5   If an Insolvency  Proceeding is commenced  against any Loan Party or any Subsidiary of a Loan Party,  and any of the following  events occur: (a) the applicable  Loan  Party  or  Subsidiary  consents  to the  institution  of  such
Insolvency  Proceeding  against it, (b) the petition  commencing  the Insolvency
Proceeding  is  not  timely  controverted,   (c)  the  petition  commencing  the
Insolvency  Proceeding is not  dismissed  within 60 calendar days of the date of the filing  thereof,  (d) an interim  trustee is appointed to take possession of all or any substantial portion of the properties or assets of, or to operate all or any substantial  portion of the business of, any Loan Party or any Subsidiary of a Loan  Party,  or (e) an order for relief  shall have been issued or entered therein;

      7.6   If any Loan Party or any  Subsidiary  of a Loan  Party is  enjoined, restrained,  or in any way  prevented by court order from  continuing to conduct all or any material part of its business affairs;

      7.7   If one or more judgments,  orders,  or awards involving an aggregate amount of $250,000,  or more  (except to the extent  fully  covered by insurance pursuant to which the insurer has accepted  liability therefor in writing) shall be entered or filed  against any Loan Party or any  Subsidiary of any Loan Party or with respect to any of their respective assets, and the same is not released, discharged,  bonded  against,  or stayed pending appeal before the earlier of 30

                                       41

days  after the date it first  arises or 5 days  prior to the date on which such asset  is  subject  to  being  forfeited  by the  applicable  Loan  Party or the applicable Subsidiary;

      7.8   If there is a default  in one or more  agreements  to which any Loan
Party  or any  Subsidiary  of a Loan  Party is a party  with  one or more  third
Persons relative to Indebtedness of any Loan Party or any Subsidiary of any Loan
Party involving an aggregate  amount of $250,000,  or more, and such default (i)
occurs at the final maturity of the obligations thereunder, or (ii) results in a right by such third Person(s),  irrespective of whether exercised, to accelerate the  maturity  of  the  applicable  Loan  Party's  or  Subsidiary's  obligations thereunder;

      7.9   If any warranty,  representation,  material  written  statement,  or material  Record made herein or in any other Loan Document or delivered to Agent or any Lender in  connection  with this  Agreement  or any other  Loan  Document proves  to be untrue  in any  material  respect  (except  that such  materiality qualifier  shall not be applicable to any  representations  and warranties  that already are qualified or modified by  materiality in the text thereof) as of the date of issuance or making or deemed making thereof;

      7.10  If the obligation of any Guarantor  under the Guaranty is limited or terminated  by  operation  of law or by such  Guarantor,  or any such  Guarantor becomes the subject of an Insolvency Proceeding;

      7.11  If the Security  Agreement,  the Canadian  Security  Agreement,  any
Mortgage or any other Loan Document that purports to create a Lien,  shall,  for any reason,  fail or cease to create a valid and  perfected  and,  except to the extent permitted by the terms hereof or thereof, first priority Lien (subject to
Permitted  Priority  Liens) on or security  interest in the  Collateral  covered hereby or thereby,  except (a) as a result of a  disposition  of the  applicable
Collateral in a transaction  permitted  under this  Agreement or (b) solely as a result of the gross negligence of Agent;

      7.12  Any provision of any Loan Document  shall at any time for any reason be  declared  to be null and  void  (except  solely  as a  result  of the  gross negligence  of  Agent),  or the  validity  or  enforceability  thereof  shall be contested by any Loan Party or any  Subsidiary of a Loan Party,  or a proceeding shall be commenced by any Loan Party or any  Subsidiary  of a Loan Party,  or by
any  Governmental  Authority  having  jurisdiction  over any  Loan  Party or any
Subsidiary   of  a  Loan  Party,   seeking  to  establish   the   invalidity  or
unenforceability  thereof,  or any Loan Party or any  Subsidiary of a Loan Party
shall deny that it has any liability or obligation purported to be created under any Loan Document;

      7.13  Any  material  damage  to, or loss,  theft or  destruction  of,  any
Collateral,  whether or not  insured,  or any strike,  lockout,  labor  dispute, embargo,  condemnation,  act of God or public  enemy,  or other  casualty  which causes,  for more than thirty (30)  consecutive days and which is not reasonably capable of remedy within such period,  the cessation or substantial  curtailment of revenue  producing  activities at any facility of any Loan Party, if any such event or circumstance  could  reasonably be expected to have a Material  Adverse
Effect;

      7.14  Any cessation of a substantial part of the business of the Parent or any of its  Subsidiaries,  taken as a whole,  for a period which  materially and adversely  affects the ability of such  business to be continued on a profitable basis;

      7.15  Any Loan  Party or any of its  ERISA  Affiliates  shall  have made a complete or partial  withdrawal from a  Multiemployer  Plan, and, as a result of such  complete  or  partial  withdrawal,  any  Loan  Party  or any of its  ERISA
Affiliates incurs a withdrawal liability in an annual amount exceeding $250,000;
or a  Multiemployer  Plan enters  reorganization  status  under  Section 4241 of
ERISA, and, as a result thereof any Loan Party's or any of its ERISA Affiliates'
annual  contribution  requirements  with  respect  to  such  Multiemployer  Plan increases in an annual amount exceeding $250,000; or

                                       42

      7.16  Any  Termination  Event with respect to any Employee Plan shall have occurred,  and, 30 days after notice  thereof  shall have been given to any Loan
Party by any Agent, (i) such Termination  Event (if correctable)  shall not have been  corrected,  and (ii) the then current value of such Employee Plan's vested benefits  exceeds the then current value of assets allocable to such benefits in such Employee Plan by more than $250,000 (or, in the case of a Termination Event involving  liability under Section 409, 502(i),  502(l),  515, 4062, 4063, 4064,
4069, 4201, 4204 or 4212 of ERISA or Section 4971 of the IRC, which  liabilities will not be aggregated, the liability is in excess of such amount).

8.    THE LENDER GROUP'S RIGHTS AND REMEDIES.

      8.1   RIGHTS  AND   REMEDIES.   Upon  the   occurrence,   and  during  the
continuation,  of an Event of Default,  the Required  Lenders (at their election but without  notice of their  election  and without  demand) may  authorize  and instruct  Agent to do any one or more of the  following  on behalf of the Lender
Group (and Agent, acting upon the instructions of the Required Lenders, shall do the same on behalf of the Lender  Group),  all of which are authorized by Parent and each of the Borrowers:

            (a)   Declare  all  or  any  portion  of  the  Obligations,  whether evidenced by this Agreement,  by any of the other Loan Documents,  or otherwise, immediately due and payable;

            (b)   Cease  advancing  money  or  extending  credit  to or for  the benefit of Borrowers under this Agreement,  under any of the Loan Documents,  or under any other agreement between Borrowers and the Lender Group;

            (c)   Terminate  this  Agreement and any of the other Loan Documents as to any future  liability  or  obligation  of the Lender  Group,  but  without affecting any of the Agent's Liens in the Collateral  and without  affecting the
Obligations; and

            (d)   The  Lender  Group  shall have all other  rights and  remedies available at law or in equity or pursuant to any other Loan Document.

The foregoing to the contrary notwithstanding,  upon the occurrence of any Event of Default  described in SECTION 7.4 or SECTION 7.5, in addition to the remedies set forth  above,  without any notice to Loan Parties or any other Person or any act by the Lender Group, the Commitments shall  automatically  terminate and the
Obligations  then  outstanding,  together  with all accrued and unpaid  interest thereon  and all fees and all other  amounts  due under this  Agreement  and the other  Loan  Documents,  shall  automatically  and  immediately  become  due and payable,  without  presentment,  demand,  protest, or notice of any kind, all of which are expressly waived by Parent and each of the Borrowers.

      8.2   REMEDIES  CUMULATIVE.  The rights and  remedies of the Lender  Group under this Agreement,  the other Loan Documents,  and all other agreements shall be  cumulative.  The Lender  Group shall have all other  rights and remedies not inconsistent  herewith as  provided  under the Code,  by law,  or in equity.  No exercise by the Lender Group of one right or remedy shall be deemed an election, and no waiver by the  Lender  Group of any  Event of  Default  shall be deemed a continuing  waiver.  No delay by the Lender  Group  shall  constitute  a waiver, election, or acquiescence by it.

9.    TAXES AND EXPENSES.

            If any  Loan  Party  or its  Subsidiaries  fail  to pay  any  monies
(whether  taxes,  assessments,  insurance  premiums,  or,  in the case of leased properties or assets,  rents or other amounts  payable under such leases) due to third  Persons,  or fails to make any deposits or furnish any required  proof of payment or deposit,  all as required  under the terms of this  Agreement,  then,
Agent, in its sole discretion and without prior notice to any Loan Party, may do any or all of the  following:  (a) make payment of the same or any part thereof,
(b) set up such  reserves  against the  Borrowing  Base or the Maximum  Revolver
Amount as Agent deems  necessary  to protect the Lender  Group from the exposure

                                       43

created  by such  failure,  or (c) in the case of the  failure  to  comply  with
SECTION 5.8 hereof, obtain and maintain insurance policies of the type described in SECTION 5.8 and take any action with respect to such  policies as Agent deems prudent.  Any such amounts paid by Agent shall constitute  Lender Group Expenses and any such payments  shall not  constitute an agreement by the Lender Group to make similar payments in the future or a waiver by the Lender Group of any Event of Default  under this  Agreement.  Agent need not inquire as to, or contest the validity  of,  any such  expense,  tax,  or Lien and the  receipt  of the  usual official  notice for the payment  thereof shall be conclusive  evidence that the same was validly due and owing.

10.   WAIVERS; INDEMNIFICATION.

      10.1  DEMAND;  PROTEST;  ETC.  Except  to the  extent  expressly  provided herein,  Parent and each  Borrower  waives (on  behalf of  themselves  and their respective  Subsidiaries) demand,  protest, notice of protest, notice of default or dishonor, notice of payment and nonpayment,  nonpayment at maturity, release, compromise, settlement, extension, or renewal of documents, instruments, chattel paper, and guarantees at any time held by the Lender Group on which Parent, such
Borrower or any Subsidiary may in any way be liable.

      10.2  THE  LENDER  GROUP'S  LIABILITY  FOR  COLLATERAL.  Parent  and  each
Borrower   hereby  agrees  (on  behalf  of  themselves   and  their   respective
Subsidiaries) that: (a) so long as Agent complies with its obligations,  if any, under the Code,  the  Lender  Group  shall not in any way or manner be liable or responsible for: (i) the safekeeping of the Collateral,  (ii) any loss or damage thereto occurring or arising in any manner or fashion from any cause,  (iii) any diminution  in the value  thereof,  or (iv) any act or default  of any  carrier, warehouseman,  bailee,  forwarding  agency, or other Person, and (b) all risk of loss, damage, or destruction of the Collateral shall be borne by Loan Parties.

      10.3  INDEMNIFICATION.  Parent and each  Borrower,  jointly and severally,
shall  pay,  indemnify,   defend,  and  hold  the  Agent-Related   Persons,  the
Lender-Related  Persons,  and each Participant  (each, an "INDEMNIFIED  Person")
harmless (to the fullest  extent  permitted by law) from and against any and all claims,  demands,  suits,  actions,  investigations,  proceedings,  liabilities, fines, costs, penalties,  and damages, and all reasonable fees and disbursements of attorneys,  experts, or consultants and all other costs and expenses actually incurred in connection  therewith or in connection  with the enforcement of this indemnification  (as and when they are incurred and irrespective of whether suit is brought),  at any time asserted against,  imposed upon, or incurred by any of them (a) in  connection  with or as a result  of or  related  to the  execution,
delivery,   enforcement,   performance,   or   administration   (including   any
restructuring  or workout with  respect  hereto) of this  Agreement,  any of the other Loan Documents, or the transactions  contemplated hereby or thereby or the monitoring  of the Loan  Parties' and their  Subsidiaries'  compliance  with the terms of the Loan Documents, (b) with respect to any investigation,  litigation, or proceeding related to this Agreement,  any other Loan Document, or the use of the  proceeds  of the credit  provided  hereunder  (irrespective  of whether any
Indemnified  Person  is a  party  thereto),  or any  act,  omission,  event,  or circumstance  in any  manner  related  thereto,  and (c) in  connection  with or arising out of any presence or release of Hazardous  Materials at, on, under, to or from any assets or properties  owned,  leased or operated by Parent or any of its Subsidiaries or any  Environmental  Actions,  Environmental  Liabilities and
Costs or Remedial Actions related in any way to any such assets or properties of
Parent  or  any  of its  Subsidiaries  (each  and  all  of  the  foregoing,  the
"INDEMNIFIED  LIABILITIES").  The  foregoing  to the  contrary  notwithstanding,
Parent and Borrowers  shall have no obligation to any  Indemnified  Person under this  SECTION  10.3 with respect to any  Indemnified  Liability  that a court of competent  jurisdiction  finally  determines  to have  resulted  from the  gross negligence  or  willful  misconduct  of such  Indemnified  Person  or from  such
Indemnified   Person's  breach  of  its  material  obligations  under  the  Loan
Documents.  This provision  shall survive the  termination of this Agreement and the repayment of the Obligations. If any Indemnified Person makes any payment to any other  Indemnified  Person with  respect to an  Indemnified  Liability as to which Parent or Borrowers  were  required to indemnify  the  Indemnified  Person receiving such payment,  the Indemnified  Person making such payment is entitled to be indemnified  and reimbursed by Parent and Borrowers with respect  thereto.
WITHOUT  LIMITATION,  THE FOREGOING  INDEMNITY  SHALL APPLY TO EACH  INDEMNIFIED

                                       44

PERSON WITH  RESPECT TO  INDEMNIFIED  LIABILITIES  WHICH IN WHOLE OR IN PART ARE
CAUSED BY OR ARISE OUT OF ANY  NEGLIGENT  ACT OR  OMISSION  OF SUCH  INDEMNIFIED
PERSON OR OF ANY OTHER PERSON.

11.   NOTICES.

            Unless otherwise provided in this Agreement,  all notices or demands by Parent,  Borrowers  or Agent to the other  relating to this  Agreement or any other Loan Document shall be in writing and (except for financial statements and other  informational  documents which may be sent by first-class  mail,  postage prepaid)  shall be personally  delivered or sent by registered or certified mail
(postage prepaid, return receipt requested),  overnight courier, electronic mail
(at such email addresses as Administrative Borrower or Agent, as applicable, may designate to each other in accordance  herewith),  or telefacsimile to Borrowers in care of  Administrative  Borrower  or to  Agent,  as the case may be,  at its address set forth below:

            If to Administrative        BAIRNCO CORPORATION
            Borrower:                   300 Primera Blvd, Suite 432
                                        Lake Mary, Florida 32746
                                        Attn:  Chief Executive Officer
                                        Fax No.:  407-875-3398

            with copies to:             OLSHAN GRUNDMAN FROME ROSENZWEIG &
                                        WOLOSKY LLP
                                        65 East 55th Street
                                        New York , New York 10022-1106
                                        Attn:  Steve Wolosky, Esq.
                                        Fax No.:  212-451-2222

            If to Agent:                WELLS FARGO FOOTHILL, INC.
                                        1100 Abernathy Road
                                        Suite 1600
                                        Atlanta, Georgia 30328
                                        Attn:  Matt Mouledous
                                        Fax No.:  770-508-1332

            with copies to:             PAUL, HASTINGS, JANOFSKY & WALKER LLP
                                        515 South Flower Street, 25th Floor
                                        Los Angeles, CA 90071
                                        Attn:  John Francis Hilson, Esq.
                                        Fax No.: 213-996-3300

            Agent and Parent and  Borrowers may change the address at which they are to receive notices  hereunder,  by notice in writing in the foregoing manner given to the other party.  All notices or demands sent in  accordance  with this
SECTION 11, other than notices by Agent in connection  with  enforcement  rights against  the  Collateral  under  the  provisions  of the  Code,  shall be deemed received on the earlier of the date of actual  receipt or 3 Business  Days after the  deposit  thereof in the mail.  Parent and each  Borrower  acknowledges  and agrees (on behalf of themselves and their Subsidiaries) that notices sent by the
Lender Group in  connection  with the  exercise of  enforcement  rights  against
Collateral  under the provisions of the Code shall be deemed sent when deposited in the mail or personally delivered,  or, where permitted by law, transmitted by telefacsimile or any other method set forth above.

                                       45

12.   CHOICE OF LAW AND VENUE; JURY TRIAL WAIVER.

            (a)   THE VALIDITY OF THIS  AGREEMENT  AND THE OTHER LOAN  DOCUMENTS
(UNLESS  EXPRESSLY  PROVIDED TO THE CONTRARY IN ANOTHER LOAN DOCUMENT IN RESPECT
OF SUCH OTHER LOAN DOCUMENT), THE CONSTRUCTION,  INTERPRETATION, AND ENFORCEMENT
HEREOF AND  THEREOF,  AND THE RIGHTS OF THE  PARTIES  HERETO  AND  THERETO  WITH
RESPECT TO ALL MATTERS  ARISING  HEREUNDER OR  THEREUNDER  OR RELATED  HERETO OR
THERETO SHALL BE DETERMINED UNDER, GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH
THE LAWS OF THE STATE OF NEW YORK.

            (b)   THE PARTIES AGREE THAT ALL ACTIONS OR  PROCEEDINGS  ARISING IN
CONNECTION  WITH THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS  SHALL BE TRIED AND
LITIGATED  ONLY IN THE STATE AND TO THE  EXTENT  PERMITTED  BY  APPLICABLE  LAW,
FEDERAL COURTS LOCATED IN THE COUNTY OF NEW YORK,  STATE OF NEW YORK;  PROVIDED,
HOWEVER,  THAT ANY SUIT  SEEKING  ENFORCEMENT  AGAINST ANY  COLLATERAL  OR OTHER
PROPERTY MAY BE BROUGHT,  AT AGENT'S OPTION,  IN THE COURTS OF ANY  JURISDICTION
WHERE  AGENT  ELECTS TO BRING  SUCH  ACTION OR WHERE  SUCH  COLLATERAL  OR OTHER
PROPERTY MAY BE FOUND. EACH OF THE PARTIES HERETO WAIVE, TO THE EXTENT PERMITTED
UNDER  APPLICABLE  LAW,  ANY RIGHT EACH MAY HAVE TO ASSERT THE DOCTRINE OF FORUM
NON  CONVENIENS OR TO OBJECT TO VENUE TO THE EXTENT ANY PROCEEDING IS BROUGHT IN
ACCORDANCE WITH THIS SECTION 12(B).

            (c)   EACH OF THE  PARTIES  HERETO  HEREBY  WAIVE  THEIR  RESPECTIVE
RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT
OF ANY OF THE LOAN DOCUMENTS OR ANY OF THE  TRANSACTIONS  CONTEMPLATED  THEREIN,
INCLUDING  CONTRACT CLAIMS,  TORT CLAIMS,  BREACH OF DUTY CLAIMS,  AND ALL OTHER
COMMON LAW OR STATUTORY  CLAIMS.  EACH OF THE PARTIES HERETO REPRESENT THAT EACH
HAS REVIEWED  THIS WAIVER AND EACH  KNOWINGLY  AND  VOLUNTARILY  WAIVES ITS JURY
TRIAL  RIGHTS  FOLLOWING  CONSULTATION  WITH  LEGAL  COUNSEL.  IN THE  EVENT  OF
LITIGATION,  A COPY OF THIS  AGREEMENT  MAY BE FILED AS A WRITTEN  CONSENT  TO A
TRIAL BY THE COURT.

13. ASSIGNMENTS AND PARTICIPATIONS; SUCCESSORS.

      13.1  ASSIGNMENTS AND PARTICIPATIONS.

            (a)   Any Lender may assign and  delegate  to one or more  assignees
(each an "ASSIGNEE")  that are Eligible  Transferees all or any portion,  of the
Obligations, the Commitments and the other rights and obligations of such Lender hereunder and under the other Loan Documents, in a minimum amount (unless waived by Agent) of  $5,000,000  (except such minimum  amount shall not apply to (x) an assignment  or  delegation  by any Lender to any other Lender or an Affiliate of any Lender or (y) a group of new  Lenders,  each of whom is an Affiliate of each other or a fund or account  managed by any such new  Lender or an  Affiliate  of such new Lender to the extent  that the  aggregate  amount to be assigned to all such new Lenders is at least $5,000,000);  PROVIDED, however, that Borrowers and
Agent may  continue to deal solely and directly  with such Lender in  connection with the  interest so assigned to an Assignee  until (i) written  notice of such
assignment,   together  with  payment  instructions,   addresses,   and  related
information  with  respect to the  Assignee,  have been given to  Administrative
Borrower  and Agent by such  Lender and the  Assignee,  (ii) such Lender and its
Assignee have delivered to  Administrative  Borrower and Agent an Assignment and
Acceptance and Agent has notified the assigning Lender of its receipt thereof in accordance with SECTION 13.1(B), and (iii) unless waived by Agent, the assigning
Lender or Assignee has paid to Agent for Agent's  separate  account a processing

                                       46

fee  in the  amount  of  $3,500.  Anything  contained  herein  to  the  contrary notwithstanding,  the payment of any fees shall not be required and the Assignee need not be an Eligible  Transferee if such assignment is in connection with any merger,  consolidation,  sale,  transfer,  or  other  disposition  of all or any substantial portion of the business or loan portfolio of the assigning Lender.

            (b)   From and after  the date that  Agent  notifies  the  assigning
Lender (with a copy to Administrative Borrower) that it has received an executed
Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and  obligations  hereunder  have been  assigned  to it  pursuant to such
Assignment  and  Acceptance,  shall have the rights and  obligations of a Lender under the Loan  Documents,  and (ii) the assigning  Lender shall,  to the extent that rights and  obligations  hereunder and under the other Loan  Documents have been assigned by it pursuant to such Assignment and  Acceptance,  relinquish its rights  (except with  respect to SECTION  10.3 hereof) and be released  from any future  obligations  under this  Agreement (and in the case of an Assignment and
Acceptance covering all or the remaining portion of an assigning Lender's rights and obligations  under this Agreement and the other Loan Documents,  such Lender shall cease to be a party hereto and thereto),  and such assignment shall effect a novation  among Parent,  Borrowers,  the assigning  Lender,  and the Assignee;
PROVIDED,  HOWEVER,  that nothing  contained  herein shall release any assigning
Lender  from  obligations  that  survive  the  termination  of  this  Agreement, including  such  assigning  Lender's  obligations  under  SECTION 15 and SECTION
17.9(A) of this Agreement.

            (c)   By executing and delivering an Assignment and Acceptance,  the assigning  Lender  thereunder and the Assignee  thereunder  confirm to and agree with each  other and the other  parties  hereto as  follows:  (i) other  than as provided in such  Assignment  and  Acceptance,  such  assigning  Lender makes no representation  or warranty  and assumes no  responsibility  with respect to any statements,  warranties or  representations  made in or in connection  with this
Agreement or the execution,  legality,  validity,  enforceability,  genuineness, sufficiency  or value of this  Agreement  or any other Loan  Document  furnished pursuant hereto,  (ii) such assigning Lender makes no representation or warranty and assumes no  responsibility  with respect to the  financial  condition of the
Loan Parties or the  performance  or  observance by Loan Parties of any of their obligations under this Agreement or any other Loan Document  furnished  pursuant hereto,  (iii)  such  Assignee  confirms  that  it has  received  a copy of this
Agreement,  together with such other  documents and information as it has deemed appropriate  to make its own credit  analysis  and  decision  to enter into such
Assignment and Acceptance,  (iv) such Assignee will,  independently  and without reliance upon Agent,  such  assigning  Lender or any other Lender,  and based on such  documents  and  information  as it shall  deem  appropriate  at the  time, continue to make its own credit  decisions in taking or not taking  action under this  Agreement,  (v) such Assignee  appoints and authorizes  Agent to take such actions and to exercise  such powers under this  Agreement  as are  delegated to
Agent,  by the  terms  hereof,  together  with  such  powers  as are  reasonably incidental  thereto,  and (vi) such Assignee  agrees that it will perform all of the  obligations  which  by the  terms  of this  Agreement  are  required  to be performed by it as a Lender.

            (d)   Immediately  upon Agent's  receipt of the required  processing fee, if applicable,  and delivery of notice to the assigning  Lender pursuant to
SECTION 13.1(B), this Agreement shall be deemed to be amended to the extent, but only to the extent,  necessary  to reflect the  addition of the Assignee and the resulting  adjustment  of the  Commitments  arising  therefrom.  The  Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender
PRO TANTO.

            (e)   From and after  the date that  Agent  notifies  the  assigning
Lender (with a copy to Administrative Borrower) that it has received an executed
Assignment and Acceptance and, if applicable, payment of the required processing fee, (i) the Assignee thereunder shall be a party hereto and, to the extent that rights and  obligations  hereunder  have been  assigned  to it  pursuant to such
Assignment  and  Acceptance,  shall have the rights and  obligations of a Lender under the Loan  Documents,  and (ii) the assigning  Lender shall,  to the extent that rights and  obligations  hereunder and under the other Loan  Documents have been assigned by it pursuant to such Assignment and  Acceptance,  relinquish its rights  (except with  respect to SECTION  10.3 hereof) and be released  from any future  obligations  under this  Agreement (and in the case of an Assignment and
Acceptance covering all or the remaining portion of an assigning Lender's rights

                                       47

and obligations  under this Agreement and the other Loan Documents,  such Lender shall cease to be a party hereto and thereto),  and such assignment shall effect a novation  among Parent,  Borrowers,  the assigning  Lender,  and the Assignee;
PROVIDED,  HOWEVER,  that nothing  contained  herein shall release any assigning
Lender  from  obligations  that  survive  the  termination  of  this  Agreement, including  such  assigning  Lender's  obligations  under  SECTION 15 and SECTION
17.9(A) of this Agreement.

            (f)   By executing and delivering an Assignment and Acceptance,  the assigning  Lender  thereunder and the Assignee  thereunder  confirm to and agree with each  other and the other  parties  hereto as  follows:  (i) other  than as provided in such  Assignment  and  Acceptance,  such  assigning  Lender makes no representation  or warranty  and assumes no  responsibility  with respect to any statements,  warranties or  representations  made in or in connection  with this
Agreement or the execution,  legality,  validity,  enforceability,  genuineness, sufficiency  or value of this  Agreement  or any other Loan  Document  furnished pursuant hereto,  (ii) such assigning Lender makes no representation or warranty and assumes no  responsibility  with respect to the  financial  condition of the
Loan Parties or the  performance  or  observance by Loan Parties of any of their obligations under this Agreement or any other Loan Document  furnished  pursuant hereto,  (iii)  such  Assignee  confirms  that  it has  received  a copy of this
Agreement,  together with such other  documents and information as it has deemed appropriate  to make its own credit  analysis  and  decision  to enter into such
Assignment and Acceptance,  (iv) such Assignee will,  independently  and without reliance upon Agent,  such  assigning  Lender or any other Lender,  and based on such  documents  and  information  as it shall  deem  appropriate  at the  time, continue to make its own credit  decisions in taking or not taking  action under this  Agreement,  (v) such Assignee  appoints and authorizes  Agent to take such actions and to exercise  such powers under this  Agreement  as are  delegated to
Agent,  by the  terms  hereof,  together  with  such  powers  as are  reasonably incidental  thereto,  and (vi) such Assignee  agrees that it will perform all of the  obligations  which  by the  terms  of this  Agreement  are  required  to be performed by it as a Lender.

            (g)   Immediately  upon Agent's  receipt of the required  processing fee, if applicable,  and delivery of notice to the assigning  Lender pursuant to
SECTION 13.1(B), this Agreement shall be deemed to be amended to the extent, but only to the extent,  necessary  to reflect the  addition of the Assignee and the resulting  adjustment  of the  Commitments  arising  therefrom.  The  Commitment allocated to each Assignee shall reduce such Commitments of the assigning Lender
PRO TANTO.

            (h)   Any  Lender  may at any  time  sell to one or more  commercial banks, financial institutions,  or other Persons (a "PARTICIPANT") participating interests  in all or any portion of its  Obligations,  its  Commitment,  and the other rights and interests of that Lender (the "ORIGINATING  LENDER")  hereunder and under the other Loan Documents;  PROVIDED, HOWEVER, that (i) the Originating
Lender shall remain a "Lender" for all purposes of this  Agreement and the other
Loan Documents and the Participant  receiving the participating  interest in the
Obligations,  the  Commitments,  and  the  other  rights  and  interests  of the
Originating  Lender hereunder shall not constitute a "Lender" hereunder or under the other Loan Documents and the  Originating  Lender's  obligations  under this
Agreement  shall  remain  unchanged,  (ii) the  Originating  Lender shall remain solely  responsible  for the  performance  of such  obligations,  (iii)  Parent,
Borrowers,  Agent,  and the Lenders  shall  continue to deal solely and directly with the Originating  Lender in connection with the Originating  Lender's rights and  obligations  under this  Agreement  and the other Loan  Documents,  (iv) no
Lender  shall  transfer  or grant any  participating  interest  under  which the
Participant  has the right to approve any amendment to, or any consent or waiver with respect to, this Agreement or any other Loan Document, except to the extent such amendment to, or consent or waiver with respect to this Agreement or of any other Loan Document would (A) extend the final maturity date of the  Obligations hereunder in which such  Participant is  participating,  (B) reduce the interest rate  applicable  to the  Obligations  hereunder  in which such  Participant  is participating,  (C)  release  all or  substantially  all of  the  Collateral  or guaranties (except to the extent expressly provided herein or in any of the Loan
Documents)  supporting the  Obligations  hereunder in which such  Participant is participating,  (D)  postpone  the  payment  of, or reduce  the  amount  of, the interest or fees payable to such Participant  through such Lender, or (E) change the amount or due dates of scheduled  principal  repayments  or  prepayments  or

                                       48

premiums, and (v) all amounts payable by Borrowers hereunder shall be determined as if such  Lender  had not sold such  participation,  except  that,  if amounts outstanding under this Agreement are due and unpaid, or shall have been declared or shall have become due and payable upon the occurrence of an Event of Default, each Participant  shall be deemed to have the right of set off in respect of its participating  interest in amounts owing under this Agreement to the same extent as if the amount of its  participating  interest were owing  directly to it as a
Lender  under  this  Agreement.  The  rights of any  Participant  only  shall be
derivative   through  the   Originating   Lender  with  whom  such   Participant
participates  and no  Participant  shall have any rights under this Agreement or the other Loan  Documents or any direct rights as to the other  Lenders,  Agent, the Loan Parties, the Collections of the Loan Parties or their Subsidiaries, the
Collateral,  or otherwise in respect of the  Obligations.  No Participant  shall have the right to participate directly in the making of decisions by the Lenders among themselves.

            (i)   In connection  with any such  assignment or  participation  or proposed assignment or participation, a Lender may, subject to the provisions of
SECTION 17.9,  disclose all documents and information  which it now or hereafter may have relating to Loan Parties and their  Subsidiaries  and their  respective businesses.

            (j)   Any other  provision in this  Agreement  notwithstanding,  any
Lender may at any time  create a  security  interest  in, or pledge,  all or any portion of its  rights  under and  interest  in this  Agreement  in favor of any
Federal Reserve Bank in accordance with Regulation A of the Federal Reserve Bank or U.S. Treasury Regulation 31 CFR ss. 203.24, and such Federal Reserve Bank may enforce  such  pledge  or  security  interest  in  any  manner  permitted  under applicable law.

            (k)   Within five (5) Business Days of receipt of a written  request from the Administrative  Borrower,  Agent shall provide Administrative  Borrower with a listing of the Lenders and their respective Commitments, based on Agent's current books and records.

      13.2  SUCCESSORS.  This  Agreement  shall bind and inure to the benefit of the respective successors and assigns of each of the parties; PROVIDED, HOWEVER, that no Loan Party may assign this  Agreement or any Loan Document or any rights or duties hereunder or thereunder without the Lenders' prior written consent and any  prohibited  assignment  shall be absolutely  void AB INITIO.  No consent to assignment by the Lenders shall release any Loan Party from its  Obligations.  A
Lender may assign this Agreement and the other Loan Documents and its rights and duties  hereunder and thereunder  pursuant to SECTION 13.1 hereof and no consent or  approval  by any  Loan  Party  is  required  in  connection  with  any  such assignment.

14.   AMENDMENTS; WAIVERS.

      14.1  AMENDMENTS  AND WAIVERS.  No amendment or waiver of any provision of this Agreement or any other Loan Document (other than Bank Product Agreements or the Fee Letter),  and no consent with respect to any departure by any Loan Party therefrom,  shall be effective unless the same shall be in writing and signed by the  Required  Lenders  (or by  Agent at the  written  request  of the  Required
Lenders) and  Administrative  Borrower (on behalf of all Loan  Parties) and then any such waiver or consent shall be effective, but only in the specific instance and for the specific purpose for which given;  PROVIDED,  HOWEVER,  that no such waiver, amendment, or consent shall do any of the following:

            (a)   increase  the  amount or  extend  the  expiration  date of any
Commitment  of any Lender  without the written  consent of each Lender  directly affected thereby,

            (b)   postpone  or delay  any date  fixed by this  Agreement  or any other Loan  Document  for any payment of  principal,  interest,  fees,  or other amounts  due  hereunder  or under any other Loan  Document  without  the written consent of each Lender directly affected thereby,

                                       49

            (c)   forgive the  principal  of, or reduce the rate of interest on, any loan or other  extension  of credit  hereunder,  or reduce any fees or other amounts payable  hereunder or under any other Loan Document  without the written consent of each Lender directly affected thereby,

            (d)   amend or modify the Pro Rata Share  that is  required  to take any action hereunder without the written consent of each Lender,

            (e)   amend  or  modify  this  Section  or  any  provision  of  this
Agreement  providing  for  consent or other  action by all  Lenders  without the written consent of each Lender,

            (f)   other than as permitted by SECTION 15.11, release Agent's Lien in and to any of the Collateral without the written consent of each Lender,

            (g)   amend or modify the  definition of "Required  Lenders" or "Pro
Rata Share" without the written consent of each Lender,

            (h)   contractually subordinate any of the Agent's Liens without the written consent of each Lender,

            (i)   other  than  in   connection   with  a  merger,   liquidation,
dissolution  or sale of such Person  expressly  permitted by the terms hereof or the other Loan Documents, release (A) a Borrower or (B) all or substantially all of the  Guarantors  from any  obligation for the payment of money under the Loan
Documents, in each case without the written consent of each Lender,

            (j)   amend  any of the  provisions  of  SECTION  2.4(B)(I)  OR (II)
without the written consent of each Lender,

            (k)   amend or modify the definitions of Maximum  Revolver Amount or
Term Loan Amount,  or amend or modify SECTION 2.1(B) without the written consent of each Lender, or

            (l)   amend, modify, or waive any provision of SECTION 15 pertaining to Agent,  the definition of, or the terms or provisions of, the Fee Letter,  or any other  rights or duties of Agent  under  this  Agreement  or the other  Loan
Documents, without the written consent of Agent.

and,  PROVIDED  FURTHER,  HOWEVER,  that no amendment,  waiver or consent shall, unless in writing  and signed by Agent,  Issuing  Lender,  or Swing  Lender,  as applicable,  affect  the  rights or duties of Agent,  Issuing  Lender,  or Swing
Lender,  as applicable,  under this  Agreement or any other Loan  Document.  The
foregoing  notwithstanding,   any  amendment,   modification,  waiver,  consent,
termination,  or release of, or with respect to, any provision of this Agreement or any other Loan Document that relates only to the  relationship  of the Lender
Group among  themselves,  and that does not affect the rights or  obligations of the Loan Parties, shall not require consent by or the agreement of Parent or any
Borrower.

      14.2  REPLACEMENT OF HOLDOUT LENDER.

            (a)   If any  action  to be  taken  by the  Lender  Group  or  Agent hereunder  requires the unanimous  consent,  authorization,  or agreement of all
Lenders,   and  a  Lender   ("HOLDOUT   LENDER")  fails  to  give  its  consent,
authorization,  or  agreement,  then Agent,  upon at least 5 Business Days prior irrevocable  notice to the Holdout Lender,  may permanently  replace the Holdout
Lender with one or more substitute Lenders (each, a "REPLACEMENT  LENDER"),  and the Holdout Lender shall have no right to refuse to be replaced hereunder.  Such notice to replace the Holdout  Lender shall  specify an effective  date for such replacement,  which date shall not be later than 15 Business Days after the date such notice is given.

                                       50

            (b)   Prior to the effective date of such  replacement,  the Holdout
Lender and each  Replacement  Lender shall execute and deliver an Assignment and
Acceptance,  subject  only to the Holdout  Lender  being repaid its share of the outstanding  Obligations  (including  an assumption of its Pro Rata Share of the
Risk  Participation  Liability)  without  any  premium  or  penalty  of any kind whatsoever.  If the Holdout  Lender  shall refuse or fail to execute and deliver any  such  Assignment  and  Acceptance  prior  to the  effective  date  of  such replacement,  the Holdout  Lender shall be deemed to have executed and delivered such Assignment and  Acceptance.  The replacement of any Holdout Lender shall be made in  accordance  with the  terms of  SECTION  13.1.  Until  such time as the
Replacement Lenders shall have acquired all of the Obligations, the Commitments, and the other rights and  obligations of the Holdout Lender  hereunder and under the other Loan Documents,  the Holdout Lender shall remain obligated to make the
Holdout  Lender's Pro Rata Share of Advances and to purchase a participation  in each  Letter of  Credit,  in an amount  equal to its Pro Rata  Share of the Risk
Participation Liability of such Letter of Credit.

      14.3  NO WAIVERS;  CUMULATIVE REMEDIES.  No failure by Agent or any Lender to exercise any right,  remedy, or option under this Agreement or any other Loan
Document,  or delay by Agent or any Lender in exercising the same,  will operate as a waiver thereof.  No waiver by Agent or any Lender will be effective  unless it is in writing,  and then only to the extent specifically stated. No waiver by
Agent or any Lender on any occasion  shall  affect or diminish  Agent's and each
Lender's rights  thereafter to require strict  performance by Parent and each of the  Borrowers of any  provision of this  Agreement.  Agent's and each  Lender's rights under this  Agreement and the other Loan Documents will be cumulative and not exclusive of any other right or remedy that Agent or any Lender may have.

15.   AGENT; THE LENDER GROUP.

      15.1  APPOINTMENT  AND   AUTHORIZATION   OF  AGENT.   Each  Lender  hereby
designates and appoints WFF as its  representative  under this Agreement and the other Loan  Documents and each Lender  hereby  irrevocably  authorizes  Agent to execute and deliver  each of the other Loan  Documents on its behalf and to take such other action on its behalf under the  provisions of this Agreement and each other Loan  Document and to exercise  such powers and perform such duties as are expressly  delegated  to Agent by the terms of this  Agreement or any other Loan
Document,  together with such powers as are reasonably incidental thereto. Agent agrees to act as such on the express  conditions  contained  in this SECTION 15.
The  provisions  of this  SECTION 15 are solely for the benefit of Agent and the
Lenders,  and Parent and each of the Borrowers and their Subsidiaries shall have no  rights  as a third  party  beneficiary  of any of the  provisions  contained herein. Any provision to the contrary  contained  elsewhere in this Agreement or in any other Loan Document  notwithstanding,  Agent shall not have any duties or responsibilities,  except those expressly set forth herein, nor shall Agent have or be deemed to have any fiduciary  relationship with any Lender, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this  Agreement  or any other  Loan  Document  or  otherwise  exist against Agent; it being expressly understood and agreed that the use of the word
"Agent" is for convenience  only, that WFF is merely the  representative  of the
Lenders,  and only has the  contractual  duties  set  forth  herein.  Except  as expressly otherwise provided in this Agreement, Agent shall have and may use its sole  discretion  with respect to exercising or refraining  from  exercising any discretionary  rights or taking or refraining from taking any actions that Agent expressly is entitled to take or assert under or pursuant to this  Agreement and the other Loan Documents.  Without limiting the generality of the foregoing,  or of any other  provision of the Loan Documents that provides  rights or powers to
Agent,  Lenders  agree that Agent shall have the right to exercise the following powers as long as this Agreement remains in effect: (a) maintain,  in accordance with its customary business practices, ledgers and records reflecting the status of the  Obligations,  the  Collateral,  the  Collections of the Loan Parties and
their  Subsidiaries,  and  related  matters,  (b)  execute  or file  any and all financing or similar statements or notices, amendments,  renewals,  supplements, documents,  instruments,  proofs of claim,  notices and other written agreements with respect to the Loan Documents,  (c) make Advances,  for itself or on behalf of Lenders as provided in the Loan Documents,  (d) exclusively  receive,  apply, and distribute the  Collections  of the Loan Parties and their  Subsidiaries  as provided in the Loan  Documents,  (e) open and maintain  such bank  accounts and cash  management  arrangements  as Agent  deems  necessary  and  appropriate  in accordance  with the Loan  Documents for the foregoing  purposes with respect to the Collateral and the  Collections of the Loan Parties and their  Subsidiaries,

                                       51

(f) perform,  exercise, and enforce any and all other rights and remedies of the
Lender  Group  with  respect  to the Loan  Parties  or their  Subsidiaries,  the
Obligations,  the  Collateral,  the  Collections  of the Loan  Parties and their
Subsidiaries,  or  otherwise  related  to any of same as  provided  in the  Loan
Documents,  and (g) incur and pay such Lender  Group  Expenses as Agent may deem necessary or appropriate  for the  performance  and fulfillment of its functions and powers pursuant to the Loan Documents.

      15.2  DELEGATION OF DUTIES. Agent may execute any of its duties under this
Agreement  or any  other  Loan  Document  by or  through  agents,  employees  or attorneys  in fact and shall be  entitled  to advice of counsel  concerning  all matters  pertaining  to such  duties.  Agent  shall not be  responsible  for the negligence  or  misconduct  of any agent or  attorney in fact that it selects as long as such selection was made without gross negligence or willful misconduct.

      15.3  LIABILITY OF AGENT.  None of the Agent Related  Persons shall (a) be liable  for any  action  taken or omitted to be taken by any of them under or in connection  with this  Agreement or any other Loan Document or the  transactions contemplated hereby (except for its own gross negligence or willful misconduct), or (b) be  responsible  in any  manner to any of the  Lenders  for any  recital, statement,  representation  or  warranty  made by any  Loan  Party or any of its
Subsidiaries  or Affiliates,  or any officer or director  thereof,  contained in this Agreement or in any other Loan  Document,  or in any  certificate,  report, statement or other document referred to or provided for in, or received by Agent under or in connection  with, this Agreement or any other Loan Document,  or the validity,  effectiveness,  genuineness,  enforceability  or  sufficiency of this
Agreement  or any other Loan  Document,  or for any failure of any Loan Party or its  Subsidiaries  or any  other  party  to any Loan  Document  to  perform  its obligations hereunder or thereunder.  No Agent-Related Person shall be under any obligation  to any Lender to  ascertain  or to inquire as to the  observance  or performance  of any of the  agreements  contained  in, or  conditions  of,  this
Agreement  or any other Loan  Document,  or to inspect  the books and records or properties of any of the Loan Parties or their Subsidiaries.

      15.4  RELIANCE BY AGENT.  Agent  shall be  entitled to rely,  and shall be fully  protected in relying,  upon any  writing,  resolution,  notice,  consent, certificate,  affidavit,  letter,  telegram,  telefacsimile  or other electronic method of transmission,  telex or telephone message, statement or other document or  conversation  believed  by it to be  genuine  and  correct  and to have been signed,  sent,  or made by the proper  Person or  Persons,  and upon  advice and statements of legal counsel (including counsel to the Loan Parties or counsel to any Lender),  independent accountants and other experts selected by Agent. Agent shall be fully  justified  in failing or refusing to take any action  under this
Agreement  or any other Loan  Document  unless  Agent shall first  receive  such advice or  concurrence  of the  Lenders as it deems  appropriate  and until such instructions are received,  Agent shall act, or refrain from acting, as it deems advisable. If Agent so requests, it shall first be indemnified to its reasonable satisfaction  by the Lenders  against any and all liability and expense that may be incurred  by it by reason of taking or  continuing  to take any such  action.
Agent shall in all cases be fully  protected in acting,  or in  refraining  from acting,  under this  Agreement or any other Loan Document in  accordance  with a request or consent of the  requisite  Lenders  and such  request  and any action taken or  failure  to act  pursuant  thereto  shall be  binding  upon all of the
Lenders.

      15.5  NOTICE OF DEFAULT OR EVENT OF DEFAULT.  Agent shall not be deemed to have  knowledge or notice of the  occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest, fees, and expenses required to be paid to Agent for the account of the Lenders and, except with  respect to Events of Default of which Agent has actual  knowledge,  unless
Agent  shall  have  received  written  notice  from a Lender  or  Administrative
Borrower  referring  to this  Agreement,  describing  such  Default  or Event of
Default,  and stating that such notice is a "notice of default."  Agent promptly will  notify the  Lenders of its  receipt of any such  notice or of any Event of
Default  of which  Agent has actual  knowledge.  If any  Lender  obtains  actual knowledge of any Event of Default,  such Lender  promptly shall notify the other
Lenders  and  Agent of such  Event  of  Default.  Each  Lender  shall be  solely responsible  for giving  any  notices to its  Participants,  if any.  Subject to
SECTION 15.4, Agent shall take such action with respect to such Default or Event of Default as may be  requested  by the  Required  Lenders  in  accordance  with
SECTION 8; PROVIDED,  HOWEVER, that unless and until Agent has received any such

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request,  Agent may (but shall not be obligated to) take such action, or refrain from taking such action,  with respect to such Default or Event of Default as it shall deem advisable.

      15.6  CREDIT  DECISION.  Each Lender  acknowledges  that none of the Agent
Related Persons has made any  representation  or warranty to it, and that no act by Agent  hereinafter  taken,  including  any review of the  affairs of the Loan
Parties and their Subsidiaries or Affiliates,  shall be deemed to constitute any representation  or warranty  by any  Agent-Related  Person to any  Lender.  Each
Lender represents to Agent that it has,  independently and without reliance upon any  Agent-Related  Person and based on such documents and information as it has deemed  appropriate,  made  its own  appraisal  of and  investigation  into  the business,  prospects,  operations,  property,  financial and other condition and creditworthiness  of the  Loan  Parties  or any  other  Person  party  to a Loan
Document,  and all applicable bank regulatory laws relating to the  transactions contemplated  hereby, and made its own decision to enter into this Agreement and to  extend  credit to  Borrowers.  Each  Lender  also  represents  that it will, independently  and without reliance upon any  Agent-Related  Person and based on such  documents  and  information  as it shall  deem  appropriate  at the  time, continue to make its own credit analysis,  appraisals and decisions in taking or not taking action under this Agreement and the other Loan Documents, and to make such  investigations  as it deems necessary to inform itself as to the business,
prospects,   operations,   property,   financial   and   other   condition   and
creditworthiness  of the  Loan  Parties  or any  other  Person  party  to a Loan
Document.  Except for notices,  reports,  and other documents  expressly  herein required to be furnished to the Lenders by Agent,  Agent shall not have any duty or  responsibility  to provide any Lender  with any credit or other  information concerning the business,  prospects,  operations,  property, financial and other condition or creditworthiness of the Loan Parties or any other Person party to a
Loan  Document  that may come into the  possession  of any of the Agent  Related
Persons.

      15.7  COSTS AND EXPENSES; INDEMNIFICATION.  Agent may incur and pay Lender
Group Expenses to the extent Agent reasonably deems necessary or appropriate for the  performance  and  fulfillment of its  functions,  powers,  and  obligations pursuant  to the Loan  Documents,  including  court  costs,  attorneys  fees and expenses, fees and expenses of financial accountants, advisors, consultants, and appraisers, costs of collection by outside collection agencies,  auctioneer fees and  expenses,  and costs of  security  guards  or  insurance  premiums  paid to maintain the Collateral, whether or not any Loan Party is obligated to reimburse
Agent or Lenders for such  expenses  pursuant to this  Agreement  or  otherwise.
Agent is authorized  and directed to deduct and retain  sufficient  amounts from the Collections of the Loan Parties and their Subsidiaries  received by Agent to reimburse  Agent  for  such  out-of-pocket  costs  and  expenses  prior  to  the distribution of any amounts to Lenders. In the event Agent is not reimbursed for such costs and expenses by the Loan Parties or their  Subsidiaries,  each Lender hereby  agrees that it is and shall be obligated  to pay to Agent such  Lender's
Pro Rata Share thereof. Whether or not the transactions  contemplated hereby are consummated,  the Lenders shall indemnify upon demand the Agent-Related  Persons
(to the extent not  reimbursed  by or on behalf of the Loan  Parties and without limiting the  obligation  of the Loan Parties to do so),  according to their Pro
Rata Shares,  from and against any and all  Indemnified  Liabilities;  PROVIDED,
HOWEVER,  that no Lender  shall be liable for the  payment to any  Agent-Related
Person of any portion of such Indemnified Liabilities resulting solely from such
Person's gross  negligence or willful  misconduct nor shall any Lender be liable for the  obligations of any  Defaulting  Lender in failing to make an Advance or other extension of credit hereunder.  Without limitation of the foregoing,  each
Lender shall reimburse Agent upon demand for such Lender's Pro Rata Share of any costs or out of pocket expenses (including attorneys, accountants, advisors, and consultants  fees  and  expenses)  incurred  by  Agent  in  connection  with the preparation,  execution, delivery, administration,  modification,  amendment, or enforcement (whether through  negotiations,  legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities  under, this Agreement, any other Loan Document,  or any document contemplated by or referred to herein, to the extent that Agent is not  reimbursed for such expenses by or on behalf of the Loan Parties.  The  undertaking in this Section shall survive the payment of all Obligations hereunder and the resignation or replacement of Agent.

      15.8  AGENT IN INDIVIDUAL CAPACITY.  WFF and its Affiliates may make loans to, issue letters of credit for the account of, accept  deposits  from,  acquire equity  interests  in,  and  generally  engage  in any kind of  banking,  trust,

                                       53

financial  advisory,  underwriting,  or other business with the Loan Parties and their  Subsidiaries  and  Affiliates  and any  other  Person  party  to any Loan
Documents  as though WFF were not Agent  hereunder,  and, in each case,  without notice to or consent of the other members of the Lender Group. The other members of the Lender Group  acknowledge that,  pursuant to such activities,  WFF or its
Affiliates  may  receive  information   regarding  the  Loan  Parties  or  their
Affiliates  or any other Person party to any Loan  Documents  that is subject to confidentiality  obligations  in favor of the Loan  Parties or such other Person and that prohibit the  disclosure of such  information  to the Lenders,  and the
Lenders  acknowledge that, in such circumstances (and in the absence of a waiver of such confidentiality obligations,  which waiver Agent will use its reasonable best efforts to obtain), Agent shall not be under any obligation to provide such information  to them.  The  terms  "Lender"  and  "Lenders"  include  WFF in its individual capacity.

      15.9  SUCCESSOR  AGENT.  Agent may resign as Agent upon 45 days  notice to the Lenders  (unless  such notice is waived by the Required  Lenders).  If Agent resigns  under this  Agreement,  the Required  Lenders shall appoint a successor
Agent for the Lenders. If no successor Agent is appointed prior to the effective date of the resignation of Agent,  Agent may appoint,  after consulting with the
Lenders,  a  successor  Agent.  If Agent has  materially  breached  or failed to perform any material  provision  of this  Agreement  or of  applicable  law, the
Required  Lenders  may agree in  writing  to remove  and  replace  Agent  with a successor Agent from among the Lenders.  In any such event,  upon the acceptance of its  appointment as successor  Agent  hereunder,  such successor  Agent shall succeed to all the rights, powers, and duties of the retiring Agent and the term
"Agent" shall mean such successor  Agent and the retiring  Agent's  appointment, powers,  and duties as Agent shall be  terminated.  After any  retiring  Agent's resignation hereunder as Agent, the provisions of this SECTION 15 shall inure to its  benefit as to any  actions  taken or omitted to be taken by it while it was
Agent under this Agreement.  If no successor  Agent has accepted  appointment as
Agent by the date  which is 45 days  following  a  retiring  Agent's  notice  of resignation,  the retiring  Agent's  resignation  shall  nevertheless  thereupon become  effective  and the  Lenders  shall  perform  all of the  duties of Agent hereunder  until such time, if any, as the Lenders  appoint a successor Agent as provided for above.

      15.10 LENDER  IN  INDIVIDUAL  CAPACITY.  Any  Lender  and  its  respective
Affiliates may make loans to, issue letters of credit for the account of, accept deposits from,  acquire equity  interests in and generally engage in any kind of banking,  trust,  financial advisory,  underwriting,  or other business with the
Loan Parties and their Subsidiaries and Affiliates and any other Person party to any Loan  Documents  as though such Lender were not a Lender  hereunder  without notice to or consent of the other members of the Lender Group. The other members of the Lender Group acknowledge that,  pursuant to such activities,  such Lender and its respective Affiliates may receive information regarding the Loan Parties or their  Affiliates  or any other  Person party to any Loan  Documents  that is subject  to  confidentiality  obligations  in favor of the Loan  Parties or such other  Person  and that  prohibit  the  disclosure  of such  information  to the
Lenders,  and the Lenders  acknowledge that, in such  circumstances  (and in the absence  of a waiver of such  confidentiality  obligations,  which  waiver  such
Lender will use its reasonable best efforts to obtain), such Lender shall not be under any obligation to provide such information to them.

      15.11 COLLATERAL MATTERS.

            (a)   The Lenders hereby irrevocably  authorize Agent, at its option and in its sole  discretion,  to release any Lien on any Collateral (i) upon the termination  of the  Commitments  and payment and  satisfaction  in full by Loan
Parties of all Obligations, (ii) constituting property being sold or disposed of
if  a  release  is  required  or  desirable  in  connection   therewith  and  if
Administrative  Borrower  certifies  to Agent  that the sale or  disposition  is permitted  under SECTION 6.4 of this  Agreement or the other Loan Documents (and
Agent may rely conclusively on any such  certificate,  without further inquiry),
(iii) constituting property in which no Loan Party or its Subsidiaries owned any interest at the time the Agent's Lien was granted nor at any time thereafter, or
(iv)  constituting  property leased to a Loan Party or its Subsidiaries  under a lease that has expired or is terminated in a  transaction  permitted  under this
Agreement.  Except as  provided  above,  Agent will not  execute  and  deliver a release of any Lien on any Collateral without the prior written authorization of
(y) if the release is of all or substantially all of the Collateral,  all of the
Lenders,  or (z)  otherwise,  the  Required  Lenders.  Upon  request by Agent or

                                       54

Administrative Borrower at any time, the Lenders will confirm in writing Agent's authority to release any such Liens on  particular  types or items of Collateral pursuant to this SECTION 15.11;  PROVIDED,  HOWEVER, that (1) Agent shall not be required to execute any  document  necessary  to evidence  such release on terms that,  in  Agent's  opinion,  would  expose  Agent to  liability  or create  any obligation or entail any consequence other than the release of such Lien without recourse,  representation,  or warranty,  and (2) such release  shall not in any manner  discharge,  affect,  or impair the  Obligations or any Liens (other than those  expressly being released) upon (or obligations of Loan Parties in respect
of) all interests retained by Loan Parties, including, the proceeds of any sale, all of which shall continue to constitute part of the Collateral.

            (b)   Agent  shall  have  no  obligation  whatsoever  to  any of the
Lenders  to assure  that the  Collateral  exists or is owned by Loan  Parties or their  Subsidiaries  or  is  cared  for,  protected,  or  insured  or  has  been encumbered,  or that the Agent's  Liens have been  properly or  sufficiently  or lawfully  created,  perfected,  protected,  or enforced  or are  entitled to any particular priority,  or to exercise at all or in any particular manner or under any duty of care, disclosure or fidelity, or to continue exercising,  any of the rights,  authorities and powers granted or available to Agent pursuant to any of the Loan  Documents,  it being  understood  and  agreed  that in  respect of the
Collateral, or any act, omission, or event related thereto, subject to the terms and  conditions  contained  herein,  Agent  may act in any  manner  it may  deem appropriate, in its sole discretion given Agent's own interest in the Collateral in its capacity as one of the Lenders and that Agent shall have no other duty or liability  whatsoever  to any  Lender  as to any of  the  foregoing,  except  as otherwise provided herein.

      15.12 RESTRICTIONS ON ACTIONS BY LENDERS; SHARING OF PAYMENTS.

            (a)   Each of the  Lenders  agrees  that it shall not,  without  the express  written  consent  of  Agent,  and that it  shall,  to the  extent it is lawfully  entitled to do so, upon the written request of Agent,  set off against the  Obligations,  any  amounts  owing by such  Lender to any Loan  Party or its
Subsidiaries or any deposit  accounts of any Loan Party or its  Subsidiaries now or hereafter  maintained  with such Lender.  Each of the Lenders  further agrees that it shall not, unless  specifically  requested to do so in writing by Agent, take or cause to be taken any action,  including,  the commencement of any legal or equitable  proceedings to enforce any Loan Document  against the Loan Parties or  Guarantors  or to foreclose  any Lien on, or otherwise  enforce any security interest in, any of the Collateral.

            (b)   If,  at any time or times  any  Lender  shall  receive  (i) by payment,  foreclosure,  setoff, or otherwise,  any proceeds of Collateral or any payments  with  respect  to the  Obligations,  except for any such  proceeds  or payments  received  by such  Lender  from  Agent  pursuant  to the terms of this
Agreement, or (ii) payments from Agent in excess of such Lender's Pro Rata Share of all such distributions by Agent, such Lender promptly shall (A) turn the same over to  Agent,  in kind,  and with  such  endorsements  as may be  required  to negotiate the same to Agent, or in immediately  available  funds, as applicable, for the account of all of the Lenders and for  application to the Obligations in accordance with the applicable  provisions of this  Agreement,  or (B) purchase, without  recourse or warranty,  an undivided  interest and  participation in the
Obligations owed to the other Lenders so that such excess payment received shall be  applied  ratably  as among the  Lenders  in  accordance  with their Pro Rata
Shares; provided,  however, that to the extent that such excess payment received by the  purchasing  party is thereafter  recovered  from it, those  purchases of participations  shall be rescinded in whole or in part, as  applicable,  and the applicable portion of the purchase price paid therefor shall be returned to such purchasing party, but without interest except to the extent that such purchasing party is required to pay interest in connection  with the recovery of the excess payment.

      15.13 AGENCY FOR  PERFECTION.  Agent hereby  appoints each other Lender as its agent (and each Lender hereby accepts such  appointment)  for the purpose of perfecting  the Agent's Liens in assets which,  in accordance  with Article 8 or
Article 9, as  applicable,  of the Code can be perfected  only by  possession or control.  Should any Lender obtain possession or control of any such Collateral, such Lender shall notify  Agent  thereof,  and,  promptly  upon Agent's  request therefor shall deliver  possession or control of such  Collateral to Agent or in accordance with Agent's instructions.

                                       55

      15.14 PAYMENTS BY AGENT TO THE  LENDERS.  All payments to be made by Agent to the  Lenders  shall be made by bank wire  transfer of  immediately  available funds  pursuant to such wire transfer  instructions  as each party may designate for  itself by written  notice to Agent.  Concurrently  with each such  payment,
Agent shall identify  whether such payment (or any portion  thereof)  represents principal, premium, fees, or interest of the Obligations.

      15.15 CONCERNING THE COLLATERAL AND RELATED LOAN DOCUMENTS. Each member of the Lender Group  authorizes  and directs Agent to enter into this Agreement and the other Loan Documents. Each member of the Lender Group agrees that any action taken by Agent in accordance  with the terms of this Agreement or the other Loan
Documents relating to the Collateral and the exercise by Agent of its powers set forth  therein or herein,  together  with such other powers that are  reasonably incidental thereto, shall be binding upon all of the Lenders.

      15.16 FIELD AUDITS AND EXAMINATION REPORTS;  CONFIDENTIALITY;  DISCLAIMERS
BY  LENDERS;  OTHER  REPORTS  AND  INFORMATION.  By  becoming  a  party  to this
Agreement, each Lender:

            (a)   is deemed to have  requested  that Agent  furnish such Lender, promptly after it becomes  available,  a copy of each field audit or examination report  respecting  Loan  Parties or their  Subsidiaries  (each a  "REPORT"  and collectively, "REPORTS") prepared by or at the request of Agent, and Agent shall so furnish each Lender with such Reports,

            (b)   expressly agrees and acknowledges that Agent does not (i) make any  representation or warranty as to the accuracy of any Report, and (ii) shall not be liable for any information contained in any Report,

            (c)   expressly  agrees and  acknowledges  that the  Reports are not comprehensive  audits or examinations,  that Agent or other party performing any audit or  examination  will inspect only  specific  information  regarding  Loan
Parties or their Subsidiaries and will rely significantly upon the Loan Parties'
and their  Subsidiaries' books and records, as well as on representations of the
Loan Parties' personnel,

            (d)   agrees  to keep all  Reports  and other  material,  non-public information  regarding Loan Parties and their Subsidiaries and their operations, assets, and existing and contemplated business plans in a confidential manner in accordance with SECTION 17.9, and

            (e)   without  limiting the generality of any other  indemnification provision  contained in this Agreement,  agrees:  (i) to hold Agent and any such other Lender preparing a Report harmless from any action the indemnifying Lender may take or fail to take or any conclusion the indemnifying  Lender may reach or draw from any Report in connection with any loans or other credit accommodations that  the  indemnifying  Lender  has made or may  make to Loan  Parties,  or the indemnifying  Lender's  participation in, or the indemnifying  Lender's purchase of, a loan or loans of Loan Parties; and (ii) to pay and protect, and indemnify, defend and hold Agent,  and any such other  Lender  preparing a Report  harmless from and against, the claims,  actions,  proceedings,  damages, costs, expenses, and other amounts  (including,  attorneys fees and costs)  incurred by Agent and any such other Lender preparing a Report as the direct or indirect result of any third  parties  who  might  obtain  all  or  part  of  any  Report  through  the indemnifying Lender.

In addition to the  foregoing:  (x) any Lender may from time to time  request of
Agent in  writing  that  Agent  provide  to such  Lender a copy of any report or document  provided by Loan Parties or their  Subsidiaries  to Agent that has not been  contemporaneously  provided by Loan Parties or their  Subsidiaries to such
Lender,  and, upon receipt of such request,  Agent promptly shall provide a copy of same to such  Lender,  (y) to the extent  that Agent is  entitled,  under any provision of the Loan Documents,  to request  additional  reports or information from Loan  Parties or their  Subsidiaries,  any Lender  may,  from time to time, reasonably  request  Agent to exercise  such right as specified in such Lender's notice to Agent,  whereupon  Agent  promptly  shall  request  of  Administrative
Borrower the  additional  reports or  information  reasonably  specified by such

                                       56

Lender, and, upon receipt thereof from Administrative  Borrower,  Agent promptly shall provide a copy of same to such Lender, and (z) any time that Agent renders to Administrative  Borrower a statement regarding the Loan Account,  Agent shall send a copy of such statement to each Lender.

      15.17 SEVERAL OBLIGATIONS;  NO LIABILITY.  Notwithstanding that certain of the Loan Documents now or hereafter may have been or will be executed only by or in  favor  of  Agent  in its  capacity  as  such,  and not by or in favor of the
Lenders,  any and all  obligations  on the  part of  Agent  (if any) to make any credit  available  hereunder  shall  constitute  the  several  (and  not  joint)
obligations  of the respective  Lenders on a ratable  basis,  according to their respective  Commitments,  to make an amount of such  credit  not to  exceed,  in principal amount,  at any one time  outstanding,  the amount of their respective
Commitments.  Nothing contained herein shall confer upon any Lender any interest in, or subject any Lender to any liability  for, or in respect of, the business, assets,  profits,  losses, or liabilities of any other Lender. Each Lender shall be solely  responsible for notifying its Participants of any matters relating to the Loan Documents to the extent any such notice may be required,  and no Lender shall have any  obligation,  duty, or liability to any  Participant of any other
Lender.  Except as provided in SECTION 15.7, no member of the Lender Group shall have any  liability  for the acts of any other  member of the Lender  Group.  No
Lender  shall be  responsible  to any Loan  Party or any  other  Person  for any failure by any other Lender to fulfill its obligations to make credit  available hereunder,  nor to  advance  for it or on its  behalf  in  connection  with  its
Commitment,  nor to  take  any  other  action  on  its  behalf  hereunder  or in connection with the financing contemplated herein.

      15.18 QUEBEC SECURITY DOCUMENTS.

      For greater  certainty,  and without  limiting the powers of Agent, or any other Person  acting as an agent or mandatary  for Agent  hereunder or under any other Loan Documents,  each Loan Party hereby acknowledges that, for purposes of holding any hypothecs and security granted by a Loan Party on property  pursuant to the laws of the  Province  of Quebec to secure  obligations  of a Loan  Party under any debenture or bond issued by a Loan Party, Agent shall be the holder of an irrevocable  power of attorney (FONDE DE POUVOIR)  (within the meaning of the
CIVIL CODE OF QUEBEC) for the Lender Group  (which  includes  each  Lender,  the
Issuing  Lender and Agent),  the Bank Product  Providers and the Swing  Lenders,
including without  limitation,  all present and future Lenders and any Affiliate of a Lender,  and in particular  for all present and future  holders of any such debenture or bond.  The Lender Group,  the Bank Product  Providers and the Swing
Lenders hereby: (i) irrevocably  constitute,  to the extent necessary,  Agent as the holder of an irrevocable  power of attorney  (FONDE DE POUVOIR)  (within the meaning of Article 2692 of the CIVIL CODE OF QUEBEC) in order to hold  hypothecs and  security  granted by a Loan Party on  property  pursuant to the laws of the
Province of Quebec to secure the obligations of a Loan Party under any debenture or bond issued by a Loan Party; and (ii) appoint and agree that Agent may act as the bondholder and mandatary (i.e.  agent) with respect to any debenture or bond that may be issued by a Loan Party and  pledged in its favour from time to time.
The execution by Agent, acting as FONDE DE POUVOIR and mandatary,  prior to this
Agreement,  of any  deeds of  hypothec  or other  security  documents  is hereby ratified and confirmed.

Notwithstanding  the  provisions of Section 32 of AN ACT  RESPECTING THE SPECIAL
POWERS OF LEGAL  PERSONS  (Quebec),  Agent may  acquire and be the holder of any debenture or bond issued by a Loan Party (i.e.  the FONDE DE POUVOIR may acquire and hold the first debenture or bond issued under any deed of hypothec by a Loan
Party).  Each  Loan  Party  hereby  acknowledges  that  such  debenture  or bond constitutes a title of indebtedness, as such term is used in Article 2692 of the
CIVIL CODE OF QUEBEC.

The  constitution  of Agent as FONDE DE POUVOIR and as bondholder  and mandatary with  respect  to any bond that may be issued and  pledged  from time to time to
Agent for the benefit of the Lender  Group,  the Bank Product  Providers and the
Swing  Lenders,  shall be deemed to have been  ratified  and  confirmed  by each
Person  accepting an assignment  of, a  participation  in or an  arrangement  in respect of, all or any portion of an  assignor's  rights and  obligations  under this  Agreement  by the  execution  of an  assignment  agreement,  including  an
Assignment and Acceptance or other  agreement  pursuant to which it becomes such assignee or  participant,  and by each  successor  Agent by the  execution of an

                                       57

Assignment and Acceptance or other  agreement,  or by the compliance  with other formalities,  as the case may be, pursuant to which it becomes a successor Agent under this Agreement.

Agent,  acting as FONDE DE  POUVOIR,  shall  have the same  rights,  powers  and immunities as Agent as stipulated herein, including under this Section 15, which shall apply MUTATIS MUTANDIS.  Without limitation,  the provisions of Section 15 shall apply MUTATIS  MUTANDIS to the  resignation and appointment of a successor
Agent acting as FONDE DE POUVOIR.

Agent, acting as bondholder,  shall have the same rights,  powers and immunities as Agent as  stipulated  herein,  including  under this  Section 15, which shall apply MUTATIS MUTANDIS.  Without limitation,  the provisions of Section 15 shall apply MUTATIS  MUTANDIS to the  resignation and appointment of a successor Agent acting as bondholder and mandatary.

16.   WITHHOLDING TAXES.

            (a)   All  payments  made by any Loan Party  hereunder  or under any note or other Loan Document will be made without setoff, counterclaim,  or other defense.  In  addition,  all such  payments  will be made free and clear of, and without  deduction or withholding  for, any present or future Taxes,  and in the event any deduction or  withholding  of Taxes is required,  each Borrower  shall comply with the penultimate  sentence of this SECTION 16(A). "TAXES" shall mean, any taxes,  levies,  imposts,  duties,  fees,  assessments  or other  charges of whatever nature now or hereafter imposed by any jurisdiction or by any political subdivision or taxing authority thereof or therein with respect to such payments
(but  excluding  any  tax  imposed  by  any  jurisdiction  or by  any  political subdivision or taxing  authority  thereof or therein measured by or based on the net income or net profits of any Lender) and all interest,  penalties or similar liabilities  with respect thereto.  If any Taxes are so levied or imposed,  each
Borrower agrees to pay the full amount of such Taxes and such additional amounts as may be  necessary  so that  every  payment  of all  amounts  due  under  this
Agreement,  any note,  or Loan  Document,  including any amount paid pursuant to this  SECTION  16(A) after  withholding  or  deduction  for or on account of any
Taxes, will not be less than the amount provided for herein; PROVIDED,  HOWEVER, that  Borrowers  shall not be  required  to  increase  any such  amounts  if the increase  in such amount  payable  results  from  Agent's or such  Lender's  own willful  misconduct  or gross  negligence  (as finally  determined by a court of competent  jurisdiction).  Each  Borrower  will  furnish to Agent as promptly as possible after the date the payment of any Tax is due pursuant to applicable law certified copies of tax receipts evidencing such payment by any Borrower.

            (b)   If a Lender claims an exemption from United States withholding tax, such Lender agrees with and in favor of Agent and Borrowers,  to deliver to
Agent:

                  (i) if such Lender  claims an  exemption  from  United  States withholding tax pursuant to its portfolio interest exception, (A) a statement of the Lender,  signed under  penalty of perjury,  that it is not a (I) a "bank" as described in Section  881(c)(3)(A)  of the IRC, (II) a 10% shareholder of Parent or any  Borrower  (within the meaning of Section  871(h)(3)(B)  of the IRC),  or
(III) a controlled foreign  corporation related to Parent or any Borrower within the meaning of Section  864(d)(4) of the IRC, and (B) a properly  completed  and executed  IRS Form  W-8BEN,  before  receiving  its  first  payment  under  this
Agreement and at any other time reasonably requested by Agent or any Borrower;

                  (ii)if such Lender  claims an exemption  from,  or a reduction of,  withholding  tax under a United States tax treaty,  properly  completed and executed IRS Form W-8BEN before receiving its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower;

                  (iii) if such  Lender  claims  that  interest  paid under this
Agreement is exempt from United States withholding tax because it is effectively connected  with a United  States trade or business of such Lender,  two properly

                                       58

completed  and executed  copies of IRS Form W-8ECI  before  receiving  its first payment under this Agreement and at any other time reasonably requested by Agent or any Borrower; or

                  (iv)such  other form or forms,  including IRS Form W-9, as may be required  under the IRC or other laws of the United  States as a condition to exemption from, or reduction of, United States withholding or backup withholding tax before  receiving its first  payment  under this  Agreement and at any other time reasonably requested by Agent or any Borrower.

Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances  which would modify or render invalid any claimed  exemption or reduction.

            (c)   If a Lender  claims an  exemption  from  withholding  tax in a jurisdiction  other than the United  States,  Lender agrees with and in favor of
Agent and  Borrowers,  to  deliver  to Agent  any such form or forms,  as may be required under the laws of such  jurisdiction  as a condition to exemption from, or reduction of, foreign  withholding or backup withholding tax before receiving its  first  payment  under  this  Agreement  and at any  other  time  reasonably requested by Agent or Administrative Borrower.

Lender agrees promptly to notify Agent and Administrative Borrower of any change in circumstances  which would modify or render invalid any claimed  exemption or reduction.

            (d)   If  any  Lender  claims   exemption  from,  or  reduction  of,
withholding tax and such Lender sells,  assigns,  grants a participation  in, or otherwise  transfers all or part of the Obligations of Borrowers to such Lender, such Lender agrees to notify Agent and Administrative Borrower of the percentage amount in which it is no longer the beneficial owner of Obligations of Borrowers to such Lender.  To the extent of such  percentage  amount,  Agent and Borrowers will treat such Lender's  documentation  provided  pursuant to SECTIONS 16(B) or
16(C) as no longer valid.  With respect to such  percentage  amount,  Lender may provide new documentation, pursuant to SECTIONS 16(B) or 16(C), if applicable.

            (e)   If any Lender is  entitled to a  reduction  in the  applicable withholding  tax, Agent may withhold from any interest payment to such Lender an amount  equivalent to the applicable  withholding  tax after taking into account such reduction.  If the forms or other documentation  required by subsection (b)
or (c) of this SECTION 16 are not  delivered  to Agent,  then Agent may withhold from any  interest  payment  to such  Lender not  providing  such forms or other documentation an amount equivalent to the applicable withholding tax.

            (f)   If the IRS or any other  Governmental  Authority of the United
States  or other  jurisdiction  asserts  a claim  that  Agent  did not  properly withhold  tax from  amounts  paid to or for the  account  of any Lender due to a failure  on the  part  of the  Lender  (because  the  appropriate  form  was not delivered,  was not properly  executed,  or because such Lender failed to notify
Agent of a change  in  circumstances  which  rendered  the  exemption  from,  or reduction of, withholding tax ineffective,  or for any other reason) such Lender shall  indemnify  and hold Agent  harmless  for all  amounts  paid,  directly or indirectly, by Agent, as tax or otherwise, including penalties and interest, and including any taxes imposed by any  jurisdiction on the amounts payable to Agent under this SECTION 16, together with all costs and expenses (including attorneys fees and expenses).  The obligation of the Lenders under this  subsection  shall survive the payment of all  Obligations  and the  resignation  or replacement of
Agent.

                                       59

17.   GENERAL PROVISIONS.

      17.1  EFFECTIVENESS.  This Agreement shall be binding and deemed effective when executed by Parent,  Borrowers,  Agent,  and each Lender whose signature is provided for on the signature pages hereof.

      17.2  SECTION  HEADINGS.  Headings  and numbers have been set forth herein for  convenience  only.  Unless  the  contrary  is  compelled  by  the  context, everything contained in each Section applies equally to this entire Agreement.

      17.3  INTERPRETATION.  Neither  this  Agreement  nor  any  uncertainty  or ambiguity  herein  shall be  construed  against  the Lender  Group,  Parent,  or
Borrowers, whether under any rule of construction or otherwise. On the contrary, this  Agreement  has been  reviewed by all parties  and shall be  construed  and interpreted  according  to the  ordinary  meaning  of the  words  used  so as to accomplish fairly the purposes and intentions of all parties hereto.

      17.4  SEVERABILITY  OF PROVISIONS.  Each provision of this Agreement shall be severable  from every other  provision of this  Agreement  for the purpose of determining the legal enforceability of any specific provision.

      17.5  BANK PRODUCT PROVIDERS. Each Bank Product Provider shall be deemed a party hereto for purposes of any reference in a Loan Document to the parties for whom  Agent is  acting;  it being  understood  and  agreed  that the  rights and benefits  of such  Bank  Product  Provider  under  the  Loan  Documents  consist exclusively  of such Bank  Product  Provider's  right to share in  payments  and collections out of the Collateral as more fully set forth herein.  In connection with any such distribution of payments and collections,  Agent shall be entitled to assume no  amounts  are due to any Bank  Product  Provider  unless  such Bank
Product  Provider  has  notified  Agent in  writing  of the  amount  of any such liability owed to it prior to such distribution.

      17.6  DEBTOR-CREDITOR  RELATIONSHIP.  The relationship between the Lenders and Agent,  on the one hand,  and Parent and  Borrowers,  on the other hand,  is solely that of creditor and debtor.  No member of the Lender Group has (or shall be deemed to have) any  fiduciary  relationship  or duty to Parent or  Borrowers arising out of or in  connection  with,  and there is no agency or joint venture relationship  between  the  members of the Lender  Group,  on the one hand,  and
Parent and  Borrowers,  on the other hand, by virtue of any Loan Document or any transaction contemplated therein.

      17.7  COUNTERPARTS;  ELECTRONIC EXECUTION.  This Agreement may be executed in any number of counterparts and by different parties on separate counterparts, each of which,  when executed and delivered,  shall be deemed to be an original, and all of which,  when taken  together,  shall  constitute but one and the same
Agreement.   Delivery  of  an  executed   counterpart   of  this   Agreement  by
telefacsimile  or other  electronic  method of transmission  shall be equally as effective as delivery of an original executed counterpart of this Agreement. Any party  delivering an executed  counterpart of this Agreement by telefacsimile or other electronic  method of transmission also shall deliver an original executed counterpart  of this  Agreement but the failure to deliver an original  executed counterpart shall not affect the validity, enforceability, and binding effect of this Agreement.  The foregoing  shall apply to each other Loan Document  MUTATIS
MUTANDIS.

      17.8  REVIVAL AND  REINSTATEMENT  OF  OBLIGATIONS.  If the  incurrence  or payment of the  Obligations  by any Borrower or any Guarantor or the transfer to the Lender Group of any property should for any reason  subsequently be declared to be void or  voidable  under any state or federal law  relating to  creditors'
rights,  including  provisions  of the  Bankruptcy  Code  relating to fraudulent conveyances,  preferences, or other voidable or recoverable payments of money or transfers of property (each, a "VOIDABLE TRANSFER"),  and if the Lender Group is required to repay or restore,  in whole or in part, any such Voidable  Transfer, or elects to do so upon the  reasonable  advice of its counsel,  then, as to any such Voidable Transfer,  or the amount thereof that the Lender Group is required or elects to repay or restore,  and as to all reasonable  costs,  expenses,  and

                                       60

attorneys  fees of the Lender  Group  related  thereto,  the  liability  of Loan
Parties automatically shall be revived, reinstated, and restored and shall exist as though such Voidable Transfer had never been made.

      17.9  CONFIDENTIALITY.

            (a)   Agent  and  Lenders  each  individually  (and not  jointly  or jointly and severally)  agree that material,  non-public  information  regarding
Loan Parties and their Subsidiaries,  their operations, assets, and existing and contemplated  business  plans  shall be  treated  by Agent and the  Lenders in a confidential  manner,  and shall not be  disclosed  by Agent and the  Lenders to
Persons who are not parties to this Agreement,  except: (i) to attorneys for and other  advisors,  accountants,  auditors,  and  consultants to any member of the
Lender Group,  (ii) to  Subsidiaries  and Affiliates of any member of the Lender
Group (including the Bank Product Providers),  provided that any such Subsidiary or Affiliate shall have agreed to receive such information  hereunder subject to the terms of this SECTION 17.9,  (iii) as may be required by statute,  decision, or judicial or administrative order, rule, or regulation,  (iv) as may be agreed to in advance by Administrative  Borrower or its Subsidiaries or as requested or required by any Governmental  Authority  pursuant to any subpoena or other legal process,  (v) as to any such information that is or becomes generally  available to the public (other than as a result of  prohibited  disclosure by Agent or the
Lenders), (vi) in connection with any assignment, participation or pledge of any
Lender's  interest  under  this  Agreement,  provided  that any  such  assignee, participant, or pledgee shall have agreed in writing to receive such information hereunder subject to the terms of this Section, and (vii) in connection with any litigation or other  adversary  proceeding  involving  parties hereto which such litigation  or adversary  proceeding  involves  claims  related to the rights or duties  of such  parties  under  this  Agreement  or the other  Loan  Documents, provided  that Agent or  applicable  Lender,  as the case may be, shall give the
Loan  Parties  five (5)  Business  Days  notice  of the  production  of any such information  in such  litigation  or other  adversary  proceeding  to the extent practicable  under the  circumstances.  The  provisions of this SECTION  17.9(A)
shall survive for 2 years after the payment in full of the Obligations.

            (b)   Anything in this  Agreement to the  contrary  notwithstanding,
Agent may  provide  information  concerning  the terms  and  conditions  of this
Agreement and the other Loan Documents to loan syndication and pricing reporting services.

      17.10 LENDER GROUP EXPENSES. Parent and Borrowers,  jointly and severally, agree to pay any and all Lender Group Expenses promptly after demand therefor by
Agent and agrees that their  obligations  contained in this SECTION  17.10 shall survive payment or satisfaction in full of all other Obligations.

      17.11 USA PATRIOT ACT. Each Lender that is subject to the  requirements of the USA Patriot Act (Title 111 of Pub.  L. 107-56  (signed  into law October 26,
2001)) (the "ACT") hereby  notifies  Parent and  Borrowers  that pursuant to the requirements of the Act, it is required to obtain, verify and record information that identifies Parent and Borrowers,  which  information  includes the name and address  of Parent and each of the  Borrowers  and other  information  that will allow such Lender to identify  Parent and each of the  Borrowers  in  accordance with the Act.

      17.12 INTEGRATION. This Agreement, together with the other Loan Documents,
reflects  the  entire   understanding   of  the  parties  with  respect  to  the
transactions  contemplated  hereby and shall not be contradicted or qualified by any other agreement, oral or written, before the date hereof.

      17.13 PARENT AS AGENT FOR  BORROWERS.  Each  Borrower  hereby  irrevocably appoints  Parent as the borrowing agent and  attorney-in-fact  for all Borrowers
(the "ADMINISTRATIVE BORROWER") which appointment shall remain in full force and effect unless and until Agent shall have received prior written notice signed by each Borrower that such  appointment has been revoked and that another  Borrower has been appointed  Administrative  Borrower.  Each Borrower hereby  irrevocably appoints and  authorizes the  Administrative  Borrower (i) to provide Agent with all notices  with  respect to Advances  and Letters of Credit  obtained  for the benefit  of any  Borrower  and all other  notices  and  instructions  under this
Agreement  and (ii) to take such  action as the  Administrative  Borrower  deems appropriate  on its  behalf to obtain  Advances  and  Letters  of Credit  and to

                                       61

exercise such other powers as are reasonably incidental thereto to carry out the purposes  of this  Agreement.  It is  understood  that the  handling of the Loan
Account and  Collateral  of Borrowers in a combined  fashion,  as more fully set forth  herein,  is done  solely as an  accommodation  to  Borrowers  in order to utilize the collective  borrowing  powers of Borrowers in the most efficient and economical  manner and at their  request,  and that Lender Group shall not incur liability to any Borrower as a result  hereof.  Each Borrower  expects to derive benefit,  directly or indirectly,  from the handling of the Loan Account and the
Collateral in a combined fashion since the successful operation of each Borrower is dependent on the continued successful performance of the integrated group. To induce the Lender Group to do so, and in  consideration  thereof,  each Borrower hereby jointly and severally agrees to indemnify each member of the Lender Group and hold each member of the Lender Group harmless against any and all liability, expense, loss or claim of damage or injury, made against the Lender Group by any
Borrower or by any third party whosoever,  arising from or incurred by reason of
(a) the  handling of the Loan  Account and  Collateral  of  Borrowers  as herein
provided,   (b)  the  Lender  Group's   relying  on  any   instructions  of  the
Administrative  Borrower,  or (c) any other  action  taken by the  Lender  Group hereunder or under the other Loan Documents,  except that Borrowers will have no liability to the relevant  Agent-Related  Person or Lender-Related  Person under this  SECTION  17.13  with  respect  to any  liability  that  has  been  finally determined by a court of competent jurisdiction to have resulted solely from the
gross  negligence  or  willful  misconduct  of  such  Agent-Related   Person  or
Lender-Related  Person, or from such members breach of its material  obligations under the Loan Documents, as the case may be.

      17.14 JUDGMENT   CURRENCY.   (a)  This  is  an   international   financial
transaction in which the  specification  of a currency and payment in California is of the essence.  Dollars  shall be the currency of account in the case of all payments  pursuant to or arising  under this  Agreement  or under any other Loan
Document,  and  all  such  payments  shall  be made to the  Agent's  Account  in immediately  available funds. To the fullest extent permitted by applicable law, the Obligations of each Loan Party to Agent and the Lenders under this Agreement and under the other Loan Documents shall not be discharged by any amount paid in any other  currency or in any other  manner  than to the Agent's  Account to the extent  that the  amount so paid  after  conversion  under  this  Agreement  and transfer  to the  Agent's  Account  does not yield  the  amount  of  Dollars  in
California due under this Agreement and under the other Loan Documents.

            (b)   If,  for the  purposes  of  obtaining  or  enforcing  judgment against the Loan Parties in any court in any  jurisdiction  in  connection  with this Agreement or any other Loan Document,  it becomes necessary to convert into any other  currency  (such other  currency  being  referred to as the  "JUDGMENT
CURRENCY")  an amount due under this  Agreement or any Loan  Document in Dollars other  than  Judgment  Currency,  the  conversion  shall  be made at the rate of exchange  prevailing on the Business Day  immediately  preceding (a) the date of actual payment of the amount due, in the case of any proceeding in the courts of any  jurisdiction  that would give effect to such conversion  being made on such date,  or (b) the  date on  which  the  judgment  is  given,  in the case of any proceeding in the courts of any other  jurisdiction  (the  applicable date as of which such  conversion is made pursuant to this SECTION 17.14 being  hereinafter referred to as the "JUDGMENT CONVERSION DATE").

            (c)   If,  in  the  case  of any  proceeding  in  the  court  of any jurisdiction  referred to in subsection (a) above, there is a change in the rate of exchange  prevailing  between the  Judgment  Conversion  Date and the date of actual  receipt for value of the amount  due,  the Loan  Parties  shall pay such additional  amount  (if any,  and in any  event not a lesser  amount)  as may be necessary to ensure that the amount actually received in the Judgment  Currency, when converted at the rate of exchange  prevailing on the date of payment,  will produce the amount of Dollars which could have been purchased with the amount of the Judgment  Currency  stipulated in the judgment or judicial order at the rate of  exchange  prevailing  on the  Judgment  Conversion  Date.  The term "rate of exchange" in this  Section  means the Spot Rate at which Agent would be prepared to sell Dollars against the Judgment Currency.

            (d)   Any amount due from the Loan Parties  under this SECTION 17.14 shall not be affected by judgment being obtained for any other amounts due under or in respect of this Agreement or any other Loan Document.

                                       62

      17.15 IMMUNITY.  To  the  extent  that  any  Loan  Party  or  any  of  its
Subsidiaries has or hereafter may acquire any immunity  (sovereign or otherwise)
from  jurisdiction  of any  court or from  set-off  or from any  legal  process, action, suit or proceeding (whether through service or notice,  attachment prior to judgment, attachment in aid of execution, execution of judgment or otherwise)
with  respect to itself or any of its  property,  the  Parent and each  Borrower hereby  irrevocably waives (on behalf of itself and its Subsidiaries) and agrees not to plead or claim such immunity in respect of its Obligations  hereunder and under the other Loan Documents to which it is a party to the extent permitted by applicable law and,  without  limiting the  generality of the foregoing,  agrees that the waivers set forth in this SECTION 17.15 shall be to the fullest  extent permitted  under the  Foreign  Sovereign  Immunities  Act of 1976 of the  United
States and are intended to be irrevocable for purposes of such Act.

                          [Signature pages to follow.]

                                       63

            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed and delivered as of the date first above written.

BORROWERS:                               ARLON, INC.,
                                         a Delaware corporation

                                         By: /s/ John J. Quicke
                                            ------------------------------------
                                         Name:  John J. Quicke
                                         Title: President and Chief Executive
                                                Officer

                                         ARLON VISCOR LTD.,
                                         a Texas limited partnership

                                         By:    Arlon Partners, Inc.,
                                                Its General Partner

                                         By: /s/ John J. Quicke
                                            ------------------------------------
                                         Name:  John J. Quicke
                                         Title: Chief Executive Officer

                                         ARLON SIGNTECH, LTD.,
                                         a Texas limited partnership

                                         By:    Arlon Partners, Inc.,
                                                Its General Partner

                                         By: /s/ John J. Quicke
                                            ------------------------------------
                                         Name:  John J. Quicke
                                         Title: Chief Executive Officer

                                         KASCO CORPORATION,
                                         a Delaware corporation

                                         By: /s/ John J. Quicke
                                            ------------------------------------
                                         Name:  John J. Quicke
                                         Title: Chief Executive Officer

                                         SOUTHERN SAW ACQUISITION CORPORATION,
                                         a Delaware corporation

                                         By: /s/ John J. Quicke
                                            ------------------------------------
                                         Name:  John J. Quicke
                                         Title: Chief Executive Officer

PARENT:                                  BAIRNCO CORPORATION,
                                         a Delaware corporation

                                         By: /s/ John J. Quicke
                                            ------------------------------------
                                         Name:  John J. Quicke
                                         Title: President and Chief Executive
                                                Officer

AGENT:                                   WELLS FARGO FOOTHILL, INC.,
                                         a California corporation, as Agent and
                                         as a Lender

                                         By:    ___________________________
                                         Name:
                                         Title:

      2.6   Interest Rates and Letter of Credit Fee:  Rates, Payments,

                                        i

                                  (continued)

                                                                            PAGE

      4.4   Equipment.......................................................24

      4.5   Location of Inventory and Equipment.............................24

      4.6   Inventory Records...............................................24

      4.7   Jurisdiction of Organization; Location of Chief Executive
            Office; Organizational Identification Number; Commercial

                                      -ii-

                                   (continued)

                                      -iii-

                                   (continued)

                                                                            PAGE

      6.18  Employee Benefits...............................................39

      6.19  Limitations on Dividends and Other Payment Restrictions

                                      -iv-

                                   (continued)

      15.16 Field Audits and Examination Reports; Confidentiality;

                                      -v-

                            EXHIBITS AND SCHEDULES

Exhibit A-1             Form of Assignment and Acceptance
Exhibit B-1             Form of Borrowing Base Certificate
Exhibit C-1             Form of Compliance Certificate
Exhibit L-1             Form of LIBOR Notice

Schedule A-1            Agent's Account
Schedule A-2            Authorized Persons
Schedule A-3            Approved Add-Back Expenses
Schedule C-1            Commitments
Schedule D-1            Designated Account
Schedule E-1            U.S. Eligible Inventory Locations
Schedule E-2            Canadian Eligible Inventory Locations
Schedule K-1            Kasco Non-recurring Expenses
Schedule P-2            Permitted Liens
Schedule P-3            Survey Exceptions
Schedule R-1            Real Property Collateral
Schedule 1.1            Definitions
Schedule 2.7(a)         Cash Management Banks
Schedule 3.1            Conditions Precedent
Schedule 4.5            Locations of Collateral
Schedule 4.7(a)         States of Organization
Schedule 4.7(b)         Chief Executive Offices
Schedule 4.7(c)         Organizational Identification Numbers
Schedule 4.7(d)         Commercial Tort Claims
Schedule 4.8(b)         Capitalization of Borrowers
Schedule 4.8(c)         Capitalization of Borrowers' Subsidiaries
Schedule 4.10           Litigation
Schedule 4.13           Employee Benefits
Schedule 4.14           Environmental Matters
Schedule 4.15           Intellectual Property
Schedule 4.16           Owned and Leased Properties
Schedule 4.17           Deposit Accounts and Securities Accounts
Schedule 4.19           Permitted Indebtedness
Schedule 4.20           Material Contracts
Schedule 4.24           Insurance
Schedule 5.2            Collateral Reporting
Schedule 5.3            Financial Statements, Reports, Certificates
Schedule 6.6            Description of Business
Schedule 6.17           Holding Company Operations